Filed Pursuant to Rule 424(b)(3)
PROSPECTUS SUPPLEMENT NO. 7 (to Prospectus dated April 21, 2026)	Registration No. 333-292798

PROSPECTUS SUPPLEMENT NO. 6 (to Prospectus dated June 11, 2026)	Registration No. 333-296559

PROSPECTUS SUPPLEMENT NO. 2 (to Prospectus dated August 14, 2026)	Registration No. 333-297885

PROSPECTUS SUPPLEMENT NO. 2 (to Prospectus dated August 21, 2026)	Registration No. 333-298282

SHARONAI HOLDINGS INC.

5,302,072 Shares of Class A Ordinary Common Stock

Up to 214,982 Shares of Class A Ordinary Common Stock Upon Exercise of Certain Private Warrants

Up to 230,000 Shares of Common Stock Underlying Public Warrants

$350,000,000 Principal Amount of 6.00% Convertible Senior Notes due 2031

Up to 11,292,009 Shares of Class A Ordinary Common Stock Issuable on Conversion of the Notes

$691,700,000 Principal Amount of 4.75% Convertible Senior Notes due 2032

Up to 26,017,577 Shares of Class A Ordinary Common Stock

8,056,699 Shares of Class A Ordinary Common Stock

This prospectus supplement updates and supplements: (i) the prospectus dated April 21, 2026, which forms a part of our registration statement on Form S-1 (No. 333-292798) for which Post-Effective Amendment No. 2 was filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2026 and declared effective by the SEC on April 21, 2026 (the “BCA Resale Prospectus”); (ii) the prospectus dated June 11, 2026, which forms a part of our registration statement on Form S-1 (No. 333-296559) which was filed with the SEC on June 5, 2026 and declared effective by the SEC on June 11, 2026 (the “June 2026 Convertible Note Resale Prospectus”); (iii) the prospectus dated August 14, 2026, which forms a part of our registration statement on Form S-1 (No. 333-297885) which was filed with the SEC on July 31, 2026 and declared effective by the SEC on August 14, 2026 (the “July 2026 Convertible Note Resale Prospectus”) and (iv) the prospectus dated August 21, 2026, 2026, which forms a part of our registration statement on Form S-1 (No. 333-298282) which was filed with the SEC on August 12, 2026 and declared effective by the SEC on August 21 2026 (the “August 2026 Resale Prospectus,” and together with the BCA Resale Prospectus, the June 2026 Convertible Note Resale Prospectus and the August 2026 Resale Prospectus, the “Prospectuses”). This prospectus supplement is being filed to update and supplement the information in the Prospectuses with the information contained in our Current Reports on Form 8-K, filed with the SEC on each of September 24, 2026 and October 1, 2026 (collectively, the “Current Reports”). Accordingly, we have attached the Current Reports to this prospectus supplement.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SHAZ”. On October 6, 2026, the last reported sales price per share of our Common Stock was $48.12.

This prospectus supplement updates and supplements the information in the Prospectuses and is not complete without, and may not be delivered or utilized except in combination with, the Prospectuses, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectuses and if there is any inconsistency between the information in the Prospectuses and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section titled “Risk Factors” beginning on page 19 of the BCA Resale Prospectus, page 12 of the June 2026 Convertible Note Resale Prospectus, page 12 of the July 2026 Convertible Note Prospectus and on page 11 of the August 2026 Resale Prospectus as well as risks and uncertainties described under similar headings in any amendments or supplements to the Prospectuses to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectuses. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 7, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 20, 2026

SHARONAI HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43129	41-2349750
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

745 Fifth Avenue, Suite 500, New York, NY	10151
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 212-5075

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Common Stock, $0.0001 par value	SHAZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 20, 2026, following approval by the Audit Committee (the “Committee”) of the Board of Directors of SharonAI Holdings Inc. (the “Company”), the Company informed HoganTaylor LLP (“HoganTaylor”) that they will not be continuing as the Company’s independent registered public accounting firm. The Company thanks HoganTaylor for their services and valued contributions. Also, on and effective as of September 23, 2026, the Committee approved the engagement of Ernst & Young (“EY”) as the Company’s go-forward independent registered public accounting firm for the Company’s fiscal year 2026 audit. The appointment follows a process whereby the Committee conducted a review of the Company’s current and future needs which led to a competitive process involving several leading firms. Ultimately, the Committee unanimously selected EY and looks forward to working with them to undertake the upcoming 10-Q and 10-K.

The audit reports of HoganTaylor on the consolidated financial statements of the Company as of and for the years ended December 31, 2025 and 2024 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

From January 6, 2026 through September 20, 2026, the date of HoganTaylor’s dismissal, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and HoganTaylor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of HoganTaylor, would have caused HoganTaylor to make reference to such disagreement in its reports, if such reports had been issued, and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), other than the material weakness identified by HoganTaylor as disclosed in the Company’s Annual Report on Form 10-K filed on March 31, 2026.

The Company has authorized HoganTaylor to respond fully to the inquiries of EY concerning the subject matter of any disagreements or reportable events described above.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided HoganTaylor with a copy of this current report on Form 8-K and requested that HoganTaylor furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether HoganTaylor agreed with the statements made by the Company set forth above. A copy of HoganTaylor’s letter, dated September 23, 2026 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2025 and 2024, neither the Company, nor anyone on behalf of the Company, consulted EY regarding: (i) the application of accounting principles to a specified transaction (either completed or proposed), or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from HoganTaylor LLP dated September 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARONAI HOLDINGS INC.

	By:	/s/ James Manning
	Name:	James Manning
	Title:	Chief Executive Officer

Date: September 24, 2026

Exhibit 16.1

September 23, 2026

Securities and Exchange Commission

100 F Street, Northeast

Washington, DC 20549

Commissioners:

We have read the statements made by SharonAI Holdings Inc. under item 4.01 of its Form 8-K dated September 24, 2026. We agree with these statements concerning our firm in such Form 8-K; we are not in a position to agree or disagree with other statements of SharonAI Holdings Inc. contained therein.

Regards,

/s/ HoganTaylor LLP

Tulsa, Oklahoma

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2026

SHARONAI HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43129	41-2349750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500, New York, NY	10151
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 826-6398

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Common Stock, $0.0001 par value	SHAZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2026, SAI AU No. 1 Pty Ltd and SAI AU No. 3 Pty Ltd (together, the “Borrowers”), each an Australian proprietary limited company and an indirect wholly owned subsidiary of SharonAI Holdings Inc. (the “Company”), entered into a syndicated facility agreement (the “Facility Agreement”) with the lenders party thereto (the “Lenders”), Global Loan Agency Services Australia Specialist Activities Pty Limited, as agent (the “Agent”), and Global Loan Agency Services Australia Nominees Pty Ltd, as security trustee, providing for senior secured term loan facilities in an aggregate amount of up to US$356,000,000 (the “Facility”), comprising a Facility A tranche of up to US$150,000,000 and a Facility B tranche of up to US$206,000,000. The Borrowers’ obligations under the Facility Agreement are guaranteed by the Borrowers’ immediate holding companies, SAI AU SHC No. 1 Pty Ltd and SAI AU SHC No. 3 Pty Ltd, each an indirect wholly owned subsidiary of the Company (together with the Borrowers, the “Obligors”), and, on a limited and releasable basis as described below, by the Company pursuant to a guarantee deed poll (the “Guarantee Deed Poll”).

The proceeds of the Facility will be used to finance and refinance the acquisition and deployment of servers, related CPUs, GPUs, networking and storage ancillary equipment and related infrastructure, hardware and equipment at contracted data center facilities, together with required debt service reserves and transaction costs, in each case in support of a customer contract for the provision of GPU compute capacity.

Availability and Maturity

The maturity date for each Facility is the date falling 42 months from the date of first utilization, with each Facility repayable in one lump sum on such maturity date, subject to mandatory prepayment as described below.

Interest Rate and Fees

Facility A bears fixed cash-pay interest, payable monthly in arrears, at an initial rate of 7.25% per annum, increasing up to 9.95% per annum upon certain dates.

Facility B bears interest, payable monthly in arrears, at a fixed rate of 9.95% per annum throughout the life of the Facility. Default interest of an additional 2.00% per annum applies to overdue amounts.

Guarantees and Security

The Obligors’ obligations under the Facility Agreement are secured by substantially all of the assets of the Obligors, including general security deeds over all property (subject to customary protections), share security over 100% of the equity interests in each Borrower and its immediate holding company, charges over project bank accounts and security assignments over material project contracts (subject to customary protections). The Company has also entered into the Guarantee Deed Poll, under which the Company guarantees the payment obligations of the Borrowers under the Facility Agreement, including in respect of both Facility A and Facility B, which guarantee is subject to automatic release and termination upon the occurrence of certain events. Following the repayment of Facility A, certain events of default and related representations and undertakings that apply to the Company will cease to apply, and the financing will become non-recourse to the Company, other than pursuant to a management agreement and intellectual property license agreement to be entered into by a separate subsidiary of the Company acting as manager.

Mandatory Prepayment

The Facility Agreement contains certain mandatory and voluntary prepayment terms. Additional mandatory prepayments apply from proceeds of asset disposals, insurance proceeds and certain customer contract termination payments. The Borrowers may also voluntarily prepay either Facility on prior notice and in minimum amounts, provided that Facility B may only be prepaid after Facility A has been repaid in full. A make-whole premium applies to voluntary prepayments of Facility B, mandatory prepayments of Facility B from asset disposals or following a change of control review event, and amounts accelerated in respect of Facility B, in each case during the 18 months following the utilization date.

Covenants, Review Events and Events of Default

The Borrowers must maintain a gross loan-to-value ratio, tested quarterly, that does not exceed certain maximum levels, subject to limited equity cure rights. The Facility Agreement provides for certain review events, including, among others, (a) a change of control, being the Company ceasing to beneficially own and control 100% of the voting share capital of the Borrowers, and (b) a default by a Borrower under the relevant customer contract giving rise to a right to terminate. The Facility Agreement also contains customary events of default, including payment default, breach of the financial covenant, cross-default, insolvency, material contract defaults and material adverse change, upon the occurrence of which the Agent may cancel commitments, accelerate all outstanding amounts and enforce the transaction security.

The foregoing summaries of the Facility Agreement and the Guarantee Deed Poll do not purport to be complete and are qualified in their entirety by reference to the complete terms of those documents, which are filed as exhibits to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On October 1, 2026, the Company issued a press release announcing the entry into the Facility Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Syndicated Facility Agreement, dated September 28, 2026
10.2†	Guarantee Deed Poll, dated September 28, 2026
99.1	Press release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† The registrant has omitted certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K and omitted and/or redacted certain commercially sensitive terms pursuant to Item 601(b)(10) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule, exhibit or redacted information to the Securities and Exchange Commission upon request.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the expected use of proceeds of the Facility, the expected maturity date and repayment of the Facility, the expected mandatory prepayment of Facility A from a customer deposit held in escrow upon customer acceptance, the expected release of the Guarantee Deed Poll upon repayment of Facility A, the expected transition to non-recourse financing following the Facility A Repayment Date, the expected compliance with the loan-to-value covenant and related step-down schedule, the expected entry into a management agreement and intellectual property license agreement, and the expected deployment and operation of servers and related infrastructure at contracted data center facilities. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated, including: the ability of the Borrowers to satisfy the conditions to utilization under the Facility Agreement; the timing and occurrence of customer acceptance under the relevant customer service orders; the ability of the Borrowers to comply with the covenants and other terms of the Facility Agreement; changes in market conditions, interest rates or the regulatory environment; the ability of the Company and its subsidiaries to deploy and operate the servers and related infrastructure as planned; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARONAI HOLDINGS INC.

	By:	/s/ James Manning
	Name:	James Manning
	Title:	Chief Executive Officer

Date: October 1, 2026

Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

PROJECT DOLOMITES – SYNDICATED FACILITY AGREEMENT

dated                                    2026

for

SAI AU NO.1 PTY LTD and SAI AU NO.3 PTY LTD

as Original Borrowers

with

THE ENTITIES LISTED IN SCHEDULE 2

as Original Lenders

with

GLOBAL LOAN AGENCY SERVICES AUSTRALIA SPECIALIST ACTIVITIES PTY LIMITED

acting as Agent

GLOBAL LOAN AGENCY SERVICES AUSTRALIA NOMINEES PTY LTD

acting as Security Trustee

Mallesons

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

www.mallesons.com

Ref: 602-0118462:YC:SKS:SM

2

31.	Notices	125

32.	Calculations and Certificates	129

33.	Partial Invalidity	130

34.	Remedies and Waivers	130

35.	Amendments and Waivers	130

36.	Instructions and Decisions	133

37.	Confidentiality	135

38.	Bail-in provisions	137

39.	Counterparts	139

40.	Indemnities and Reimbursement	139

41.	General	139

42.	Acknowledgements	140

43.	Governing law	141

44.	Enforcement	141

SIGNATURE PAGES		142

SCHEDULE 1 THE ORIGINAL GUARANTORS

SCHEDULE 2 THE ORIGINAL LENDERS

SCHEDULE 3 CONDITIONS PRECEDENT

SCHEDULE 4 REQUESTS

SCHEDULE 5 FORM OF TRANSFER CERTIFICATE (CLAUSE 22.6)

SCHEDULE 6 FORM OF COMPLIANCE CERTIFICATE (CLAUSE 17)

SCHEDULE 7 SERVERS DEPRECIATION SCHEDULE

SCHEDULE 8 TIMETABLES

SCHEDULE 9 GREEN LIST

SCHEDULE 10 LENDER NOTICE DETAILS

3

THIS AGREEMENT is made between:

(1)	SAI AU No.1 Pty Ltd (ACN 695 330 860) (the “Company”) and SAI AU No.3 Pty Ltd (ACN 696 633 440) (“SAI 3”) (the Company and SAI 3 being together, the “Original Borrowers”);

(2)	The entities listed in Schedule 1 as original guarantors (the “Original Guarantors”);

(3)	The entities listed in Part A of Schedule 2 as original lenders (the “Original Lenders”);

(4)	GLOBAL LOAN AGENCY SERVICES AUSTRALIA SPECIALIST ACTIVITIES PTY LIMITED (ACN 635 992 308) (the “Agent”);

(5)	GLOBAL LOAN AGENCY SERVICES AUSTRALIA NOMINEES PTY LTD (ACN 608 945 008) (the “Security Trustee”);

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement:

“Acceptable Bank” means:

(a)	the Australia and New Zealand Banking Group Limited, the Commonwealth Bank of Australia, National Australia Bank Limited or Westpac Banking Corporation; and

(b)	any other bank with a Required Rating.

“Accounts” means:

(a)	each Operating Account;

(b)	the Debt Service Reserve Account;

(c)	the Prepayment Account; and

(d)	any other bank account opened by any Borrower with the Security Agent’s consent.

“Account Bank” means [***] or any other bank or financial institution with whom an Account is maintained, and which is approved by the Agent (acting on the instructions of the Majority Lenders).

“Account Bank Deed” means:

(a)	the account bank deed dated on or about the date of this Agreement between the Account Bank, the Borrowers and the Security Trustee; and

(b)	any other account bank deed in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders).

4

“Accounting Principles” means accounting principles and practices applying by law or otherwise generally accepted, and consistently applied, in Australia, including the Australian equivalent to IFRS.

“Additional Servers” has the meaning given to that term in Clause 18.2(a)(ii) (Equity Cure).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company, and, in the case of any limited partnership, any entity (including any other limited partnership) which owns or controls or is owned or controlled by the first limited partnership or is under common ownership or control with the first limited partnership.

“Anti-Bribery Laws” has the meaning given to that term in Clause 16.20 (Anti-Bribery and Anti-Money Laundering).

“Anti-Money Laundering Laws” has the meaning given to that term in Clause 16.20 (Anti-Bribery and Anti-Money Laundering).

“Applicable Percentage” means, in relation to any prepayment required under Clause 7.6(a)(i) (Excess Cashflow sweep), the percentage specified in the table below that corresponds to the Gross LTV Ratio as set out in the most recent Compliance Certificate delivered under Clause 17.4(b) (Compliance Certificate) for the Sweep Period in respect of which the prepayment is to be made, provided that the Applicable Percentage shall be 100% if, on the relevant prepayment date, a Default is subsisting or if the Monthly Service Levels fall to or below [***] in respect of any Customer Service Order.

[***]

“Associate” has the meaning given to it in Section 128F(9) of the Tax Act.

“Australian Tax” means any Tax assessed, levied, imposed or collected by the Commonwealth of Australia or any Government Agency thereof.

“Australian Withholding Tax” means any Australian Tax required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Tax Act or Subdivision 12-F of Schedule 1 to the Tax Act.

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing or registration; or

(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Government Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

5

“Authorised Signatories” means:

(a)	in respect of an Obligor, any director or secretary, or any person from time to time nominated as an Authorised Signatory by the Borrower or the relevant Obligor by a notice to the Agent accompanied by specimen signatures of all new persons so appointed and whose identity has been verified to the satisfaction of the Agent and the other Finance Parties in order to comply with their respective “know your customer” requirements; and

(b)	in respect of a Finance Party, any person whose title or acting title includes the word “Associate”, “Attorney” “Chief”, “Counsel”, “Executive”, “Head”, “Director”, “Manager” or “President” or cognate expressions, or any secretary or director.

“Availability Period” means, in relation to each Facility, the period from and including the date of this Agreement to and including the date falling 1 month after the date of this Agreement.

“Available Cash” means, for any period, the sum (without duplication) of all amounts (other than Utilisations and Other Proceeds) actually received by any Borrower in Cash or Cash Equivalent Investments during that period from any customer or counterparty pursuant to the terms of the Material Contracts.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)	the amount of its participation in any outstanding Utilisations under that Facility; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Bail-In Action” has the meaning given in Clause 38 (Bail-In provisions).

“Beneficiary” has the meaning it has in the Security Trust Deed.

“Borrower” means an Original Borrower unless, it has ceased to be a Borrower in accordance with Clause 23 (Changes to the Obligors).

“Break Costs” means, in relation to Facility A, the amount (if any) by which:

(a)	interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period at the 1 month Term SOFR rate (set as at the start of the Interest Period).

6

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in:

(a)	Sydney, New South Wales; and

(b)	(in relation to any date for payment or purchase of an amount relating to a Loan or Unpaid Sum) New York City; and

(c)	(in relation to any action to be taken by the Lenders under this Agreement) Singapore, Sydney, New York and Hong Kong.

“Calculation Date” means each 31 March, 30 June, 30 September and 31 December, commencing with the First Calculation Date.

“Cash” means, at any time, all cash on hand, short term deposits and other cash equivalents.

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit issued by an Acceptable Bank with a maturity of less than 1 year;

(b)	bonds, debentures, stock, treasury bills, notes or any other security issued or guaranteed by:

(i)	the Commonwealth of Australia or any government of any State or Territory of the Commonwealth of Australia having an equivalent credit rating; or

(ii)	the United States Government,

in either case, with a maturity of less than 1 year;

(c)	any other items generally recognised as cash equivalents under Accounting Principles; and

(d)	any other debt security approved by the Agent (acting on the instructions of the Majority Lenders).

“Change of Control” means:

(a)	Topco ceases to (directly or indirectly):

(i)	Control the Borrowers or SAI Aus; or

(ii)	beneficially own and control 50.1% of the voting share capital of the Borrowers or SAI Aus; or

(b)	SAI AU SHC No 1 Pty Ltd (ACN 697 385 541) ceases to beneficially own and control 100% of the voting share capital of the Company; or

(c)	SAI AU SHC No.3 Pty Ltd (ACN 697 385 881) ceases to beneficially own and control 100% of the voting share capital of SAI 3.

[***]

“Code” means the US Internal Revenue Code of 1986.

7

“Commitment” means a Facility A Commitment or a Facility B Commitment.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Company, any Obligor, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	Topco or any of its Subsidiaries or any of their advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from the Topco or any of its Subsidiaries or any of their advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 37 (Confidentiality);

(B)	is identified in writing at the time of delivery as non-confidential by any Obligor or any of its advisers; or

(C)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Obligors and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.

“Confidentiality Undertaking” means a confidentiality undertaking in a form recommended by the APLMA from time to time or in any other form agreed between the Company and the Agent.

“Consolidated Group” means a consolidated group or MEC group, each as defined in section 995-1 of the Tax Act.

“Control” has the meaning given in s50AA of the Corporations Act.

“Core Business” means:

(a)	the provision of the Services, establishment and management of the Project, and the entry into and performance of the Material Contracts and the Finance Documents; and

(b)	any activity necessary or incidental to the above.

8

“Corporations Act” means the Corporations Act 2001 (Cth).

“Costs” includes costs, charges and expenses.

“Customer” means each of:

(a)	[***]; and

(b)	any other customer under a Customer Contract.

“Customer Acceptance Date” means the date on which “Acceptance” has been provided by the Customer under Customer Service Order 2 in accordance with Schedule 3 (Delivery & Acceptance) of the Customer MSA.

“Customer Contracts” means:

(a)	the Customer MSA;

(b)	each Customer Service Order; and

(c)	any other document which the Agent and the Company agree is a Customer Contract.

“Customer Deposit” means [***].

[***]

“Customer MSA” means the Master Service Agreement dated [***] entered into between the Company and the Customer.

[***]

“Customer Service Order” means:

(a)	Customer Service Order 1;

(b)	Customer Service Order 2;

(c)	Customer Service Order 3;

(d)	Customer Service Order 4;

(e)	Customer Service Order 5; and

(f)	any other document which the Agent and the Company agree is a Customer Service Order.

“Customer Service Order 1” means Service Order 1 dated [***] between the Company and the Customer, entered into pursuant to the Customer MSA.

“Customer Service Order 2” means Service Order 2 dated [***] between the Company and the Customer, entered into pursuant to the Customer MSA.

“Customer Service Order 3” means Service Order 3 dated [***] between the Company and the Customer, entered into pursuant to the Customer MSA.

9

“Customer Service Order 4” means Service Order 4 to be entered into between the Company and the Customer, pursuant to the Customer MSA, for [***], as requested by the Customer prior to the date of this Agreement.

“Customer Service Order 5” means Service Order 5 to be entered into between the Company and the Customer, pursuant to the Customer MSA, for [***], as requested by the Customer prior to the date of this Agreement.

“Customer Tripartite” means the tripartite agreement dated on or about the date of this Agreement between the Security Trustee, the Company and the Customer in relation to the Customer Contracts.

“Data Protection Laws” means, collectively, all applicable federal, state, provincial, local or foreign Laws, ordinances, regulations, rules, codes, orders, judgments or other legally binding requirements or rules of Law that relate to the collection, handling, possession, processing, sale, transmission or use of personal data or personal information, including, to the extent applicable to the business of Borrower, the European Union’s General Data Protection Regulation (Regulation (EU) 2016/679 of the European Parliament and repealing Directive 95/46/EC), and the Privacy Act 1988 (Cth).

“DC Contracts” means:

(a)	the DC MSA;

(b)	the DC Service Orders;

(c)	any other document which the Agent and the Company agree is a DC Contract.

“DC MSA” means the Master Services Agreement dated 1 November 2022 between the DC Operator and SAI Aus (as novated from [***] to SAI Aus on or around 21 November 2024), solely as it relates to the DC Service Orders.

“DC Operator” means each of:

(a)	[***]; and

(b)	any other person who becomes a provider of data centre space and/or facilities under a DC Contract.

“DC Service Orders” means:

(a)	the Service Order [***] for Data Centre Facility [***] with a power capacity of [***] issued pursuant to the DC MSA;

(b)	the Service Order [***] for Data Centre Facility [***] with a power capacity of [***] issued pursuant to the DC MSA;

(c)	Variation Agreement to Service Order [***] dated 23 September 2026;

(d)	Variation Agreement to Service Order [***] dated 23 September 2026; and

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(e)	any other service order which the Agent and the Company agree is a DC Service Order.

“DC Tripartite” means the tripartite agreement dated on or about the date of this Agreement between the Security Trustee, each Borrower and the DC Operator in relation to the DC Contracts.

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	acquires by way of assignment, novation or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, or allowing it to control the exercise of rights relating to,

any Commitment or amount outstanding under this Agreement.

“Debt Service Reserve Account” means the interest bearing account held with the Account Bank referred to as the “Debt Service Reserve Account – USD” and established in accordance with Clause 19.8 (Bank accounts).

[***]

“Default” means an Event of Default or a Potential Event of Default.

“Defaulting Finance Party” means any Finance Party (other than a Lender which is a Topco Affiliate):

(a)	which (in any capacity) has failed to make a payment when due under this Agreement or has notified a Party that it will not make such a payment, except where:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within 5 Business Days of its due date; or

(ii)	the Finance Party is disputing in good faith whether it is contractually obliged to make the payment in question;

(b)	which is subject to Bail-In Action;

(c)	which (in any capacity) has otherwise rescinded or repudiated a Finance Document;

(d)	which:

(i)	is or is adjudicated to be insolvent;

(ii)	applies or resolves to be wound up, given protection against creditors or placed in bankruptcy or any analogous process; or

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(iii)	is subject to the appointment of a liquidator, administrator, manager, trustee in bankruptcy or any analogous process, other than via an Undisclosed Administration.

“[***]” means [***].

“[***] Purchase Order” means [***].

“Disposal” means a sale, lease, licence, transfer or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means the consideration received by any Obligor (including any amount received in repayment of intercompany debt) in relation to any Disposal permitted to be made by an Obligor pursuant to paragraphs (c) (obsolete/redundant assets), (e) (compulsory acquisition) (to the extent not directed to be applied otherwise by the relevant Government Agency) and, to the extent required by the Agent (acting on the instructions of the Majority Lenders) as a condition of its consent, (h) (Agent’s consent) of the definition of Permitted Disposal, in each case, of an asset exceeding [***], after deducting:

(a)	any costs and expenses which are reasonably incurred and on arm’s length basis by any Obligor with respect to that Disposal and payable to persons who are not Obligors or Topco Affiliates (except to the extent such amounts are reimbursements for costs and expenses paid by Topco Affiliates to persons who are not Obligors or Topco Affiliates);

(b)	any Tax applicable on or to any gain resulting in connection with that Disposal (as reasonably determined by the Company, on the basis of existing rates and taking account of any available credit, deduction or allowance); and

(c)	any amount to be retained to cover anticipated liabilities reasonably expected to arise as a result of that Disposal (provided that the amount of any subsequent reduction of such retention will be deemed to be Disposal Proceeds on the date of such reduction).

“Distribution Account” means the interest bearing account established by the Obligors in accordance with Clause 19.15 (Distribution Account).

“Disqualified Lender” means:

(a)	a Defaulting Finance Party (or any person which would, upon becoming a Lender, be a Defaulting Finance Party);

(b)	a competitor of Topco or any of its Subsidiaries or a person whose business is similar to Topco or any of its Subsidiaries (for the avoidance of doubt, excludes the credit divisions of private equity funds who have portfolio companies whose business is similar to Topco or any of its Subsidiaries);

(c)	unless a Material Event of Default is continuing:

(i)	a special situations, net-short or distressed debt trust, fund or entity (whether a hedge fund or otherwise); or

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(ii)	a private equity fund or a controlled entity of a private equity fund, but not including any credit fund division of a private equity fund or controlled entity:

(A)	that is managed independently from the private equity division,

(B)	appropriate information barriers are put in place to ensure that only persons in the credit fund division will have access to any confidential information and

(C)	such credit fund division is not a person described in sub-paragraph (i) above; or

(iii)	any person, trust, fund or entity where the relevant division or team principally invests in distressed debt or special situations;

(iv)	any person whose primary intention, principal business or material activity is:

(D)	investing in distressed debt or the purchase of loans or other debt securities with the intention of (or view to) owning the equity or gaining control of a business (directly or indirectly); and/or

(E)	exploiting holdout or blocking positions; or

(d)	any person that is an Affiliate or Related Fund, acting on behalf of or is under the control of any person described above.

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“DSRA Letter of Credit” has the meaning given to it in Clause 19.11 (Replacement of Debt Service Reserve Account with DSRA Letter of Credit).

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“Environment” shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment, natural resources such as flora and fauna.

“Environmental Claim” shall mean any and all actions, suits, orders, demand letters, requests for information, claims, complaints, notices of non-compliance or violation, notices of liability or potential liability, liens, proceedings, consent orders or consent agreements, in each instance in writing, relating to any actual or alleged violation of Environmental Law or any Release or threatened Release of, or exposure of any Person to, Hazardous Material.

“Environmental Law” shall mean, collectively, all applicable federal, state, provincial, local or foreign laws, ordinances, regulations, rules, codes, orders, judgments or other legally binding requirements or rules of law that relate to the prevention, abatement or elimination of pollution, or the protection of the Environment, natural resources (including flora and fauna) or, to the extent relating to exposure to Hazardous Materials, human health.

[***]

“Equity Contribution” means:

(a)	any subscription for shares in, or any capital contribution into a Holdco by its shareholders; or

(b)	any Shareholder Subordinated Debt advanced by any direct or indirect shareholders of any Holdco (or their Affiliates) to that Holdco.

“Event of Default” means any event or circumstance so described in Clause 20 (Events of Default).

[***]

“Existing Lender” has the meaning given in Clause 22.1 (Assignments and novations by the Lenders).

“Export Control Laws” means applicable laws relating to import, export, re-export or transfer controls, restrictions or requirements formulated, administered or enforced by any government or intergovernmental organization, including Australia, the United States, the European Union, the United Kingdom, and the United Nations, including any implementing rules, regulations, orders and notices issued under those laws, and including:

(a)	the Defence Trade Controls Act 2012 (Cth) and any associated regulations;

(b)	the Customs Act 1901 (Cth) and any associated regulations;

(c)	the U.S. Export Administration Regulations (15 CFR Part 730 et seq.) administered by the U.S. Department of Commerce, Bureau of Industry and Security; and

(d)	the U.S. International Traffic in Arms Regulations (22 CFR Parts 120-130) administered by the U.S. Department of State, Directorate of Defense Trade Controls.

“Facility” means Facility A or Facility B.

“Facility A” means the bullet term loan facility made available under this Agreement as described in Clause 2.1(a)(i) (The Facilities).

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“Facility A Commitment” means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading “Facility A Commitment” in Schedule 2 (The Original Lenders) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Facility A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Lender” means:

(a)	each Original Facility A Lender; and

(b)	any person which becomes a Party as a Facility A Lender in accordance with Clause 22 (Changes to the Lenders),

which in each case has not ceased to be a Facility A Lender in accordance with the terms of this Agreement.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility A Repayment Date” means the date on which Facility A is repaid in full.

“Facility B” means the bullet term loan facility made available under this Agreement as described in Clause 2.1(a)(ii) (The Facilities).

“Facility B Commitment” means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading “Facility B Commitment” in Schedule 2 (The Original Lenders) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Facility B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B Lender” means:

(a)	each Original Facility B Lender; and

(b)	any person which becomes a Party as a Facility B Lender in accordance with Clause 22 (Changes to the Lenders),

which in each case has not ceased to be a Facility B Lender in accordance with the terms of this Agreement.

“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

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“Face Value Amount” means, in respect of a DSRA Letter of Credit, the amount shown on the DSRA Letter of Credit as the maximum amount payable under that DSRA Letter of Credit or, if one or more drawings have been made under that DSRA Letter of Credit or the amount which may be demanded under that DSRA Letter of Credit has otherwise been reduced, the maximum amount capable of being drawn under that DSRA Letter of Credit at that time.

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will hold its rights and perform its obligations under this Agreement.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters between the Lenders, the Agent and/or the Security Trustee, and the Company setting out any of the fees referred to in Clause 10 (Fees).

“Finance Debt” means any monetary liability or indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised under any acceptance credit, bill acceptance or bill endorsement facility;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

16

(d)	the amount of any liability in respect of any lease or hire purchase contract, which would, under Accounting Principles, be treated as a finance or capital lease; receivables sold or discounted (except any receivables to the extent they are sold on a non-recourse basis or where recourse is limited to customary warranties, indemnities or servicing or like obligations);

(e)	any redeemable shares where the holder has the right, or the right in certain conditions, to require redemption prior to the final Maturity Date;

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of, and is required by Accounting Principles in force as at the date of this Agreement to be accounted for as a borrowing;

(g)	any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(h)	consideration for the acquisition of assets or services payable more than 180 days after acquisition including where it is purely time-based unconditional deferred purchase consideration (but excluding earn-outs or similar payments contingent on any target or event) in relation to an acquisition that is permitted under the Finance Documents;

(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in relation to financial liabilities but not in relation to trade or other performance obligations; and

(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above,

but excludes any indebtedness in respect of any lease or hire purchase contract which, in accordance with Accounting Principles prior to 1 January 2019 were treated as an operating lease (and for avoidance of doubt, any change to this treatment pursuant to AASB16 applying after 1 January 2019 shall be ignored).

“Finance Document” means:

(a)	this Agreement;

(b)	any Fee Letter;

(c)	each Transaction Security Document;

(d)	where applicable, each Hedge Agreement;

(e)	each Tripartite Agreement;

(f)	each Account Bank Deed;

(g)	until the Facility A Repayment Date, the Pre-Acceptance Guarantee;

17

(h)	any Subordination Deed;

(i)	any other related and ancillary documents which the Agent and the Company agree is a Finance Document; and

(j)	any document or agreement that amends, supplements, replaces or novates any of the above.

“Finance Party” means the Security Trustee, the Agent, or a Lender.

“Financial Close” means the date on which all conditions precedent are satisfied (or waived by the Agent on the instructions of all the Lenders) in accordance with Clause 4 (Conditions of Utilisation) and first draw-down under the Facilities occurs.

“Financial Model” means the financial model delivered as a condition precedent to Financial Close as updated from time to time with the consent of the Majority Lenders.

“Financial Statements” means:

(a)	a statement of comprehensive income;

(b)	a statement of financial position; and

(c)	a statement of cash flow,

together with, in the case of audited financial statements, any notes to those documents and any accompanying reports, statements and declarations.

“Financial Year” means the annual accounting period of the Obligors ending on 31 December in each year (unless otherwise amended as expressly permitted under this Agreement).

“First Calculation Date” means 31 March 2027.

“Funds Flow” means a statement of sources and uses of funds at Financial Close as provided to the Agent in accordance with Clause 4.1 (Initial conditions precedent).

“General Security Deed” means the general security deed dated on or about the date of this Agreement between the Security Trustee and each Original Obligor.

“GPU” means a graphics processing unit.

“GPU Supply Agreements” means:

(a)	[***] MPA;

(b)	each [***] SOW;

(c)	each [***] Purchase Order;

(d)	each [***] Title Deed;

(e)	[***];

18

(f)	any other document for the purchase of Servers to provide the Services under Customer Service Order 3, Customer Service Order 4 and Customer Service Order 5, or for the replacement, repair or maintenance of any existing Servers, provided such purchase price is funded solely by new Equity Contributions; and

(g)	any other document which the Agent and the Company agree is a GPU Supply Agreement.

“GST” has the meaning given in the GST Law.

“GST Law” means the “GST law” as defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

“Government Agency” means any government or any governmental, semi-governmental or judicial entity or authority. It also includes any self-regulatory organisation established under statute or any stock exchange.

“Group Liability” means any tax-related liability set out in section 721-10(2) of the Tax Act.

“Green List” means the list included at Schedule 9 (Green List), as updated from time to time in accordance with Clause 22.4 (Green List).

“Gross LTV Ratio” means, on any date, the percentage equal to the ratio of A:B, where:

A = the aggregate principal amount outstanding of the Loans; and

B = the Server Purchase Price less the Server Depreciated Amount.

“Group Structure Diagram” means a structure diagram showing the structure of the Obligors, Topco and SAI Aus immediately following Financial Close, as amended or updated by delivery of a new diagram to the Agent from time to time in accordance with Clause 4.1 (Initial conditions precedent) and Clause 16.18 (Group Structure Diagram).

“Guarantee” means the guarantee, undertaking and indemnity given under Clause 8 (Guarantee and Indemnity) of the Security Trust Deed.

“Guarantor” means an Original Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 23 (Changes to the Obligors).

“Hazardous Materials” shall mean all pollutants, contaminants, wastes and hazardous or toxic materials or substances, including explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials or polychlorinated biphenyls, in each case subject to regulation due to their dangerous or deleterious properties or characteristics pursuant to, or which give rise to liability under, any Environmental Law.

“Head Company” means the Head Company (as defined in the Tax Act) of a Consolidated Group.

“Hedge Agreements” means any Treasury Transaction, documented under an ISDA Master Agreement.

“Hedge Counterparty” means each Hedge Counterparty (as defined in the Security Trust Deed).

19

“Holdco” means each of:

(a)	SAI AU SHC No 1 Pty Ltd (ACN 697 385 541); and

(b)	SAI AU SHC No.3 Pty Ltd (ACN 697 385 881).

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature wherever imposed (including where applicable, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Indirect Tax Amount” means an “indirect tax amount” as defined in section 444-90(1) of Schedule 1 to the Tax Act.

“Indirect Tax Funding Agreement” means, in respect of a GST group, an indirect tax funding agreement to which the representative member and each member of a GST group is a party and which includes:

(a)	reasonably appropriate arrangements for the funding of the net amount for a tax period by the representative member having regard to the standalone position of each member of that GST group;

(b)	an undertaking from the representative member to compensate each member of that GST group adequately for any funding amount that is less than $0 that each member could claim if it were not in the GST group; and

(c)	an undertaking from the representative member to pay all indirect tax liabilities of that GST group.

“Indirect Tax Sharing Agreement” means, in respect of a GST group, an agreement to which each of the representative member and each member of a GST group is a party and which takes effect as an indirect tax sharing agreement which satisfies the requirements of section 444-90(1A) of Schedule 1 of the Tax Act and complies with the Tax Act and the GST Law and any law, official directive, request, guideline or policy (whether or not having the force of law) issued in connection with the Tax Act and the GST Law.

“Insurance Proceeds” means the proceeds of any insurance claim under any insurance maintained by any Obligor for an amount exceeding the greater of [***], and after deducting:

(a)	any costs and expenses which are reasonably incurred and on arm’s length basis by any Obligor with respect to that claim and payable to persons who are not Obligors or Topco Affiliates (except to the extent such amounts are reimbursements for costs and expenses paid by Topco Affiliates to persons who are not Obligors or Topco Affiliates); and

20

(b)	any Tax applicable on or to any gain resulting in connection with that claim (as reasonably determined by the Company, on the basis of existing rates and taking account of any available credit, deduction or allowance).

“Intellectual Property” means any intellectual or industrial property including:

(a)	a patent, trade mark or service mark, copyright, registered design, trade secret or confidential information; or

(b)	a licence or other right to use or to grant the use of any of the above or to be the registered proprietor or user of any of the above.

“Intercompany MSA” means the intercompany management services agreement entered into by each Borrower and the Manager.

“Intercompany MSA Tripartite” means the tripartite agreement in relation to the Intercompany MSA dated on or about the date of this Agreement between the Security Trustee, each Borrower and the Manager.

“Interest Payment Date” has the meaning given in Clause 8.2 (Payment of interest).

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Interest Rate” means, subject to Clause 8.4 (Interest Rate Increase):

(a)	for a Loan under Facility A, the rate determined by reference to the table below corresponding to the period in which the relevant Interest Period begins (“Interest Period Commencement Date”):

Interest Period Commencement Date	Interest Rate (% per annum)
From Financial Close up to and including the date which is [***] from Financial Close	7.25%
Thereafter up to and including the date which is [***] from Financial Close	8.25%
Thereafter up to and including the date which is [***] from Financial Close	9.25%
After the date falling [***] from Financial Close	9.95%

(b)	for a Loan under Facility B, 9.95%.

“IPLA” means the intellectual property licence agreement entered into by each Borrower (as licensee) and SAI Aus (as licensor).

21

“IPLA Tripartite” means the tripartite agreement in relation to the IPLA dated on or before the first Utilisation Date between the Security Trustee, each Borrower (as licensee) and SAI Aus (as licensor).

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 22 (Changes to the Lenders),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

“Loan” means a Facility A Loan or a Facility B Loan.

“LTM” means last twelve months.

“Majority Lenders” means, at the relevant time:

(a)	if there is only one Lender, that Lender;

(b)	at any time before Facility A is repaid in full, a Lender or Lenders whose Commitments aggregate at least 50.1% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated at least 50.1% of the Total Commitments immediately prior to that reduction); or

(c)	on or after Facility A is repaid in full, a Lender or Lenders whose Commitments aggregate at least 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated at least 66 2/3% of the Total Commitments immediately prior to that reduction).

Where a Lender’s Commitment has been reduced to zero, but it has an outstanding participation in any outstanding Utilisations, then for this purpose its Commitment will be taken to be the aggregate amount of its participation.

“Manager” means the Manager under the Intercompany MSA from time to time, being SAI Aus as at the date of this Agreement.

“Material Adverse Effect” means a material adverse effect on:

(a)	the consolidated business, assets or financial condition of the Obligors (taken as a whole);

(b)	the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents; or

(c)	subject to the Reservations, the validity or enforceability of the whole or any material part of any Finance Document or any material rights or remedies of any Finance Party under the Finance Documents.

22

“Material Contract” means each of:

(a)	the Customer Contracts;

(b)	the [***];

(c)	the DC Contracts;

(d)	the GPU Supply Agreements;

(e)	the Intercompany MSA;

(f)	the IPLA; and

(g)	any other agreement which the Company and the Agent agree is a “Material Contract”.

“Material Event of Default” means an Event of Default under Clause 20.1 (Non-payment), Clause 20.6 (Insolvency Event), Clause 20.7 (Insolvency Proceedings) or Clause 20.8 (Creditor’s process).

“Maturity Date” means, in relation to each Facility, the date falling 42 Months from the Utilisation Date.

“Mezzanine Facility” means any mezzanine facility provided to any direct or indirect Holding Company of Holdco.

“Mezzanine Lender” means any lender that provides a Mezzanine Facility.

“Minimum DSRA Balance” means an amount equal to the interest payable by the Borrowers under Clause 8 (Interest) for the following 3 month period.

“Monitoring Agent” has the meaning given in Clause 19.17 (Monitoring Agent).

“Monitoring Agent Investigation” has the meaning given in Clause 19.17(e) (Monitoring Agent).

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	subject to paragraph (c) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“New Lender” has the meaning given to that term in Clause 22 (Changes to the Lenders).

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“Monthly Service Levels” means, in respect of any Customer Service Order, the Monthly Uptime calculated in accordance with Schedule 2 (Service Levels and Service Level Credits) of the Customer MSA.

“Non-Consenting Lender” has the meaning given to that term in Clause 22.8 (Lender substitution).

“Obligor” means a Borrower, or a Guarantor.

“Obligors’ Agent” means the Company, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 1.6 (Obligors’ Agent).

“Offshore Associate” means an Associate:

(a)	which is a non-resident of Australia and does not become a Lender or receive a payment under this Agreement in carrying on a business in Australia at or through a permanent establishment of the Associate in Australia; or

(b)	which is a resident of Australia and which becomes a Lender or receives a payment under this Agreement in carrying on a business in a country outside Australia at or through a permanent establishment of the Associate in that country, and, in either case, which does not:

(c)	become a Lender in the capacity of a dealer, manager or underwriter in relation to an invitation to become a lender under this Agreement or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme; or

(d)	receive a payment under this Agreement in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme.

“Operating Account” means each of the interest bearing accounts, in the relevant currency of payment, held with the Account Bank referred to as:

(a)	“Operating Account - AUD” and “Operating Account - USD” in the name of the Company; and

(b)	“Operating Account - AUD” and “Operating Account - USD” in the name of SAI 3,

established in accordance with Clause 19.8 (Bank accounts).

“Operating Expenses” means, for a period, the aggregated operating costs and expenses of the Borrowers and their other administrative, management and overhead costs and expenses, including:

(a)	cost of goods sold and other direct costs attributable to the delivery of the Services;

(b)	Taxes (or if the Borrowers are part of a Consolidated Group, payments under the relevant Tax Funding Agreement), and any amounts related to Tax penalties;

(c)	any direct out-of-pocket costs that a Borrower pays (including any indemnity payments paid under the Material Contracts);

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(d)	any amounts payable under the Intercompany MSA or the IPLA permitted by Clause 19.4(c) (Material Contracts);

(e)	indemnity payments in connection with their management and maintenance;

(f)	amounts relating to insurance (including the costs of premiums and deductibles and brokers’ expenses);

(g)	amounts related to obtaining and maintaining any Authorisation and complying with the terms of any Material Contract to which the Borrower is a party (other than amounts included under paragraph (d) above); and

(h)	legal, accounting, general administrative and other overhead costs and expenses and professional fees, including such administrative amounts due and payable to the Agent, the Security Trustee and/or the Account Bank.

“Operating Expense Projection” means, for a Sweep Period, the amount of Operating Expenses which the Company reasonably projects to be payable within [***] of the relevant Sweep Payment Date as set out in the Financial Model.

“Original Facility A Lender” means each entity listed in Schedule 2 (The Original Lenders) as having a Facility A Commitment.

“Original Facility B Lender” means each entity listed in Schedule 2 (The Original Lenders) as having a Facility B Commitment.

“Original Obligor” means an Original Borrower or an Original Guarantor.

“Other Proceeds” means the Customer Deposit, Equity Contributions, all Disposal Proceeds, Insurance Proceeds, termination payments received under the Customer Contract, and any other Cash that is not Available Cash.

“Party” means a party to this Agreement.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal:

(a)	of any asset to an Obligor;

(b)	arising as a result of a Permitted Loan, Permitted Security or Permitted Distribution;

(c)	of obsolete, surplus or redundant assets on arm’s length (or better) terms which are not required for the efficient operation of the business of the Borrowers (in all cases other than the Servers);

(d)	of any Server as required by the Customer Contracts or which is otherwise defective, provided that such Server is replaced with a comparable or better Server which is subject to the Transaction Security);

(e)	required by law or a Government Agency (including assets compulsorily acquired by any Government Agency);

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(f)	constituting a conversion of an intra-Obligor loan into share capital of, or a capital contribution to, the Borrower of such a loan where if the existing shares of the Borrower of such loan are the subject of Security under the Transaction Security Documents, the newly issued shares to the extent held by an Obligor will also become subject to Security on the same terms;

(g)	of any other assets on arm’s length terms (or better) where the disposal proceeds for the asset, when combined with the aggregate disposal proceeds of all other Permitted Disposals under this paragraph which have completed during that Financial Year, does not exceed [***] for all Obligors; and

(h)	of any other assets approved by the Agent (acting on the instructions of the Majority Lenders).

“Permitted Distribution” means any distribution of cash or assets:

(a)	by an Obligor to another Obligor;

(b)	to the holding entities above any Holdco for purposes of tax funding by that Obligor as contemplated by any Tax Funding Agreement, Tax Sharing Agreement, Indirect Tax Sharing Agreement or Indirect Tax Funding Agreement of which the Obligor is a party;

(c)	by an Obligor to an Affiliate under or as required by the Intercompany MSA or the IPLA to the extent permitted by Clause 19.4(c) (Material Contracts);

(d)	from Retained Excess Cashflow or Other Proceeds (excluding, in all cases, proceeds of any termination payments received under the Customer Contract) following any mandatory prepayment required under Clause 7.6(a) (Mandatory Prepayment) from amounts standing to the credit of a Distribution Account, provided that:

(i)	following the distribution, the aggregate cash of the Obligors (excluding any amounts in the Debt Service Reserve Account and [***]) would not be less than [***]; and

(ii)	no Default or Review Event is subsisting or would occur if the distribution is made; or

(e)	repayment of any Finance Debt owed by an Obligor to its immediate Holding Company via the issuance of shares to such Holding Company (resulting in no net cash leakage from the Obligor);

(f)	in repayment of any intercompany loan made by an Affiliate of an Obligor to an Obligor, as set out in the Funds Flow;

(g)	approved by the Agent (acting on the instructions of the Majority Lenders).

“Permitted Finance Debt” means Finance Debt:

(a)	incurred under the Finance Documents;

(b)	to the extent covered by any letter of credit, guarantee or indemnity issued under a permitted transactional facility under paragraph (f) of Permitted Finance Debt;

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(c)	constituting any Shareholder Subordinated Debt;

(d)	arising under the definition of Permitted Loan (except under paragraph (e) of that definition) and Permitted Guarantee (except under paragraph (c) of that definition);

(e)	any Finance Debt incurred for the purposes of refinancing any other Permitted Finance Debt (provided that the refinanced amount will constitute Permitted Finance Debt under another paragraph of this definition following that refinancing);

(f)	incurred by a Holdco under unsecured bilateral transactional banking facilities up to an aggregate amount of [***] at any time to the extent it involves any actual credit exposure, and otherwise uncapped if intraday;

(g)	arising under any netting or set-off arrangement entered into between Obligors in the ordinary course of their banking arrangements for the purpose of netting debit and credit balances of Obligors or otherwise arising under cash pooling or cash management arrangements between Obligors;

(h)	arising under trade accounts, accrued expenses, deferred payment arrangements with independent contractors or any deposit made by any client to an Obligor incurred in the ordinary course of trading in connection with the Services and Material Contracts;

(i)	pursuant to a Tax Sharing Agreement, Tax Funding Agreement, Indirect Tax Sharing Agreement or Indirect Tax Funding Agreement to which an Obligor is a party;

(j)	arising under any Treasury Transaction or a Hedge Agreement for the purpose of mitigating foreign exchange risk or power price risk, in each case, as permitted by the Finance Documents and not for speculative purposes;

(k)	not permitted by the preceding paragraphs and the outstanding principal amount of which (when aggregated with the total principal amount of Finance Debt permitted under this paragraph) does not exceed [***] at any time for all Obligors; or

(l)	approved by the Agent (acting on the instructions of the Majority Lenders).

“Permitted Guarantee” means:

(a)	the endorsement of negotiable instruments in the ordinary course of business and not in connection with raising Finance Debt;

(b)	any guarantee given under the Finance Documents or under or as required by any Material Contract;

(c)	any guarantee of Permitted Finance Debt (except under paragraphs (b) and (f) of that definition);

(d)	any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (c) or (d) of the definition of Permitted Security;

(e)	any guarantee or indemnity given in the ordinary course of the documentation of a disposal transaction which is a Permitted Disposal which indemnity is in a customary form and subject to customary limitations;

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(f)	any class order guarantees entered into by Obligors pursuant to Part 2M.6 of the Corporations Act where the only members of that class order guarantee are Obligors;

(g)	any guarantee arising in connection with a Consolidated Group which an Obligor is a member of (including any Tax Sharing Agreement or Tax Funding Agreement for that group) or a GST group which an Obligor is a member of (including any Indirect Tax Sharing Agreement or Indirect Tax Funding Agreement for that GST group);

(h)	customary guarantees or indemnities given to directors and officers of any Obligor in relation to their functions in that capacity or given to professional advisers or consultants in mandate, engagement and commitment letters or otherwise in the ordinary course of the business of the Obligors;

(i)	a guarantee required by a court, tribunal arbitral body or agency in connection with arbitration and other legal proceedings;

(j)	in addition to the above, any guarantee where the amount of obligations guaranteed does not exceed in aggregate [***] at any time for all Obligors; or

(k)	any guarantee approved by the Agent (acting on the instructions of the Majority Lenders).

“Permitted Loan” means:

(a)	a loan made by an Obligor to another Obligor;

(b)	financial accommodation otherwise permitted (i) as a Permitted Guarantee or Permitted Finance Debt, or (ii) as a Permitted Distribution (provided that financial accommodation permitted under this paragraph (b) will reduce the amount of the relevant Permitted Distribution by a corresponding amount);

(c)	deposits made in ordinary course of business arrangements with a bank or financial institution;

(d)	deferred consideration on arm’s length Permitted Disposals;

(e)	any financial accommodation arising under or in connection with any Tax or GST consolidation arrangements not restricted under the Finance Documents (including any funding under a Tax Funding Agreement or Indirect Tax Funding Agreement);

(f)	any service credit or other trade credit or adjustment provided by a Borrower to the Customer as permitted under and in accordance with the terms of the Customer Contracts;

(g)	any advance payment made in relation to the purchase of Servers under the GPU Supply Agreements;

(h)	any loan to non-Obligors provided such loan is solely funded from new Equity Contributions;

(i)	in addition to the above, financial accommodation where the maximum aggregate financial accommodation made available does not exceed in aggregate [***] at any time for all Obligors; or

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(j)	any financial accommodation approved by the Agent (acting on the instructions of the Majority Lenders).

“Permitted Security” means:

(a)	any Security arising under the Finance Documents;

(b)	any Security arising by operation of law that arises in the ordinary course of business and not securing Finance Debt where it duly pays the indebtedness secured by that Security other than indebtedness contested in good faith and sufficient reserves of liquid assets have been set aside to pay the debt if the contest is unsuccessful;

(c)	any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by an Obligor which constitutes Permitted Finance Debt, excluding any Security under a credit support arrangement;

(d)	any bankers’ liens, right of set-off or other netting arrangement arising in respect of any unsecured transactional banking facilities in the ordinary course of an Obligor’s banking arrangements as between Obligors and the relevant financial institution;

(e)	any Security arising under any retention of title, purchase money security interest, hire purchase or conditional sale arrangements or similar arrangements or any other asset-specific Security under trade accounts or supply arrangements in connection with the acquisition of goods or services in the ordinary course of trading so long as the debt it secures is paid when due or contested in good faith and sufficient reserves of liquid assets have been set aside to pay the debt if the contest is unsuccessful. For the avoidance of doubt, for any Security existing over the Servers or any Additional Servers, the permission under this paragraph (e) does not apply to such Security (i) for the Servers, on or after Financial Close, and (ii) for Additional Servers, on and from the date the relevant Borrower obtains full legal title to such Additional Servers;

(f)	any Security arising under or in connection with paragraph (g) of the Permitted Finance Debt definition;

(g)	any lien:

(i)	arising by operation of law in respect of Taxes so long as the debt it secures is paid when due or contested in good faith and appropriately provisioned; or

(ii)	for money payable for work performed by suppliers, mechanics, workmen, repairmen or employees and, in each case, arising in the ordinary course of business, either not yet due or being contested in good faith and appropriately provisioned;

(h)	any Security in favour of counterparties to Material Contracts to secure performance under Material Contracts of an Obligor with that counterparty where required under the terms of that Material Contract, or bank guarantee or cash cover provided by an Obligor to a counterparty or to a bank to support a letter of credit, in support of the obligations of an Obligor relating to property licensed, or services obtained, by an Obligor;

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(i)	any cash collateral provided to secure an indemnity obligation in respect of a bank guarantee or letter of credit the principal amount of which would be Permitted Finance Debt;

(j)	any rights of set-off arising under commercial contracts entered into by Obligors in the ordinary course of business and any money the Obligor has placed on deposit with the counterparty to that contract to secure that right of set-off;

(k)	any Security arising as a result of legal proceedings discharged within 20 Business Days and contested in good faith;

(l)	any Security, the principal amount secured by which (when aggregated with the principal amount of any other Finance Debt which has the benefit of Security in reliance on this paragraph) does not exceed in aggregate [***] at the time the Security is created; or

(m)	any Security approved by the Agent (acting on the instructions of the Majority Lenders).

“Potential Event of Default” means any event or circumstance specified as an Event of Default which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of the foregoing) be an Event of Default.

“Pre-Acceptance Guarantee” means the Guarantee Deed Poll dated on or about the date of this Agreement between Topco (as guarantor) and the Security Trustee.

“Prepayment Account” means each of the interest bearing accounts in the relevant currency of payment held with the Account Bank referred to as “Prepayment Account - AUD” and “Prepayment Account - USD” in the name of the Company, established in accordance with Clause 19.8 (Bank accounts).

“PPSA” means the Personal Property Securities Act 2009 (Cth).

“PPS Regulations” means regulations made at any time under the PPSA.

“PPSR” means the register established under the PPSA.

“Prohibited Person” means any person:

(a)	that is listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List;

(b)	that is located in, incorporated under the laws of, or owned or controlled by, or acting on behalf of, a person located in or organised under the laws of, a country the subject of Sanctions;

(c)	that is otherwise a target of Sanctions; or

(d)	that is listed in any Export Control Laws-related list of designated persons maintained by the Bureau of Industry and Security (“BIS”) of the U.S. Department of Commerce, including without limitation, the BIS Entity List.

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“Project” means the acquisition and installation at the [***] and [***] of the Servers as contemplated by the Material Contracts, their operation and maintenance, and the provision of Services.

“Quarter Period” means each three month period ending on a Calculation Date.

“Receiver” includes a receiver or receiver and manager.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into or through the Environment.

“Relevant Market” means in relation to Australian dollars, the Australian interbank market for bank accepted bills and negotiable certificates of deposits.

“Repeating Representations” means each of the representations set out in Clause 16 (Representations) except those in Clause 16.9(a) (No Default), Clause 16.13 (No proceedings pending or threatened), Clause 16.18 (Group Structure Diagram), Clause 16.19 (Sanctions), 16.20 (Anti-Bribery and Anti-Money Laundering), Clause 16.21 (Export Controls), Clause 16.23 (Data Protection and Cyber Security) and Clause 16.24 (End Use by Customer).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Required Insurance” means insurance:

(a)	which each Obligor is obliged to take out or maintain, or ensure is taken out or maintained, under the Material Contracts;

(b)	which is required by all applicable laws and governmental regulations; and

(c)	which is of the type, scope and level of cover delivered to the Agent as a condition precedent under Part I of Schedule 3 (Conditions Precedent) (or any renewal, extension or replacement thereof on substantially equivalent terms), provided that such insurance is available on commercially reasonable terms.

“Required Rating” means a long-term credit rating of at least:

(a)	A- by Standard & Poor’s Rating Services or Fitch Ratings Ltd, or A3 by Moody’s Investors Service Limited’; or

(b)	the equivalent credit rating issued by another generally recognised international credit rating agency as the Agent and the Borrower may agree.

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“Reservations” means:

(a)	the requirements for stamping and registration;

(b)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(c)	the time barring of claims under the statutes of limitation defences of set-off or counterclaim, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim;

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinions provided to, and accepted by, the Agent (but excluding factual assumptions); or

(e)	any other matters which relate to any “springing” or “featherweight” security interest clause in any Transaction Security Document and whether such clause is legal, valid, binding or enforceable, or the enforceability of any Security over any property where that property cannot be subject to a Security as a matter of law or contract.

“Retained Excess Cashflow” means any Cash that the Obligors retain after the application of the mandatory prepayment of Excess Cashflow in accordance with Clause 7.6(a)(i) (Excess Cashflow sweep) and which has not been spent or used by an Obligor.

“Restricted Party” means a person, entity or party, or a person, entity or party owned or controlled (directly or indirectly) by a person, entity or party that is:

(a)	listed on any Sanctions List or otherwise a subject of Sanctions;

(b)	located in, domiciled in, residing in, incorporated in or organised under the laws of a country or territory which is a subject of country-wide or territory-wide Sanctions or whose government is the subject of comprehensive country or territory wide Sanctions (including, without limitation, at the date of this Agreement, Afghanistan, Cuba, Iran, North Korea, Sevastopol, South Sudan and the occupied territories of Crimea, Luhansk, Donetsk, Kherson and Zaporizhzhia in the Ukraine);

(c)	the government of a country the subject of comprehensive country or territory wide Sanctions (including, without limitation, at the date of this Agreement, Afghanistan, Cuba, Iran, North Korea, Sevastopol, South Sudan and the occupied territories of Crimea, Luhansk, Donetsk, Kherson and Zaporizhzhia in the Ukraine);

(d)	otherwise a target of Sanctions (which includes, without limitation, a person, entity or party with whom a national under the jurisdiction of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities); or

(e)	acting on behalf of, controlling, owned or controlled by, or under common control with any of the persons, entities or parties referred to under any of the above paragraphs.

“Review Event” has the meaning given to that term in Clause 21.1 (Review Event).

“Review Period” has the meaning given to that term in Clause 21.1 (Review Event).

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“SAI Aus” means SharonAI Pty Ltd (ACN 645 215 194).

“Sanctions” means any applicable trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by a Sanctions Authority from time to time.

“Sanctions Authority” means:

(a)	Australia;

(b)	New Zealand;

(c)	the Security Council of the United Nations;

(d)	the US;

(e)	the European Union (including all of its member states, including the Netherlands);

(f)	the United Kingdom; and

(g)	the governments and official institutions or agencies of any of paragraphs (a) to (f) above, including the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”), the Office of Export Enforcement of the United States Department of Commerce, the US Department of State, the Council of the European Union and His Majesty’s Treasury (“HMT”).

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC, the Consolidated List of Financial Sanctions Targets maintained by HMT or any similar list of specifically designated persons, entities (or equivalent) or countries maintained by, or public announcement of Sanctions designation made by a Sanctions Authority, each as amended, supplemented or substituted from time to time.

“Secured Property” means all of the assets of the Obligors which from time to time are the subject of the Transaction Security.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement, notice or arrangement having a similar effect, including any “security interest” as defined in sections 12(1) or (2) of the PPSA, but does not include any “security interest” which is deemed to be a security interest only by virtue of section 12(3) of the PPSA if the security interest does not secure payment or performance of an obligation.

“Security Trust” means the trust established by the Security Trust Deed.

“Security Trust Deed” means the document entitled “Security Trust Deed” dated on or about the date of this Agreement between the Company, the Security Trustee and others.

“Server” means, in respect of a Borrower, all [***] servers and [***] servers, CPUs, GPUs, networking and/or storage ancillary equipment and all related infrastructure, hardware and equipment owned or to be owned by the Borrower and used to provide the services under or in connection with the Customer Contract.

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“Server Depreciated Amount” means, on any date, the depreciated amount of the Servers, depreciated over a [***] period on a straight-line basis, as set out in Part I of Schedule 7 (Servers Depreciation Schedule).

“Server Purchase Price” means, on any date, the aggregate of all amounts paid by or on behalf of the Borrowers for the Servers, as set out in Part II of Schedule 7 (Servers Depreciation Schedule).

“Services” means, as of any date of determination, the infrastructure-as-a-service, platform-as-a-service, GPU-as-a-service products (including the web portal and subdomains), services (such as support and service level commitments) and solutions to be provided by the Borrowers to the Customer and the Customer’s end users.

“Shareholder Subordinated Debt” means any amounts owing by any Holdco to any shareholder of that Holdco (or any Affiliate of that shareholder) which is subordinated to the Facilities and other liabilities under the Finance Documents pursuant to a Subordination Deed.

“[***] Title Deed” means:

(a)	the “Retention of Title and Warranty Deed” dated 31 August 2026 between [***], [***] and the Company; and

(b)	the “Retention of Title and Warranty Deed” dated 31 August 2026 between [***], [***] and SAI 3.

“Specified Time” means a day or time determined in accordance with Schedule 8 (Timetables).

“Subordination Deed” means:

(a)	the subordination deed dated on or about the date of this document; and

(b)	any subordination deed or other agreement subordinating Finance Debt to the Facilities on terms satisfactory to the Agent (acting on the instructions of the Majority Lenders).

“Subsidiary”:

(a)	has the meaning given in section 9 of the Corporations Act or any equivalent legislation in the jurisdiction of incorporation of that entity, but as if body corporate includes any entity and for the purposes of which any beneficial interest or unit in a trust will be deemed to be shares; and

(b)	in relation to any reporting for the Obligors for accounting purposes, in relation to the Company or a Subsidiary of Holdco, includes an entity that it is required to consolidate under applicable Accounting Principles.

“Supplier” means:

(a)	[***];

(b)	[***];

(c)	[***]; and

(d)	[***].

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“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Act” means the Income Tax Assessment Act 1936 (Cth), the Income Tax Assessment Act 1997 (Cth) or the Taxation Administration Act 1953 (Cth), as the context requires.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Funding Agreement” means a tax funding agreement between the members of a Consolidated Group which may be contained in the same document as the Tax Sharing Agreement and which includes:

(a)	arrangements for the funding by members of the relevant Consolidated Group of Group Liabilities of the Head Company of the Consolidated Group having regard to the position of each member of the Consolidated Group;

(b)	an undertaking from each member of the Consolidated Group to compensate each other member adequately for loss of Tax attributes (including Tax losses and Tax offsets) as a result of being a member of the Consolidated Group; and

(c)	an undertaking from the Head Company of the Consolidated Group to pay all Group Liabilities of the Consolidated Group.

“Tax Sharing Agreement” means any agreement which satisfies the requirements in section 721–25 of the Tax Act and any law, official directive, request, guideline or policy (whether or not having the force of law) issued in connection with the Tax Act for being a valid tax sharing agreement to which all members of the Consolidated Group are a party and which covers all of the Group Liabilities of the Consolidated Group.

“Topco” means Sharon AI Holdings Inc.

“Topco Affiliate” means Topco and each Affiliate of Topco.

“Total Commitments” means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments, being US$356,000,000 equivalent at the date of this Agreement.

“Total Facility A Commitments” means the aggregate of the Facility A Commitments, being US$150,000,000 at the date of this Agreement.

“Total Facility B Commitments” means the aggregate of the Facility B Commitments, being US$206,000,000 at the date of this Agreement.

“Transaction Documents” means:

(a)	the Finance Documents; and;

(b)	the Material Contracts (other than any GPU Agreements).

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“Transaction Security” means the Security created or expressed to be created in favour of, or held for the benefit of, the Security Trustee pursuant to the Transaction Security Documents.

“Transaction Security Documents” means:

(a)	the Security Trust Deed;

(b)	the General Security Deed;

(c)	the Account Bank Deed; and

(d)	each document entered into by any Obligor which is in form and substance satisfactory to the Agent and which creates a Security over any of its assets in favour of, or for the benefit of, the Security Trustee in respect of all or any part of the obligations of the Obligors (with or without securing the obligations of other Obligors) under the Finance Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date the Agent countersigns such Transfer Certificate.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Tripartite Agreements” means:

(a)	the DC Tripartite;

(b)	the Intercompany MSA Tripartite;

(c)	the IPLA Tripartite;

(d)	the Customer Tripartite;

(e)	the [***] Tripartite; and

(f)	each other tripartite agreement entered into with a counterparty to a Material Contract.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, interim or provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment not be disclosed.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

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“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means in relation to a Loan, a notice substantially in the form set out in Part I of Schedule 4 (Requests).

“Verification Certificate” means a certificate substantially in the form set out in Part III of Schedule 3 (Conditions Precedent), or such other form as agreed between the Company and the Agent (acting on the instructions of the Majority Lenders).

“Warranties” means, in relation to the Servers, all warranties, guarantees and service or maintenance agreements and dealers’, manufacturers’ and sub-contractors’ warranties in existence now or at any time between the Borrowers and the Supplier or any other person in relation to the manufacture, maintenance or delivery of any item comprising the Servers.

“[***] Contracts” means

(a)	the [***] MPA;

(b)	each [***] Purchase Order;

(c)	each [***] SOW; and

(d)	any other document which the Agent and the Company agree is a [***] Contract.

“[***] MPA” means the master purchase agreement dated 1 December 2025 entered into between [***] and SAI Aus solely as it relates to the Servers or the Services.

“[***] Purchase Order” means each purchase order entered into under the [***] MPA in relation to the Servers or the Services.

“[***] SOW” means [***].

“[***] Tripartite” means the tripartite agreement dated on or about the date of this Agreement between the Security Trustee, SAI Aus, the Borrowers and [***] in relation to the [***] Contracts.

1.2	Interpretation

(a)	Unless a contrary indication appears, any reference in a Finance Document to:

(i)	the “Agent”, the “Security Trustee”, any “Finance Party”, any “Lender”, any “Obligor” or any “Party” shall be construed so as to include its executors, administrators, successors, substitutes (including by novation) and assigns to, or of, its rights and/or obligations under the Finance Documents;

(ii)	“assets” or “property” includes present and future properties, revenues and rights of every description;

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(iii)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated;

(iv)	a “group of Lenders” includes all the Lenders;

(v)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)	a “person” or “entity” includes any individual, firm, company, government, state or agency of a state, or any association, trust (including the trustee of such trust), joint venture, consortium or partnership or other entity (whether or not having separate legal personality) or two or more of them and any reference to a particular person or entity (as so defined) includes a reference to that person’s or entity’s executors, administrators, successors, permitted substitutes (including by novation) and permitted assigns;

(vii)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation and if not having the force of law, with which responsible entities in the position of the relevant Party would normally comply;

(viii)	a provision of law or a regulation is a reference to that provision as amended, re-enacted or replaced from time to time;

(ix)	a time of day is a reference to Sydney time;

(x)	the words “including”, “for example” or “such as” when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(xi)	“law” means common law, principles of equity, and laws made by parliament (and laws made by parliament include State, Territory and Commonwealth laws and regulations and other instruments under them);

(xii)	a “derivative transaction” includes any derivative transaction entered into in connection with protection against, or benefit from, fluctuation in any rate or price; and

(xiii)	a reference to any thing (including an amount) is a reference to the whole and each part of it.

(b)	Section, Clause and Schedule headings are for ease of reference only.

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(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default or a Material Event of Default is “continuing” or “subsisting” if it has not been waived in writing by the Agent in accordance with the Finance Documents or remedied.

(e)	Unless a contrary indication appears, in the Finance Documents, the singular includes the plural and vice versa.

1.3	Currency symbols and definitions

“US$”, “USD” and “United States dollars” denote the lawful currency of United States of America.

1.4	Banking Code of Practice

The Parties agree that the Banking Code of Practice does not apply to the Finance Documents and the transactions under them.

1.5	Changes in Accounting Principles

If solely as a result of a change in Accounting Principles, the Obligors do not comply with the Financial Covenant or, if the Financial Covenant is no longer appropriate, the Company and the Lenders will negotiate in good faith to make amendments to the Financial Covenant which take into account the changes to the accounts of the Obligors resulting from the change in Accounting Principles so as to maintain the same headroom that existed prior to such change. Prior to reaching agreement the Financial Covenant will be tested on the same basis as tested prior to the change.

1.6	Obligors’ Agent

(a)	Each Obligor (other than the Company) by its execution of this Agreement irrevocably appoints the Company (acting through one or more Authorised Signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)	the Company on its behalf to supply all information concerning itself contemplated by this Agreement or any other Finance Document to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower or Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and, in each case, the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

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(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Company or given to the Company under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it.

(c)	In the event of any conflict between any notices or other communications of the Company and any other Obligor, those of the Company shall prevail.

1.7	Security Trustee’s limitation of liability to non-Beneficiaries

Clause 1.8 (Security Trustee limitation of liability to non-Beneficiaries) of the Security Trust Deed applies to this Agreement as if set out in full (but as if all references in that Clause to “this Agreement” or “this deed” were references to “this Agreement”).

1.8	Certificates and Notices

Each certificate or notice given under or in connection with this Agreement is on the basis that the director or officer signing does not have any personal liability for the certificate or notice and that the certificate or notice is given on behalf of the relevant Obligor and not the director or officer personally.

1.9	Currency equivalents

The Borrower will not be in default if a breach of an undertaking in Clause 19.3 (Negative Undertakings) has occurred solely as a result of changes in the exchange rate or occurring after the time the relevant Obligor has incurred the relevant disposal, acquisition, investment, distribution, financial accommodation, Security, Finance Debt, guarantee or other relevant action.

1.10	[***]

1.11	Limitation of liability of trustee Lenders

Any limitation of liability conforming to the requirements of Schedule 5 (Form of Transfer Certificate) contained in a Transfer Certificate signed by a Lender which is a trustee of a fund will apply in respect of that Lender as if incorporated in this Agreement.

1.12	[***]

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SECTION 2

THE FACILITIES

2.	The Facilities

2.1	The Facilities

(a)	Subject to the terms of this Agreement:

(i)	the Facility A Lenders will make available to the Borrowers a US dollar bullet term loan facility, in an aggregate amount equal to the Total Facility A Commitments; and

(ii)	the Facility B Lenders will make available to the Borrowers a US dollar bullet term loan facility in an aggregate amount equal to the Total Facility B Commitments.

2.2	Finance Parties’ rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3	Facility Offices

(a)	Each Lender must participate in a Utilisation through its Facility Office; and

(b)	Any Lender may nominate a different Facility Office for the purposes of making a particular Utilisation to an Obligor, in which event such Facility Office shall be for all purposes of this Agreement its Facility Office for that Utilisation or type of Utilisation but not otherwise.

3.	Purpose

3.1	Purpose

Each Borrower shall apply all amounts received by it under each Facility towards financing or refinancing (as applicable):

(a)	the purchase of the Servers;

(b)	any amounts that are required to be deposited in the Debt Service Reserve Account under this Agreement; and

(c)	costs and expenses related to the Facilities.

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3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions of Utilisation

4.1	Initial conditions precedent

The Lenders will only be obliged to comply with Clauses 5.4 (Lenders’ participation) if on or before the proposed first Utilisation Date, the Agent has received all of the documents and other evidence listed in Part I of Schedule 3 (Conditions Precedent) in form and substance satisfactory to the Agent (acting on the instructions of all of the Original Lenders). The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent – general

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	the Agent has received a certificate signed by a director of each Obligor, confirming that on the Utilisation Date, the Gross LTV will not exceed [***]% (pro forma for the Utilisation and proposed use of proceeds);

(b)	no Default or Review Event is subsisting at the date of Utilisation or would result from the proposed Utilisation;

(c)	the Repeating Representations to be made by or by reference to each Obligor are true and correct in all material respects and not misleading by reference to the facts then subsisting subject, in the case of Repeating Representations (or Default relating to a Repeating Representation) to any disclosure made by the Company to the Agent in writing and accepted by the Agent (acting on the instructions of the Majority Lenders) on or prior to the date of such repetition; and

(d)	the Agent has received a Utilisation Request in respect of the relevant Facility.

4.3	Maximum number of Loans

No more than the number of Loans specified below shall be outstanding at any time under the applicable Facility:

(a)	Facility A – 1 Loan per Borrower; and

(b)	Facility B – 1 Loan per Borrower.

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SECTION 3

UTILISATION

5.	Utilisation – Loans

5.1	Delivery of a Utilisation Request for Loans

A Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request for Loans

Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(a)	it identifies the Borrower of the proposed Utilisation;

(b)	it identifies the Facility to be utilised;

(c)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility, and if both Facilities are being drawn, the Utilisation of the Facilities must occur on the same Utilisation Date;

(d)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount of Loans); and

(e)	the proposed Interest Period complies with Clause 9 (Interest Periods).

5.3	Currency and amount of Loans

The currency specified in a Utilisation Request for a proposed Utilisation under each Facility must be US dollars.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	The Agent shall notify each Lender of the amount of each Loan and of its participation in the Loan by the Specified Time.

5.5	Cancellation of Commitment

(a)	The Facility A Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility A.

(b)	The Facility B Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility B.

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SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	Repayment

6.1	Repayment of Facility A and Facility B Loans

(a)	The Borrowers shall repay all outstanding Facility A Loans and Facility B Loans on the Maturity Date in the currency in which drawn.

(b)	No Borrower may reborrow any part of Facility A or Facility B which is repaid.

7.	Prepayment and Cancellation

7.1	Illegality

If, in any applicable jurisdiction, it is or becomes unlawful (or impossible as a result of a change in law or regulation) for any Lender (or an Affiliate of that Lender) after the date on which the Lender or Affiliate becomes a Party hereto to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event and the Agent shall promptly notify the Company;

(b)	upon the Agent notifying the Company, each Available Commitment of that Lender will be immediately cancelled; and

(c)	to the extent that the Lender’s participation has not been transferred pursuant to Clause 22.8 (Lender substitution), each Borrower shall repay that Lender’s participation in the Utilisations made to that Borrower on the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitments shall be immediately cancelled in the amount of the participations repaid.

7.2	Voluntary cancellation

The Company may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior irrevocable notice, cancel the whole or any part (if in part, being a minimum amount and multiples of US$1,000,000) of an Available Facility. Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders rateably under that Facility.

7.3	Voluntary prepayment

(a)	A Borrower to which a Utilisation has been made may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior irrevocable notice, prepay the whole or any part of that Utilisation and, subject to prepayment fee payable under Clause 10.5 (Make Whole) and paragraph (b) below, without premium or penalty (but, if in part, being an amount that reduces that Utilisation by a minimum amount and multiples of US$1,000,000), and provided that the Borrowers may only prepay Facility B under this Clause if on or before the relevant prepayment date, Facility A has been or will be repaid in full.

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(b)	No Break Costs will be payable if the prepayment occurs on the last day of an Interest Period. If prepayment occurs at any other time, Break Costs may apply.

7.4	Right of cancellation in relation to a Defaulting Finance Party

(a)	The Company may give the Agent 5 Business Days’ notice of cancellation of each Available Commitment of a Lender that is, and continues to be, a Defaulting Finance Party.

(b)	On the notice becoming effective, each Available Commitment of the Defaulting Finance Party will reduce to zero.

(c)	The Agent shall notify all the Lenders as soon as practicable after receiving the notice.

7.5	Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment (including mandatory prepayments) under this Clause 7 shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, prepayment fee payable under Clause 10.5 (Make Whole) and otherwise without premium or penalty.

(c)	No Borrower may reborrow any part of Facility A and Facility B which is prepaid.

(d)	The Borrowers shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(g)	If all or part of any Lender’s participation in a Utilisation under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent – general)), an amount of the Lender’s Commitment in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

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7.6	Mandatory Prepayment

(a)	The Borrowers must apply the following amounts to prepay Loans under the Facilities as follows:

(i)	(Excess Cashflow sweep) commencing from the first full Interest Period following the Customer Acceptance Date, (each Interest Period being a “Sweep Period” for this purpose), an amount (“Sweep Amount”) equal to (A) the Excess Cashflow at the end of the Sweep Period, multiplied by (B) the Applicable Percentage, provided (1) there will be no requirement to prepay Loans under this paragraph if the amount to be prepaid does not exceed [***] and (2) the amount of Excess Cashflow in paragraph (A) will be reduced to the extent required to ensure that following the prepayment the aggregate cash of the Obligors (excluding any amounts in the Debt Service Reserve Account and [***]) would not be less than [***]. The Borrowers must pay the Sweep Amount for a Sweep Period on the Interest Payment Date falling at the end of the Interest Period immediately following that Sweep Period (“Sweep Payment Date”).

The amount of mandatory prepayment under this Clause 7.6(a)(i) (Excess Cashflow sweep) for a Sweep Period will be reduced by any voluntary prepayment (where the voluntary prepayment is accompanied by a contemporaneous and equal permanent reduction in the Commitment in respect to the Facility that has been repaid) made between the end of that Sweep Period and the due date of payment of the Excess Cashflow for that Sweep Period (“Subsequent Voluntary Prepayment”).

To the extent that any Subsequent Voluntary Prepayment is used in a Sweep Period to reduce a mandatory prepayment in respect of the previous Sweep Period, that Subsequent Voluntary Prepayment must not be used to reduce any other amount (whether mandatory prepayment amount or otherwise) in that Sweep Period or any subsequent Sweep Period.

Excess Cashflow which is not required to be applied as a Mandatory Prepayment may be applied, at the Borrower’s discretion, towards any other purpose not prohibited by the Finance Documents.

(ii)	(Disposal of assets) an amount equal to the Disposal Proceeds.

(iii)	(insurance proceeds) an amount equal to the Insurance Proceeds (and excluding public liability, personal injury, directors’ and officers’ liability, other third party liability and workers compensation insurance, any business interruption element and amounts which the relevant insurance policy requires to be applied to reinstate or replace assets), to the extent those proceeds are not reinvested or committed to be reinvested in the business of the Obligors within 12 months after receipt and, if so committed, not applied within 18 months of receipt.

(iv)	(Customer Contract termination for convenience payments): an amount equal to any termination for convenience payment received pursuant to a Customer Contract;

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(v)	[***].

(vi)	(equity cure): the proceeds of any Equity Contribution made in accordance with Clause 18.2(a)(i) (Equity cure).

(b)	Any proceeds received by the Borrowers not required to be applied in prepayment under clause 7.6 (Mandatory Prepayment) shall be available for use by the Obligors for purposes not prohibited by this Agreement.

(c)	Subject to clause 10.5 (Make Whole), prepayments made pursuant to this clause on the last day of an Interest Period will be made without premium or penalty and no Break Costs will be payable.

7.7	Application of repayments and prepayments

(a)	Subject to Clauses 7.7(b) and 7.7(c), if a Borrower repays or prepays the whole or any part of a Utilisation under this Clause 7, the amount repaid or prepaid shall be applied rateably among the participations of all Lenders under the relevant Facility (except in the case of any repayment or prepayment under Clause 7.1 (Illegality) or Clause 22.8 (Lender substitution) which shall be applied against the participation of the affected Lender only).

(b)	Amounts prepaid under Clause 7.6 (Mandatory Prepayment), excluding amounts under Clause [***], shall be applied:

(i)	first, to repay Facility A; and

(ii)	second, after Facility A has been repaid in full, to repay Facility B.

(c)	[***]

(d)	A mandatory prepayment under Clause 7.6(a)(iv) (Mandatory Prepayment - Customer Contract termination for convenience payments), Clause [***] and 7.6(a)(vi) (Mandatory Prepayment - equity cure) will be applied at the time of the relevant event giving rise to the prepayment.

(e)	Any mandatory prepayment required to be made under Clauses 7.6(a)(ii) (Mandatory Prepayment - Disposal of assets), or 7.6(a)(iii) (Mandatory Prepayment - insurance proceeds) must be applied on the date required under the relevant Clause or paid into the Prepayment Account, provided that where paid into the Prepayment Account, such amounts may be deferred from being applied in prepayment of the Facilities until the end of the then current Interest Period relating to the Utilisation to be prepaid. Prepayments made pursuant to this paragraph on the last day of an Interest Period will be made without Break Costs.

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SECTION 5

COSTS OF UTILISATION

8.	Interest

8.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the applicable Interest Rate.

8.2	Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (“Interest Payment Date”) and when the Loan is repaid or prepaid.

8.3	Default interest

(a)	If an Obligor fails to pay any amount payable by it under a Finance Document (excluding a Hedge Agreement) on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to Clause 8.3(b), is the sum of 2% per annum and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of 2% per annum and the rate which would have applied if the overdue amount had not become due.

(c)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Interest Rate Increase

Without prejudice to the Majority Lender’s rights under Clause 20.16 (Acceleration):

(a)	if an Event of Default has occurred under Clause 20.14(c) (Material Contracts - illegality, cessation or force majeure), the Agent and the Company will negotiate in good faith to try and agree whether any changes to the Finance Documents or other actions are necessary following the Event of Default for a period of 15 calendar days, or such longer period agreed in writing by the Agent (acting on the instructions of the Majority Lenders (“Consultation Period”); and

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(b)	if no agreement is reached by the end of the Consultation Period, and provided the relevant Event of Default is still subsisting, the Interest Rate applicable to a Loan will be increased by an additional [***] per annum from the date immediately after the end of the Consultation Period until the Event of Default has been remedied or waived in writing by the Agent, each in accordance with the Finance Documents.

9.	Interest Periods

9.1	Interest Periods

(a)	Each Interest Period for a Loan is 1 Month. An Interest Period for a Loan shall not extend beyond the Maturity Date applicable to its Facility.

(b)	Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.	Fees

10.1	Agent’s fee

(a)	The Company shall pay to the Agent (for its own account) a fee in the amount and at the times agreed in a Fee Letter. For the avoidance of doubt, any such Fee Letter may be amended by agreement between the Company and the Agent without the consent of any other Beneficiary.

(b)	No such fee will be payable if Financial Close does not occur.

10.2	Security Trustee’s fee

(a)	The Company shall pay to the Security Trustee (for its own account) a fee in the amount and at the times agreed in a Fee Letter. For the avoidance of doubt, any such Fee Letter may be amended by agreement between the Company and the Security Trustee without the consent of any other Beneficiary.

(b)	No such fee will be payable if Financial Close does not occur.

10.3	Upfront Fee

The Company shall pay to (or cause to be paid to) the Agent (for the account of each Original Lender) or to each Original Lender an upfront fee in the amount and at the times agreed in a Fee Letter.

10.4	Commitment Fee

(a)	The Company shall pay to the Agent (for the account of each Lender) a fee computed at the rate of [***] on that Lender’s Available Commitment under Facility A and Facility B (as applicable) beginning at the date which is 30 days from the date of this Agreement and ending on the last day of the applicable Availability Period.

(b)	The accrued commitment fee is payable on the last day of the Availability Period for each Facility and on the cancelled amount of the relevant Lender’s Facility A Commitment and Facility B Commitment (as applicable) at the time the cancellation is effective, but no commitment fee shall be payable if Financial Close does not occur.

(c)	No commitment fee is payable on any Available Commitment of a Lender for any day on which that Lender is a Defaulting Finance Party.

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10.5	Make Whole

(a)	If Facility B is prepaid or repaid as a result of any of the following during the Make Whole Period:

(i)	a voluntary prepayment of Facility B under Clause 7.3 (Voluntary prepayment), excluding any amount prepaid after the relevant Calculation Date to cure a breach of the Gross LTV Ratio pursuant to Clause 18.2 (Equity cure) but only to the extent necessary to cure such breach;

(ii)	a mandatory prepayment of Facility B under:

(A)	Clause 7.6(a)(ii) (Mandatory prepayment – Disposal of assets);

(B)	Clause 21.3(a) (Consequences of a Review Event) as a result of a Change of Control; or

(C)	Clause 20.15 (Acceleration),

the Borrowers shall pay to the Agent (for the account of the Facility B Lenders) a prepayment fee equal to the Make Whole Amount on the date of such prepayment.

(b)	The Agent shall not be responsible for calculating the Make Whole Amount, and each Lender shall be responsible for confirming the Make Whole Amount calculation is correct.

(c)	No prepayment fee is payable under this Clause to a Lender where such prepayment is as a result of that Lender being a Defaulting Finance Party.

For the purposes of this Clause:

“Make Whole Amount” means an amount equal to the net present value (calculated by applying a discount rate equal to [***]) on the prepayment date of all interest which would otherwise have been payable on the Prepayment Amount for the balance of the Make Whole Period had the prepayment not occurred.

“Make Whole Period” means the period from the Utilisation Date under this Agreement to but excluding the date that is 18 months after that Utilisation Date.

“Prepayment Amount” means the principal amount of Facility B prepaid as described under paragraph (a).

10.6	Break Costs

(a)	Each Borrower shall, within 3 Business Days of demand or the date specified in the demand (whichever is later) by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent or the Company, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

10.7	Non-refundable

All fees payable under this Clause 10 (Fees) are non-refundable unless otherwise agreed by the Agent (acting on the instructions of all the Lenders entitled to such fees).

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SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

11.	Tax Gross-Up and Indemnities

11.1	Definitions

In this Clause 11:

“Protected Party” means a Finance Party which is or will be, subject to any liability or required to make any payment or deduction for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Payment” means the payment of an additional amount by an Obligor to a Finance Party under Clause 11.2 (Tax gross-up - payments by Obligors), or a payment under Clause 11.3 (Tax indemnity).

11.2	Tax gross-up - payments by Obligors

(a)	Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction unless such Tax Deduction is required by law.

(b)	An Obligor or a Finance Party shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Finance Party it shall notify the Company and that Obligor.

(c)	If a Tax Deduction is required by law to be made by an Obligor except in relation to a Tax described in Clause 11.4(a) to (f) (Exceptions to gross-up and indemnity) (other than the exceptions in Clauses 11.4(b)(i) and 11.4(b)(ii)), the Obligor shall pay an additional amount together with the payment so that, after making any Tax Deduction, the Finance Party receives an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence satisfactory to that Finance Party, acting reasonably, that the Tax Deduction has been made and any appropriate payment paid to the relevant taxing authority.

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11.3	Tax indemnity

(a)	The Company shall (within 10 Business Days of demand or the date specified in the demand (whichever is later) by the Agent), pay to a Protected Party an amount equal to the loss, liability or Cost which that Protected Party determines acting reasonably in good faith will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document or a transaction or payment under it except in relation to a Tax described in Clause 11.4 (Exceptions to gross-up and indemnity).

(b)	A Protected Party making or intending to make a claim pursuant to this Clause 11.3 shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(c)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 11.3, notify the Agent.

11.4	Exceptions to gross-up and indemnity

Clause 11.3 (Tax indemnity) shall not apply:

(a)	with respect to any Tax assessed on a Finance Party if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party:

(i)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)	under the law of the jurisdiction in which that Finance Party (or, in the case of a Lender, that Lender’s Facility Office) is located in respect of amounts received or receivable in that jurisdiction (for the avoidance of doubt, a Finance Party will not be regarded as being located in a jurisdiction merely as a result of being a party to a Finance Document);

(b)	to the extent the relevant loss, liability or Cost:

(i)	in relation to Clause 11.3 (Tax indemnity) only, is compensated for by a payment under Clause 11.2 (Tax gross-up - payments by Obligors);

(ii)	in relation to Clause 11.3 (Tax indemnity) only, would have been compensated for under Clause 11.2 (Tax gross-up - payments by Obligors) but was not so compensated solely because one or more of the exclusions described in this Clause 11.4 (other than this paragraph (ii)) applied; or

(iii)	relates to a FATCA Deduction required to be made by a Party.

(c)	in respect of a Tax which would not be required to be deducted by an Obligor if, before the Obligor makes a relevant payment, the relevant Finance Party, or an entity acting on behalf of the Finance Party, provided the Obligor with any of its name, address, tax file number, Australian business number, registration number or similar details or any relevant tax exemption or similar details;

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(d)	with respect to any withholding or deduction on account of the Obligor receiving a direction under section 255 or section 260-5 of Schedule 1 of the Tax Act or any similar law;

(e)	which is Australian Withholding Tax which arises (1) in respect of any interest paid to a Lender that is an Offshore Associate of the relevant Borrower, or (2) as a result of there being fewer than two Lenders under this Agreement; or

(f)	in respect of a Lender, to the extent the relevant Tax Deduction, loss, liability or Cost results from a breach by that Lender of any of its representations and warranties under Clause 28.2 (Lenders’ representations and warranties).

11.5	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines in its acting reasonably in good faith that:

(a)	a Tax Credit is attributable to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit,

subject to Clause 26 (Conduct of Business by the Finance Parties), the Finance Party shall pay an amount to the Obligor which that Finance Party determines in its absolute discretion (acting in good faith) will leave that Finance Party (after that payment) in the same after-Tax position as it would have been in had the circumstances not arisen which caused the Tax Payment to be required to be made by the Obligor.

11.6	Stamp duties and Taxes

The Company shall:

(a)	pay; and

(b)	within 10 Business Days of demand or the date specified in the demand (whichever is later), indemnify each Finance Party against any Cost, loss or liability that Finance Party incurs in relation to, all stamp duty, registration or similar Tax payable in respect of any Finance Document except Transfer Certificates or assignment agreements.

11.7	Indirect Tax

(a)	All payments to be made by an Obligor under or in connection with any Finance Document have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or chargeable with an Indirect Tax then, when the Obligor makes the payment:

(i)	it must pay to the Finance Party an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and

(ii)	the Finance Party will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Indirect Tax.

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(b)	Where a Finance Document requires an Obligor to reimburse or indemnify a Finance Party for any Costs, that Obligor shall also at the same time pay and indemnify that Finance Party against all Indirect Tax incurred by that Finance Party in respect of the Costs save to the extent that that Finance Party is entitled to repayment or credit in respect of the Indirect Tax. The Finance Party will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Indirect Tax. Unless notified by that Finance Party, the Obligor must assume that the Finance Party is not entitled to any input tax credit for that Indirect Tax. The Finance Party must promptly notify the Obligor if it is entitled to any input tax credit for that Indirect Tax. A reference in this paragraph (b) to a Finance Party being entitled to a repayment, credit or input tax credit includes a reference to a representative member of an Indirect Tax group of which the Finance Party is a member.

11.8	FATCA Information

(a)	Subject to Clause 11.8(c), each Party shall, within thirty Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to Clause 11.8(a)(i) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Clause 11.8(a) shall not oblige any Finance Party to do anything, and Clause 11.8(a)(iii) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

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(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

11.9	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

12.	Increased costs

12.1	Increased costs

(a)	Subject to Clause 12.3 (Exceptions) the Company shall, within 7 Business Days of a demand or the date specified in the demand (whichever is later) by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation,

made after the date of this Agreement (in the case of the Original Lenders) or the date that Finance Party becomes a Party to this Agreement (in the case of other Lenders). This includes any law or regulation with regard to capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement, “Increased Costs” means:

(i)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital as more capital is required to be allocated);

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

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12.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 12.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs and the basis of computation of the claim to the extent that it is readily calculable (except disclosure may be limited to the extent required by any confidentiality obligations, internal policies and/or practices or compliance requirements).

12.3	Exceptions

Clause 12.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)	compensated for by Clause 11.3 (Tax indemnity) (or would have been compensated for under Clause 11.3 (Tax indemnity)) but was not so compensated solely because one or more of the exclusions in Clause 11.4 (Exceptions to gross-up and indemnity) applied;

(d)	attributable to the breach by the relevant Finance Party or its Affiliates of any law or regulation or the terms of any Finance Document;

(e)	incurred more than 120 days before the Finance Party makes the claim for that Increased Cost;

(f)	attributable to a change to, or the introduction of, a regulatory standard to implement any statements of intention or other announcements from a Government Agency that has been publicly released (including, for the avoidance of doubt, draft regulatory standards that have been released for public consultation to the extent the standards ultimately imposed are no more onerous than the draft) and is applicable to the Lender under or in connection with Basel II or Basel III prior to the date such Lender becomes party to this Agreement. For these purposes:

(i)	“Basel II” means requests, rules, guidelines, directives, prudential standards or similar requirements:

(A)	developed, introduced, issued or imposed under or in connection with, or in order to implement, the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Bank of International Settlements (“BIS”), as amended, supplemented, replaced or restated from time to time (prior to the date on which the Lender became the Lender); and

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(B)	published by the BIS or the Financial Stability Board (“FSB”) relating to the foregoing; and

(ii)	“Basel III” means requests, rules, guidelines, directives, prudential standards or similar requirements:

(A)	developed, introduced, issued or imposed under or in connection with, or in order to implement, the “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring”, “Guidance for national authorities operating the countercyclical capital buffer” and “Globally systemically important banks: Assessment methodology and the additional loss absorbency requirement - consultative document” published by BIS, each as amended, supplemented, replaced or restated from time to time (prior to the date the Lender became a Lender); and

(B)	published by the BIS or the FSB relating to the foregoing.

13.	Other Indemnities

13.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within 7 Business Days of demand or the date specified in the demand (whichever is later), indemnify each Finance Party to whom that Sum is due against any Cost, loss or liability, and the relevant Finance Party shall account to that Obligor for any profit made by that Finance Party, arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

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13.2	Other indemnities

The Company shall (or shall procure that an Obligor will), within 10 Business Days of demand or the date specified in the demand (whichever is later), indemnify each Finance Party against any Cost, loss or liability (including legal fees) incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	any third party or governmental enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under the Finance Documents;

(c)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any Cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);

(d)	funding, making arrangements to fund, or the use of, its participation in a Utilisation requested in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(e)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company; or

(f)	an amount being paid or payable by that Finance Party to the Agent under Clause 25.10 (Lenders’ indemnity to the Agent).

13.3	Indemnity to the Agent

The Company shall promptly indemnify the Agent against any Cost, loss or liability incurred by the Agent (acting reasonably on the instructions of the Majority Lenders) as a result of:

(a)	investigating any event which it reasonably believes is an Event of Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other experts or professional advisers as permitted under this Agreement.

14.	Mitigation by the Finance Parties

14.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under, or pursuant to, or its Commitment cancelled pursuant to, any of: Clause 7.1 (Illegality) or Clause 11 (Tax Gross-Up and Indemnities) (other than Clause 11.7 (Indirect Tax)) or Clause 12.1 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or, in the case of a Lender, another Facility Office.

(b)	Clause 14.1(a) does not in any way limit the obligations of any Obligor under the Finance Documents.

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14.2	Limitation of liability

(a)	The Obligors shall promptly indemnify each Finance Party for all costs reasonably incurred by that Finance Party as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

15.	Costs and Expenses

15.1	Transaction expenses

Without limiting Clause 15.3 (Enforcement costs), the Obligors shall pay, within 5 Business Days of demand by the Agent or specified due date whichever is later (accompanied by reasonable substantiation details) all reasonable legal fees (subject to such caps as are reasonably agreed between the Company and the Lenders) and disbursements of a single firm retained by the Lenders, the Agent, the Security Trustee and the other Lenders as a group as legal counsel in connection with the negotiation, preparation, execution, stamping, registration and perfection of the Finance Documents pre-approved by the Borrower for individual costs and expenses in excess of US$3,000 (such approval not to be unreasonably withheld or delayed).

15.2	Amendment costs

If an Obligor requests an amendment, waiver or consent, the Company shall within 10 Business Days of demand, reimburse the Agent and each other Finance Party for the amount of all Costs (including legal fees) reasonably incurred by the Agent or any Finance Party (including any Receiver) in responding to, evaluating, negotiating or complying with that request or requirement.

15.3	Enforcement costs

The Company shall, within 5 Business Days of demand, pay to each Finance Party the amount of all Costs (including legal fees) incurred by that Finance Party (and, in the case of the Security Trustee, by any Receiver) in connection with the enforcement of, or the preservation of any rights under, any Finance Document and any proceedings instituted by or against the Security Trustee as a consequence of taking or holding the Security.

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Section 7

REPRESENTATIONS, UNDERTAKINGS, EVENTS OF DEFAULT

16.	Representations

16.1	General

Each Obligor makes the following representations and warranties set out in this Clause 16 to each Finance Party in respect of itself.

16.2	Status

It is duly incorporated and validly existing under the laws of its place of incorporation.

16.3	Binding obligations

The obligations expressed to be assumed by it in each of the Transaction Documents to which it is a party are legal, valid, binding and enforceable in accordance with their terms and each Transaction Security granted by it constitutes a valid and effective Transaction Security in accordance with its terms over the property to which it is expressed to apply with the priority stated in that applicable Transaction Security Document, in each case, subject to Reservations.

16.4	Non-conflict with other obligations

The entry into and performance by it of any obligations under, and the transactions contemplated by, the Transaction Documents to which it is or is to be a party does not (and will not) breach or conflict with

(a)	its constitutional documents;

(b)	any laws and regulations applicable to it; or

(c)	any Authorisation, agreements or instrument binding on it or any of its assets,

where in the case of (b) and (c) to do so would have a Material Adverse Effect.

16.5	Power and authority

It has the corporate power and authority to:

(a)	enter into and perform and deliver its obligations under the Transaction Documents to which it is or is to be a party; and

(b)	to own its assets and to carry on its business as conducted or contemplated where failure to do so would have a Material Adverse Effect.

16.6	Authorisations

It has obtained all Authorisations, which continue to be in full force and effect and which conditions it is complying with, which are required:

(a)	subject to the Reservations, for the entry into and exercise of its rights and performance by it of its obligations under the Finance Documents and the validity and enforceability of those documents;

(b)	to ensure the admissibility in evidence in its relevant jurisdiction of any Transaction Document; and

(c)	for it to conduct its business where failure to obtain or maintain that Authorisation would have a Material Adverse Effect.

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16.7	Governing law and enforcement

Subject to the Reservations:

(a)	the choice of governing law by which a Transaction Document (to which it is a party) is expressed to be governed will be recognised and enforced in its relevant jurisdiction; and

(b)	any judgment obtained in relation to a Transaction Document (to which it is a party) in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its relevant jurisdiction.

16.8	No filing or stamp taxes

Subject to the Reservations, under the laws of its relevant jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents (excluding any assignments or transfers made pursuant to this Agreement) except:

(a)	any filing, registration, recording or enrolling or any tax or fee payable which is referred to in any legal opinion and which will be made or paid promptly after the date of the relevant Finance Document and, in any event, within the relevant period allowed by applicable law;

(b)	any stamp, registration or other similar Taxes which are payable in respect of an assignment, transfer or other alienation of any kind by a Lender of any of its rights and/or obligations under a Finance Document.

16.9	No Default

(a)	No Default has occurred as at Financial Close; and

(b)	To the best of its information and knowledge, having made due inquiry, no Event of Default has occurred and is subsisting (or would result from the making of any drawdown or the entry into, or the performance of, any transaction contemplated by any Transaction Document) of which it is aware which has not been notified to the Agent.

16.10	No misleading information

To the best of its information, knowledge and belief after making due inquiry (but subject to any qualifications made when the relevant information is made available):

(a)	all material written factual information disclosed to the Finance Parties in connection with the Transaction Documents taken as a whole in relation to any particular issue, is true in all material respects and not incorrect or misleading in any material respect at the date it was provided or as at the date (if any) at which it was stated;

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(b)	all financial projections provided in writing (including the financial model provided to the Agent) were prepared in good faith on the basis of the most recently available historical information and on the basis of assumptions believed by the Company to be reasonable at the time they were provided (or updated) (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company and that no assurance can be given that the projections will be realised); and

(c)	all copies of documents given by it or on its own behalf to the Agent are true and complete copies as at the date they were given unless expressly specified otherwise.

16.11	Financial statements

(a)	To the best of its knowledge, information and belief, the financial statements were prepared in accordance with and comply with Accounting Principles (except to the extent disclosed in them) and with all applicable laws.

(b)	The most recent financial statements delivered under Clause 17.1(a) (Reporting Undertakings - annual) and Clause 17.1(b) (Reporting Undertakings - quarterly) (as applicable) give a true and fair view (if audited) or fairly present (if unaudited) (as applicable) the matters with which they deal and the financial condition and state of affairs of the Obligors as at the date they were prepared and the results and operations of the Obligors for the period they cover.

16.12	Pari passu ranking

Subject to the Reservations and obligations mandatorily preferred by any law applying to companies generally, each of its payment obligations under each Finance Document rank at least pari passu with the claims of all its unsecured and unsubordinated creditors.

16.13	No proceedings pending or threatened

To the best of its information, knowledge and belief after having made due inquiry, there is no current or pending litigation and no other litigation, arbitration, administrative proceedings or other actions outstanding or threatened in writing, which has a reasonable prospects of an adverse determination and which in any such case if adversely determined, would have a Material Adverse Effect (taking into account available funding and/or insurances available to meet such liability, and likely contribution to that liability by other defendants such as the supplier(s)).

16.14	Authorised signatories

Any person specified as its authorised signatory in a Verification Certificate delivered as a condition precedent to Financial Close or pursuant to Clause 17.2(d)(iii) (Information: miscellaneous) is authorised to sign Utilisation Requests and other notices on its behalf except where it has previously notified the Agent that the authority has been revoked.

16.15	Security Ranking

Subject to the Reservations, the Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security other than Permitted Security.

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16.16	Good title to assets

(a)	It is the sole legal and beneficial owner of all of its Secured Property (and has authority to give security over that Secured Property as contemplated by the Transaction Security Documents), and owns or has the right to use its other property necessary for the conduct of its business where failure to do so would have a Material Adverse Effect, unless it is a trustee (as disclosed to the Agent prior to the date it became an Obligor or if it became trustee of any property acquired after it became Obligor, as disclosed to the Agent at the time of acquisition of such property).

(b)	Immediately following the acquisition of the Servers, the Borrowers shall be the sole legal and beneficial owner of Servers acquired under such acquisition and over which it purports to grant Security.

16.17	Shares

(a)	The shares of any wholly-owned Obligor subject to a Transaction Security under a Finance Document constitutes all the share capital of the relevant Obligor, such shares are fully paid and freely transferable and no person (other than another Obligor) has or is entitled to any option or other right to call for the issue of share capital of any such Obligor.

(b)	The constitutional documents of companies which are wholly-owned Obligors whose shares are subject to a Transaction Security do not restrict or inhibit any transfer of those shares on creation or enforcement of the relevant Transaction Security.

16.18	Group Structure Diagram

As at the date of Financial Close, subject to any changes notified in writing to and accepted by the Agent, the Group Structure Diagram is complete and accurate in all material respects.

16.19	Sanctions

No Obligor nor any of their respective directors, officers or employees nor any persons acting on any of their behalf:

(a)	is a Restricted Party, is owned or controlled by a Restricted Party or owns or controls a Restricted Party;

(b)	has a Restricted Party serving as director, officer or, to the best of its knowledge, employee;

(c)	has directly or indirectly violated or is directly or indirectly violating any applicable Sanctions;

(d)	is directly or indirectly engaging in or has directly or indirectly engaged in any activity with a Restricted Party or in any other activity that may result in any person becoming a subject of applicable Sanctions;

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(e)	is directly or indirectly engaging in or has directly or indirectly engaged in any activity with or for the benefit of any Restricted Party or any other activity which would cause any person to be in breach of applicable Sanctions; or

(f)	is directly or indirectly subject to any claim, proceeding, investigation or notice with respect to applicable Sanctions.

16.20	Anti-Bribery and Anti-Money Laundering

In connection with the Transaction Documents and the Facilities, neither the Obligors, nor any director or officer has violated (a) any applicable anti-bribery law including the US Foreign Corrupt Practices Act of 1977 (as amended), the United Kingdom Bribery Act, anti-bribery legislation promulgated by the European Union and implemented by its member states and other applicable anti-bribery and anti-corruption laws and regulations (“Anti-Bribery Laws”) or (b) any applicable anti-money laundering-related laws and regulations, including the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth) and the Anti-Money Laundering and Counter -Terrorism Financing Rules (“Anti-Money Laundering Laws”).

16.21	Intellectual Property

(a)	Each Borrower owns or has the right to use the Intellectual Property which are necessary for the performance of the Customer Contracts, including in accordance with the applicable Material Contracts.

(b)	To the knowledge of each Borrower, no product, process, method, service, substance, part or other material offered for sale, sold, contemplated to be sold or used by it in connection with its business that is not provided by an Affiliate, infringes, misappropriates or violates any Intellectual Property owned by any other Person in a way which has a Material Adverse Effect.

16.22	Export Controls

In connection with the delivery of the Services, the Obligors have not violated any applicable Export Control Laws.

16.23	Data Protection and Cyber Security

Except as would not reasonably be expected to have a Material Adverse Effect:

(a)	to the best of its information, knowledge and belief after making reasonable enquiries, the Obligors have not experienced any security incident, security breach, cyber incident, cyber security incident, personal data breach, or otherwise similarly defined unauthorised cyber breach (collectively, “Cyber Security Incidents”) related to personal data, material confidential Obligors data, or information technology, in each case, which would require notification of individuals, other affected parties, law enforcement, or any Governmental Agency;

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(b)	the Obligors have not received any subpoenas, demands, or other notices from any Governmental Agency investigating, inquiring into, or otherwise relating to any actual or potential violation of any Data Protection Laws or Cyber Security Incident and, to the knowledge of the Obligors, Obligors are not under investigation by any Governmental Agency for any actual or potential violation of any Data Protection Laws or Cyber Security Incidents;

(c)	no notice, complaint, claim, enforcement action, proceeding, or litigation, has been served on, or initiated against the Obligors or any of their directors, officers, employees or agents (in their capacity as such) by any Person or Governmental Agency under any Data Protection Laws; and

(d)	the execution, delivery and performance of this Agreement shall not cause, constitute, or result in a breach or violation of any Data Protection Laws or any terms of service or privacy policy entered into by the users of the Obligors’ services.

16.24	End Use by Customer

To the best of its information, knowledge and belief, neither the Customer nor any of its Customer’s end-users have used or will use any of the Services for any military or military intelligence end-uses (or on behalf of any military or military intelligence end-user), for development or production activities pertaining to nuclear weapons or materials, explosive devices, rocket or missile systems, unmanned air vehicle systems, chemical, biological, or radiological weapons or delivery systems, or for any other end use that is in violation of any Export Control Laws.

16.25	Warranties and support services

On and from the date payment has been made by the relevant Borrower (or by any other party) to:

(a)	[***] under a [***] Purchase Order;

(b)	[***] under a [***] Purchase Order; or

(c)	any other third-party Server procurer under the relevant ordering document,

all required payments for all Warranties and support services in relation to the Servers procured under that relevant arrangement are paid in full.

16.26	Material Contract

(a)	The Material Contracts constitute and include all material contracts and agreements, to which an Obligor is a party, relating to the Project.

(b)	Copies of all Material Contracts have been delivered to the Agent by the Obligors.

16.27	Taxation

(a)	It has paid all material Taxes imposed on it in respect of the Obligors’ assets and business (including those which are taken to be assets or (if applicable) a business of the Head Company of a Consolidated Group of which an Obligor is a member) within the time period allowed save where contested in good faith and where adequate reserves or undrawn credit facilities have been maintained for the payment of such Taxes if the contest is adversely decided and where such payment can be lawfully withheld.

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(b)	It has promptly filed, or caused to be filed, all tax returns, business activity statements and other tax filings which are required to be filed under applicable Tax law and related legislation, where failure to do so would result in a Material Adverse Effect.

(c)	Each Obligor that is or becomes a member of a Consolidated Group is a party to a valid Tax Sharing Agreement and Tax Funding Agreement before any Group Liability first becomes due for that Consolidated Group that covers all Group Liabilities of the Consolidated Group. Each Obligor that is or becomes a member of a GST group is party to a valid Indirect Tax Sharing Agreement and Indirect Tax Funding Agreement that covers all Indirect Tax Amounts of the GST group.

16.28	Disclosure

It has disclosed to the Agent, all material facts relating to the Obligors, the Transaction Documents and the Secured Property of which it is aware and which it believes in good faith, which if not disclosed, would materially adversely affect the decision of a prudent and reasonable financial institution to enter into the Finance Documents and to carry out the transactions that they contemplate.

16.29	Qualifications

The representations and warranties given under Clause 16 (Representations) will be qualified to the extent that:

(a)	a matter was disclosed to the Agent in writing and the Company received no written objection to the disclosure before the Agent executed this Agreement;

(b)	a matter was disclosed to, and accepted by, the Agent in writing; and

(c)	it is incorrect solely as a consequence of the Security Trustee having failed to take any perfection steps, except to the extent such failure is caused by any Obligor.

16.30	Times when representations made

(a)	All representations and warranties are made on the date of this Agreement and at Financial Close and the Repeating Representations are further repeated on the date of each Utilisation Request, each subsequent Utilisation Date, the last day of each Interest Period and each Compliance Certificate delivery date.

(b)	All representations and warranties are subject to any disclosure made by the relevant Obligor to the Agent in writing and accepted by the Agent on or prior to the date of such repetition.

(c)	Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

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17.	Information Undertakings

17.1	Reporting Undertakings

The Company shall supply to the Agent:

(a)	(annual) within 120 days (but in relation to the first annual Financial Statements after Financial Close, 150 days) after the end of each Borrower’s Financial Years that occurs after Financial Close, audited Financial Statements for each of the Borrowers for that Financial Year (which may be provided on a consolidated basis with one or more other Obligors); and

(b)	(quarterly) within 45 days (but in relation to the first two financial quarters after Financial Close, 60 days) after the end of each quarter, quarterly unaudited consolidated management accounts (comprising key balance sheet items (being cash and debt balances), the profit and loss statement, a statement of cash flow and management commentary) for the Borrowers for that quarter (commencing from the First Calculation Date);

(c)	(Service levels) within 15 days after the end of each month, commencing with the first full month to occur after Financial Close, Monthly Service Levels and utilisation reports in respect of each Customer Service Order.

(d)	(budget) within 30 days after obtaining approval by the board of directors of the Borrowers for each Borrower’s Financial Years that occurs after Financial Close, annual budget approved by the board of the directors of the Borrowers for that Financial Year.

17.2	General Information Undertakings

Each Obligor must notify the Agent:

(a)	(Default) promptly upon becoming aware of it, the occurrence or existence of any Default or Review Event and, if requested by the Agent, the steps, if any, being taken to remedy it;

(b)	(details of material litigation) promptly upon becoming aware of it, the details of any litigation, arbitration or administrative proceedings or material judgment which are likely to be adversely determined and if adversely determined, would or would be reasonably likely to have a Material Adverse Effect;

(c)	(Group structure updates) of an updated Group Structure Diagram at the same time as the delivery of the next Compliance Certificate if the then current Group Structure Diagram becomes incorrect or misleading in a material respect;

(d)	(breach of law)

(i)	promptly upon becoming aware of it, a breach of law by an Obligor which has had or is reasonably likely to have a Material Adverse Effect;

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(ii)	promptly upon becoming aware of it, any:

(A)	non-compliance with any Environmental Law or any Release of Hazardous Materials in each case by an Obligor that would reasonably be expected to have a Material Adverse Effect; or

(B)	pending or, to the Obligor’s knowledge, threatened, Environmental Claim against the Obligor that would reasonably be expected to have a Material Adverse Effect;

(iii)	promptly, notify the Agent upon receiving notice of any investigation, inquiry, or proceeding by any Governmental Agent relating to its violation or potential violation of applicable Anti-Bribery laws, Anti-Money Laundering Laws, Export Control Laws, or Sanctions;

(e)	(Authorised Signatories) of any change to the identity of its Authorised Signatories for the purposes of the Finance Documents, giving specimen signatures of any new Authorised Signatory appointed, and, where requested by the Agent, evidence satisfactory to the Agent of the authority of any Authorised Signatory, at the same time as the delivery of the next Compliance Certificate to be delivered pursuant to Clause 17.3 (Compliance Certificates) following the change;

(f)	(change of ACN or ABN or name) in respect of any Obligor incorporated in Australia, at least 1 Business Day prior to a change in the ACN or Name allocated to an Obligor or the ABN or Name of a trust of which an Obligor is the trustee changes, is cancelled or otherwise ceases to apply to it (or if it is trustee of a trust and that trust does not have an ABN, one is allocated, or otherwise starts to apply to it), in each case only to the extent such details are the relevant “prescribed details” for that Obligor for the purposes of the PPS Regulations;

(g)	(Material government notices) promptly, a copy of all notices which any Obligor gives to or receives from any Government Agency or any stock exchange, in each case which has had or is reasonably likely to have a Material Adverse Effect;

(h)	(Material Contracts) promptly, notice of (i) any breach or default under any Material Contract that would reasonably be likely to result in the termination, suspension or rescission of such Material Contract; or (ii) any material amendment of any Material Contract;

(i)	(creditors’ information) of all documents delivered by the Borrowers to their creditors generally other than in the ordinary course of business, except to the extent the disclosure is restricted by any confidentiality obligation under such documents; or

(j)	(other information) of such other information in the possession or control of an Obligor which the Agent reasonably requests (acting on the instruction of any Lender) regarding the financial condition, business and operations of any Obligor for the sole purpose of monitoring the Obligors’ compliance and performance of obligations under the Finance Documents (subject to any confidentiality restrictions relating to that information), provided that, unless an Event of Default is continuing, such information is readily obtainable by the management of the relevant Obligor without the Obligors incurring material fees, costs or expenses.

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17.3	Project Information Undertakings

Each Obligor must notify the Agent:

(a)	(Servers) promptly, notice of any damage or loss to the Servers (whether or not insured) that exceeds an amount equal to 10% of the aggregate value of the Servers as set out in the most recent Compliance Certificate; and

(b)	([***] Development) promptly, prior to the Facility A Repayment Date, use reasonable commercial efforts to request and provide timely updates of such information in the possession or control of an Obligor received from the DC Operator regarding the progress and readiness of the colocation site in Data Centre Facility [***] to facilitate “Acceptance” by the Customer under Customer Service Order 2 in accordance with Schedule 3 (Delivery & Acceptance) of the Customer MSA (subject to any confidentiality restrictions relating to that information);

(c)	(Customer Acceptance and [***]) promptly, upon receipt of written confirmation of:

(i)	“Acceptance” having occurred under Customer Service Order 2 in accordance with Schedule 3 (Delivery & Acceptance) the Customer MSA; and

(ii)	[***];

(d)	(Warranties disputes) promptly notify the Agent (and in any event within 5 Business Days after becoming aware of same) of any material dispute with a Supplier regarding Warranties coverage, Warranties claims or support entitlements in respect of the Servers valued in excess of 10% of the aggregate value of the Servers owned by the Borrowers as set out in the most recent Compliance Certificate delivered to the Agent; and

(e)	(claim) promptly upon becoming aware of the relevant claim, the details of any claim which is current, threatened or pending with respect to the Servers which, if adversely determined, would have a Material Adverse Effect and details of any insurance claim which will require a prepayment under clause 7.6(a)(iii) (Insurance proceeds).

17.4	Compliance Certificate

(a)	The Company shall supply to the Agent, with each set of its Financial Statements delivered pursuant to Clause 17.1(a) (Reporting Undertakings – annual) or Clause 17.1(b) (Reporting Undertakings – quarterly) commencing from the first Calculation Date described in Clause 18.1 (Financial Covenant), a Compliance Certificate setting out calculations in reasonable detail.

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(b)	The Company shall supply to the Agent on each Sweep Payment Date, solely for the purposes of calculating the Applicable Percentage and the value of the Servers under Clause 17.3(a) and Clause 17.3(d), and not for any other purpose, a Compliance Certificate setting out the Gross LTV and calculations in reasonable detail as at the end of the previous Sweep Period.

(c)	Each Compliance Certificate shall be signed by two directors of the Company or a director and the Chief Financial Officer or Chief Executive Officer of the Company.

17.5	Requirements as to financial statements

The Company shall procure that each set of financial statements delivered pursuant to Clause 17.1 (Reporting Undertakings) comply with current accounting practice and applicable Accounting Principles.

17.6	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of, or composition of the shareholding in, an Obligor after the date of this Agreement;

(iii)	any change in the Authorised Signatories of an Obligor after the date of this Agreement; or

(iv)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)	The Company shall promptly supply, or procure the supply of, such documentation and other evidence reasonably requested by the Agent (for itself or on behalf of any Finance Party) from time to time in relation to an Obligor to enable the Finance Party to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to the Finance Party.

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18.	Financial covenant

18.1	Financial Covenant

The Borrowers must ensure that the Gross LTV Ratio as at each Calculation Date referred to below, does not exceed the corresponding level specified below in the “Maximum LTV” column applicable to such Calculation Date:

[***]

18.2	Equity Cure

(a)	The Company may cure or avoid breaches of the Financial Covenant in Clause 18.1 (Financial Covenant) by:

(i)	procuring additional Equity Contributions to prepay the Facilities permanently in an amount at least sufficient to cure the breach, assuming the debt prepayment occurred on the relevant Calculation Date; or

(ii)	procuring the purchase of additional revenue generating Servers (in each case supported by additional Customer Contracts in form and substance satisfactory to the Agent (acting reasonably)) (“Additional Servers”), assuming the purchase of the Servers was completed on the relevant Calculation Date, in which case the Gross LTV Ratio will be recalculated taking into account the additional Servers in the denominator.

(b)	There shall be:

(i)	no cures on consecutive Calculation Dates; and

(ii)	no more than 3 cures over the life of the Facilities.

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(c)	The Company must notify the Agent of its then current intention to exercise its cure rights within 5 Business Days, and effect such cure within 30 days, of the last date on which the Compliance Certificate is required to be delivered for the relevant Calculation Date. For the avoidance of doubt, any notice by the Company under this paragraph does not impose any obligation on the Company to effect the cure.

(d)	Breach of the financial covenant is deemed cured if it is complied with when tested on the subsequent Calculation Date provided no acceleration or enforcement action has occurred by that date.

(e)	To the extent that any proceeds received by the Borrowers under Clause 18.2(a)(i) exceeds the amount necessary to cure the breach under Clause 18.1 (Financial Covenant), the excess amount must be applied in prepayment of the Facilities in accordance with Clause 7.6(a)(vi) (Mandatory Prepayment).

19.	General Undertakings

19.1	General

Each Obligor makes the following undertakings set out in this Clause 19 to each Finance Party in respect of itself.

19.2	Positive Undertakings

Each Obligor must:

(a)	(Authorisations):

(i)	promptly obtain and renew all necessary consents, filings and Authorisations relating to its business where failure to do so would have a Material Adverse Effect; and

(ii)	obtain and maintain each Authorisation (and comply in all material respects with their terms) that is necessary to:

(A)	execute the Transaction Documents and to carry out the transactions that they contemplate; and

(B)	enable it to properly carry on its business and own its assets, where failure to do so would have a Material Adverse Effect;

(b)	(compliance with laws - general) observe and comply with all obligations, laws and regulations which apply to it or any of its assets, in each case where a failure to do so would have a Material Adverse Effect;

(c)	(corporate existence and mergers) do everything necessary to maintain its corporate existence. It will not transfer its jurisdiction of incorporation or enter any amalgamation, demerger, merger, consolidation or corporate reconstruction.

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(d)	(compliance with laws - environmental) observe and comply with all Environmental Laws applicable to its business, operations and properties; obtain and maintain in full force and effect all material authorizations, registrations and licenses and permits required pursuant to Environmental Laws applicable for its business, operations and properties; and perform any investigation, remedial action or cleanup to the extent required by Governmental Agencies under applicable Environmental Laws, in each case except to the extent the failure to do so would not have, a Material Adverse Effect.

(e)	(compliance with laws - Data Protection Laws)

(i)	comply, and make commercially reasonable efforts to cause its directors, officers, employees and agents (in their respective capacities as such) to comply, with all Data Protection Laws applicable to its business and operations;

(ii)	develop and maintain written policies and procedures by or on behalf of the Obligor that are reasonably designed to promote and achieve compliance by, the Obligor and its directors, officers, employees and agents (in their respective capacities as such), with Data Protection Laws applicable to its business and operations; and

(iii)	perform any investigation or remedial action to the extent required by Government Agency under applicable Data Protection Laws,

except to the extent a non-compliance would not have a Material Adverse Effect.

(f)	(compliance with laws - Anti-Bribery Laws, Anti-Money Laundering Laws and Export Control Laws)

(i)	comply with all Anti-Bribery Laws and Anti-Money Laundering Laws applicable to it;

(ii)	provide all information reasonably requested by the Agent to manage and comply with any applicable Anti-Bribery Laws, Anti-Money Laundering Laws or Sanctions where such information is not already available to the Agent; and

(iii)	conduct its businesses in compliance with applicable Anti-Bribery Laws, Anti-Money Laundering Laws and Export Control Laws; and

(iv)	develop and maintain policies and procedures designed to promote and achieve compliance with such laws.

(g)	(Ranking) ensure that its payment obligations under the Finance Documents rank at least pari passu with the claims of all unsecured and unsubordinated creditors save where other obligations are mandatorily preferred by laws of general application;

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(h)	(Taxation) promptly:

(i)	pay all material Taxes imposed on it in respect of the Obligors’ assets and business (including those which are taken to be assets or (if applicable) a business of the Head Company of a Consolidated Group of which an Obligor is a member) within the time period allowed save where contested in good faith and where adequate reserves have been maintained for the payment of such Taxes if the contest is adversely decided and where such payment can be lawfully withheld; and

(ii)	file, or caused to be filed, all tax returns, business activity statements and other tax filings which are required to be filed under applicable Tax law and related legislation, where failure to do so would have a Material Adverse Effect;

(i)	(preservation of assets / maintenance of Secured Property) maintain and keep in a reasonable state of repair and in reasonable working order allowing for fair wear and tear and protect the Secured Property which is necessary for the conduct of its business (including taking steps to remedy any title defects), where failure to do so would have a Material Adverse Effect;

(j)	(insurances)

(i)	procure and maintain, or cause to be procured and maintained, all Required Insurances with reputable insurers of sound financial standing;

(ii)	not do anything to materially prejudice any insurance policies for the Required Insurances or vary, rescind, terminate, cancel or cause a change to any insurance policy for the Required Insurances without the written consent of the Agent (not to be unreasonably withheld or delayed). For the avoidance of doubt, the Agent’s consent is not required where the changes, termination or cancellation does not result in a material reduction to the level of cover under the Obligor’s insurance policies, or the Obligor’s insurance policies otherwise remain on substantially the same terms or more favourable terms;

(iii)	use reasonable efforts to ensure that the Security Trustee’s interests are noted on each policy of Required Insurance as an interested party (excluding workers compensation, directors and officers insurance or other third party liability policies);

(iv)	notify the Agent of:

(A)	claims over $5,000,000 in respect of the Required Insurances; and

(B)	any cancellation or variation (other than immaterial variations) of any Required Insurance;

(v)	cause all premiums in respect of the Required Insurances to be promptly paid and renewed. If the Obligor fails to pay (or procure the payment of) premium when due and payable, the Agent may (but it not obliged to), with prior notice to the Obligor, pay that premium on the Obligor’s behalf. The Obligor will account to the Agent within five Business Days of demand for such payment; and

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(vi)	on request by the Agent, provide the Agent with a certificate of currency annually, no later than 30 days after the renewal date of such insurance policy.

(k)	(access) provide access to the premises and of records of the Borrowers to a representative of the Agent, on request with reasonable notice and at reasonable times, no more than once per calendar year unless an Event of Default is subsisting, and subject to compliance with any restrictions imposed on the Obligors under the Material Contracts, and reasonable requirements of confidentiality, including requirements imposed by law or by contract, or attorney-client or similar privilege;

(l)	(further assurances)

(i)	whenever the Security Trustee reasonably requests an Obligor to do anything:

(A)	to ensure any Finance Document (or any security interest (as defined in the PPSA, as applicable) or other Security under any Finance Document) is fully effective, enforceable and perfected with the contemplated priority;

(B)	for more satisfactorily assuring or securing to the Finance Parties the property the subject of any such security interest or other Security in a manner consistent with the Finance Documents;

(C)	for aiding the exercise of any power in any Finance Document; or

(D)	to enable the Finance Parties to apply for any registration, or give any notification, in connection with any Transaction Security so that it has the priority required by the Finance Parties,

the Obligor shall do it promptly at its own cost. This may include obtaining consents, signing documents, getting documents completed and signed and supplying information, delivering documents and evidence of title and executed blank transfers, or otherwise giving possession or control with respect to any property the subject of any security interest or Security;

(ii)	deposit with Security Trustee, all the title documents for any Secured Property comprising marketable securities (including share certificates and blank share transfer forms), which is subject to the fixed charge created under its Transaction Security:

(A)	immediately on its execution of its Transaction Security Document in respect of any such property it holds on the date of such execution; and

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(B)	in respect of any asset acquired which forms part of its Secured Property and is subject to the fixed charge created by its Transaction Security Document, the date that is the later of (1) the due date for the next Compliance Certificate to be delivered under Clause 17.3 (Compliance Certificate) and (2):

(aa)	if any instrument or transaction by which the asset was acquired is liable to any stamp or transaction duty or similar charge (including transfer duty and landholder duty) imposed by any Government Agency (“Duty”), within 10 days of the instrument or transaction being duly stamped and made available to it (or its advisers) for registration; or

(ab)	otherwise, within 20 days of the date such asset being issued or acquired (as applicable),

the relevant time period is as set out in paragraphs (aa) or (ab) above.

Where sub-paragraph (aa) applies, the relevant Obligor will:

(ac)	procure that each such instrument or other statement that is required to be lodged for assessment of Duty is lodged with the relevant state or territory revenue office (“Revenue Office”) on or before the date required under the relevant legislation; and

(ad)	promptly respond to any requisitions from the relevant Revenue Office.

(m)	(tax consolidation): at any time any Obligor is or becomes a member of:

(i)	a Consolidated Group:

(A)	ensure that every Group Liability of the Consolidated Group is covered by a valid Tax Sharing Agreement for the purposes of section 721-25 of the Tax Act and a Tax Funding Agreement before any Group Liability first becomes due for that Consolidated Group;

(B)	following the deadline for implementation in paragraph (A) above, procure that each Consolidated Group member becomes a party to such Tax Sharing Agreement and Tax Funding Agreement within 20 Business Days from the later of (1) the date the Consolidated Group member becomes a Consolidated Group member and (2) the date on which the Head Company makes the choice to consolidate under section 703-50 of the Tax Act (or, for a MEC group, the date the relevant choice is made or notice given), and such Tax Sharing Agreement and Tax Funding Agreement will be maintained in full force and effect at all times;

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(C)	not (and not permit another entity to) amend, modify or waive any rights or obligations under, or terminate, the Tax Sharing Agreement or Tax Funding Agreement in any way which would be materially prejudicial to the Lenders (as a whole), without the prior consent of the Majority Lenders (acting reasonably) except that (for the avoidance of doubt) accession by a new member of the Consolidated Group or the release of a member leaving the Consolidated Group will be permitted; and

(D)	give the Australian Taxation Office a copy of the Tax Sharing Agreement within the period required by paragraph 721-25(3)(b) of the Tax Act if the Australian Taxation Office gives a notice requiring it to do so;

(ii)	a GST group:

(A)	ensure that every Indirect Tax Amount of the GST group is covered by a valid Indirect Tax Sharing Agreement and Indirect Tax Funding Agreement;

(B)	procure that each member of the GST group becomes a party to such Indirect Tax Sharing Agreement and Indirect Tax Funding Agreement within 20 Business Days of becoming a member of the GST group and such Indirect Tax Sharing Agreement and Indirect Tax Funding Agreement will be maintained in full force and effect at all times;

(C)	not (and not permit another entity to) amend, modify or waive any rights or obligations under, or terminate, the Indirect Tax Sharing Agreement and Indirect Tax Funding Agreement in any way which would be materially prejudicial to the Lenders (as a whole), without the prior consent of the Majority Lenders (acting reasonably) except that (for the avoidance of doubt) accession by a new member of the GST group or the release of a member leaving the GST group will be permitted; and

(D)	give the Australian Taxation Office a copy of the Indirect Tax Sharing Agreement within the period required if the Australian Taxation Office gives a notice requiring it to do so.

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(n)	(accounts)

(i)	prepare financial statements in compliance with the Accounting Principles and all applicable laws; and

(ii)	maintain accounting records which fairly record and present its financial condition and performance;

(o)	(Warranties) maintain and keep in full force and effect all Warranties required to comply with the terms of the Customer Contract except to the extent such Warranties expire or terminate in, accordance with their terms.

(p)	(Servers) operate and maintain or procure the operation and maintenance of the Servers in good and substantial working order, repair and condition (fair wear and tear excepted) and in any event in accordance with the terms of the Material Contracts in all material respects including so as not to limit or otherwise prejudice the Warranties;

(q)	(Customer Contract invoices) in accordance with the Customer MSA, promptly issue invoices to the Customer for all services rendered under the Customer MSA; and

(r)	(Customer Contract revenues)

(i)	instruct the Customer to pay all available revenues (payable by the Customer) directly into the Operating Account; and

(ii)	use reasonable commercial efforts to ensure that all revenues (payable by the Customer) are promptly collected and dealt with in accordance with the Customer Contracts.

(s)	[***].

(t)	[***].

(u)	[***].

(v)	(Intellectual Property)

(i)	preserve and maintain access to and all rights to use the Intellectual Property necessary for the business of the relevant Obligor; and

(ii)	use reasonable endeavours to prevent any infringement in any material respect of that Intellectual Property.

(w)	(Additional Service Orders) fund all equipment required to perform the obligations under Customer Service Order 3, Customer Service Order 4 and Customer Service Order 5 from new Equity Contributions.

19.3	Negative Undertakings

No Obligor may:

(a)	(acquisitions) acquire any business or any shares or other ownership interests in any non-Obligor;

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(b)	(Joint Venture) enter into any Joint Venture;

(c)	(disposals) sell, assign, transfer, lease out or otherwise dispose of any assets except for Permitted Disposals;

(d)	(Finance Debt) incur any Finance Debt other than Permitted Finance Debt;

(e)	(Security Interest / negative pledge) create Security over its assets other than a Permitted Security;

(f)	(loans / financial accommodation) advance loans or provide any other financial accommodation to or in favour of any person except for Permitted Loans;

(g)	(guarantees) give any guarantee and indemnity in respect of Finance Debt other than a Permitted Guarantee;

(h)	(Distributions) declare, make, pay or distribute any money or other asset (including, without limitation, by management, advisory or other fee (however described), interest, dividend, buy back, return of capital, repayment or redemption) to or for the benefit of any of its shareholders or Affiliates above Holdco, unless such distribution constitutes a Permitted Distribution.

(i)	(hedging) enter into any Treasury Transaction for purely speculative reasons. The Obligors may enter into Treasury Transactions under Hedge Agreements with financial institutions who are not Lenders (or Affiliates of Lenders) (“Non-Lender HCs”) and for those Non-Lender HCs to be secured on a pari passu basis with Lenders under the terms of the Security Trust Deed;

(j)	(merger) enter into any merger, demerger or amalgamation;

(k)	(change to financial year) change its Financial Year (other than to synchronise with the financial years of the Company) without the prior written consent of the Agent (acting on the instructions of the Majority Lenders, acting reasonably) but which consent may be conditional on any consequential changes to Clause 18.1 (Financial Covenant), and their related definitions, and transitional arrangement for dollar baskets calculated on a per Financial Year basis being agreed by the Company and the Agent (acting on the instructions of the Majority Lenders, acting reasonably);

(l)	(constitution) amend its constitution in any manner which would be materially prejudicial to the interests of any Finance Party without the Agent’s prior written consent;

(m)	(arm’s length) deal with any party other than on arm’s length terms or better unless:

(i)	permitted under the Finance Documents; or

(ii)	pursuant to any Material Contract; or

(iii)	the dealing is between Obligors; and

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(n)	(sanctions) knowingly (and each Obligor shall procure that none of its directors, officers or employees will knowingly) directly or indirectly:

(i)	request any Utilisation or use, lend, contribute or otherwise make available any part of the proceeds of any Utilisation or other transaction contemplated by the Finance Documents:

(A)	to fund or support any trade, business or other activities of or with any Restricted Party; or

(B)	in any other manner that could reasonably be expected to result in any person being in breach of any applicable Sanctions or becoming a Restricted Party; or

(ii)	use any revenue or benefit derived from any activity or dealing with a Restricted Party, or from any action which is in breach of any applicable Sanctions in discharging any obligation due under any Finance Document;

(iii)	procure or permit that proceeds from any activity or dealing with a Restricted Party are credited to any bank account held with the Lender or any Affiliate of the Lender in its name;

(iv)	engage in any activity, transaction or conduct that results in any person being in breach of any applicable Sanctions or becoming a person subject to applicable Sanctions; or

(v)	engage in any activity, transaction or conduct that evades or avoids, or has the purpose of evading or avoiding, or breaches, directly or indirectly, in whole or in part, any applicable Sanctions.

(o)	(Change of business) engage in business unrelated to the Core Business, or take action which alone or together would materially change the general nature of the Core Business.

19.4	Material Contracts

(a)	Each Obligor shall:

(i)	comply with, and perform, all of its obligations under the Material Contracts in all material respects; and

(ii)	not enter into any agreement or transaction that does not relate to the Core Business.

(b)	Each Obligor shall:

(i)	obtain the prior written consent of the Agent (acting on the instructions of the Majority Lenders), before it:

(A)	makes any amendment to any Material Contract (including any amendment to the scope of the services under the Intercompany MSA) where such amendment would be materially prejudicial to the interests of the Borrower or the Lenders;

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(B)	waives any default under, or breach of, any Material Contract in a manner which is materially prejudicial to the interests of the Borrower or the Lenders; or

(C)	sell, transfer, assign or otherwise dispose of its interest in any Material Contract; and

(ii)	promptly deliver to the Agent full and complete copies for each such amendment, waiver or other document; and

(iii)	provide each Operating Budget (as defined in the Intercompany MSA) and Monthly Expense Statement (as defined in the Intercompany MSA) to the Agent promptly and in any event within 5 Business Days of receiving an Operating Budget or a Monthly Expense Statement; and

(iv)	promptly (and in any event within 10 Business Days) provide to the Agent any notice it receives from the Licensor (as that term is defined in the IPLA) under Schedule 4 of the IPLA setting out the scope of the Group Intellectual Property (as that term is defined in the IPLA).

(c)	The Obligors agree not to amend:

(i)	the IPLA in any way which increases the Licence Fee (as defined in the IPLA) above [***] per annum, or introduces any additional fees payable by the Obligors under the IPLA; or

(ii)	the Intercompany MSA to introduce any management or other fee payable to the Manager.

(d)	The Obligors agree that, unless the Agent (acting on the instructions of the Majority Lenders) consents in writing, each Customer Service Order will be entered into by the Company and shall not be entered into by SAI 3.

19.5	Holdco undertaking

Each Holdco:

(a)	undertakes that it is and will remain a special purpose company;

(b)	will ensure that each Borrower (as applicable) will at all times be an immediate direct wholly owned Subsidiary of the relevant Holdco;

(c)	will not engage, in any trading, business or other activities (either alone or in partnership or joint venture) or incur any liabilities, other than in respect of:

(i)	the provision of equity or shareholder loans to the Borrowers;

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(ii)	having rights or liabilities in connection with any marketable securities in it or any Obligor;

(iii)	having rights or liabilities under the Finance Documents to which it is expressed to be a party;

(iv)	holding of or expenditure of cash or disposing or acquiring of short term investments;

(v)	borrowings under shareholder loans or raising equity;

(vi)	Taxes (including in respect of any tax consolidation and activities necessary or desirable to maintain the Tax status of the Obligors);

(vii)	obtaining advice and incurring professional fees and administration costs in the ordinary course of business as a holding company;

(viii)	provision of administrative services to the Obligors;

(ix)	anything as required by law;

(x)	anything else expressly permitted under this Agreement or any other Finance Document; and

(xi)	other activities that are not inconsistent with the status of being a passive holding company.

19.6	Anti-money Laundering and Sanctions

(a)	Each Obligor and each Finance Party agrees that a Finance Party may delay, block or refuse to process any transaction without incurring any liability if that Finance Party, acting reasonably, suspects that:

(i)	the transaction may breach or cause a Finance Party to breach any laws, regulations or Sanctions within Australia or any other applicable jurisdiction;

(ii)	the transaction may allow the imposition of any penalty on a Finance Party under any law or regulation;

(iii)	the transaction involves any Restricted Person; or

(iv)	the transaction may directly or indirectly involve the proceeds of, or be applied for the purposes of, conduct which is unlawful within Australia or any other applicable jurisdiction.

(b)	As soon as practicable after a Finance Party becomes aware that it will delay, block or refuse to process a transaction in accordance with paragraph (a), it will notify the Company and consult in good faith but in each case only to the extent the Finance Party determines (acting reasonably) it is legally permitted to do so.

(c)	Each Obligor agrees that any Finance Party may disclose any information concerning it to:

(i)	any law enforcement, regulatory agency or court where required by any such law or regulation in Australia or any other applicable jurisdiction; and

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(ii)	any correspondent any Finance Party uses to make the payment for the purpose of compliance with any such law or regulation,

such disclosure will not breach any duty of confidentiality owed by that Finance Party to any other party to this Agreement.

(d)	Each Obligor undertakes to:

(i)	exercise its rights and perform its obligations under the Transaction Documents in accordance with all applicable laws or regulations in all respects relating to anti-money laundering, counter-terrorism financing or Sanctions;

(ii)	not knowingly use the proceeds of a Utilisation in violation of applicable Anti-Money Laundering Laws, Anti-Bribery Laws and Export Control Laws.

(e)	Each Obligor declares and undertakes to each Finance Party that so far as it is aware the provision of any financial accommodation under any Finance Document in accordance with a Borrower’s express instructions contained in a Utilisation Request will not breach any applicable laws or regulations in Australia or any other country.

19.7	Anti-Bribery

Each Obligor undertakes to not knowingly use the proceeds of a Utilisation in violation of applicable Anti-Bribery Laws.

19.8	Bank accounts

(a)	On and from Financial Close, each Obligor undertakes to:

(i)	maintain the Accounts in accordance with the Finance Documents;

(ii)	ensure that each Account and any other deposit account or securities account of each Borrower is opened with the Account Bank and is subject to an Account Bank Deed, other than, for the avoidance of doubt, the Distribution Account; and

(iii)	not open or maintain any other bank account other than the Accounts and the Distribution Account.

(b)	Each Account will bear interest at usual commercial rates (payable to the Company at the time of application provided no Default is subsisting at that time).

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19.9	Debt Service Reserve Account – establishment and funding

(a)	On or before Financial Close, the Obligors will establish and maintain the Debt Service Reserve Account with an Account Bank.

(b)	The Debt Service Reserve Account must be maintained on terms that require all withdrawals and transfers from the Debt Service Reserve Account to be authorised by Authorised Signatories of the Security Trustee.

(c)	Subject to clause 19.11 (Replacement of Debt Service Reserve Account with DSRA Letter of Credit) below, the Obligors must, on each Calculation Date, to the extent the funds available in the Debt Service Reserve Account are less than the Minimum DSRA Balance, deposit in the Debt Service Reserve Account within 10 Business Days the amount necessary for the available funds in the Debt Service Reserve Account to be equal to the Minimum DSRA Balance.

19.10	Debt Service Reserve Account – withdrawals

The Agent:

(a)	may from time to time, instruct the Security Trustee to:

(i)	effect a withdrawal or transfer from the Debt Service Reserve Account; and/or

(ii)	call on any DSRA Letter of Credit,

to:

(iii)	pay an amount which is due and payable under the Finance Documents but cannot be paid at that time; or

(iv)	if the balance of the Debt Service Reserve Account exceeds the Minimum DSRA Balance, and provided no Event of Default has occurred and is continuing, if requested by the Company, withdraw such excess amount and deposit it into the Operating Account or apply it in any manner not prohibited by the Finance Documents.

19.11	Replacement of Debt Service Reserve Account with DSRA Letter of Credit

(a)	The Company may, at its election, procure that all or part of the funds standing to the credit of the Debt Service Reserve Account are replaced with a Letter of Credit provided in favour of the Security Trustee by an Acceptable Bank (“DSRA Letter of Credit”). The Letter of Credit must be in a form and substance satisfactory to the Agent.

(b)	No later than 10 Business Days prior to the expiry date set out in each relevant DSRA Letter of Credit, the Company must procure that the Security Trustee is provided with a replacement DSRA Letter of Credit by an Acceptable Bank (or otherwise ensure that the balance standing to the credit of the Debt Service Reserve Account is not less than the Minimum DSRA Balance).

(c)	If a DSRA Letter of Credit is not replaced within the relevant time periods referred to under paragraph (b) above and the balance standing to the credit of the Debt Service Reserve Account (together with the Face Value Amount of any DSRA Letter of Credit at that time) does not meet the Minimum DSRA Balance, the Agent immediately may call on any DSRA Letter of Credit (by instructing the Security Trustee accordingly) and deposit the proceeds into the Debt Service Reserve Account.

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(d)	Where a DSRA Letter of Credit has been provided, for the purpose of determining whether the Debt Service Reserve Account has been funded to the Minimum DSRA Balance, any balance in the Debt Service Reserve Account will be taken together with the Face Value Amount under the DSRA Letter(s) of Credit.

19.12	Reduction of DSRA Letter of Credit

If the aggregate balance standing to the credit of the Debt Service Reserve Account and the Face Value Amount of each DSRA Letter of Credit held by the Security Trustee exceeds the Minimum DSRA Balance, the Company may agree with the Agent (who will instruct the Security Trustee accordingly) to vary any DSRA Letter of Credit, or coordinate replacement of the DSRA Letter of Credit with a new DSRA Letter of Credit, so that the Face Value Amount of a DSRA Letter of Credit is reduced accordingly.

19.13	Prepayment Account – establishment and funding

(a)	On or before Financial Close, the Obligors will establish and maintain the Prepayment Accounts with an Account Bank.

(b)	The Prepayment Accounts must be maintained on terms that require all withdrawals and transfers from the Prepayment Accounts to be authorised by Authorised Signatories of the Security Trustee.

(c)	The Company agrees to provide the Agent with at least 2 Business Days prior notice before any amounts are expected to be deposited into the Prepayment Account, and to notify the Agent promptly following any such deposits.

(d)	[***].

19.14	Prepayment Account – withdrawals

The Security Trustee agrees to transfer:

(a)	provided no Event of Default is continuing, no later than 2 Business Days after the Facility A Repayment Date, the amount of [***] held in the Prepayment Account to the Operating Account for use by the Company in any manner not prohibited by the Finance Documents;

(b)	promptly following receipt, the amount of [***] held in the Prepayment Account to the Agent (or as the Agent directs) and (as to any excess following the Facility A Repayment Date) the Company, in accordance with Clause 7.7(c); and

(c)	amounts deposited in the Prepayment Account under Clause 7.7(e) (Application of repayments and prepayments) to the Agent (or as the Agent directs) to be applied in mandatory prepayment at the end of the relevant Interest Period.

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19.15	Distribution Account

(a)	The Company may establish a distributions account and transfer any Retained Excess Cashflow or Other Proceeds available for distribution under Permitted Distribution paragraph (d) into the Distribution Account from time to time.

(b)	The Company may withdraw or transfer any amounts standing to the credit of the Distribution Account at any time.

19.16	Conditions subsequent

(a)	The Company shall use reasonable efforts to obtain confirmation of receipt from the relevant seller or reseller(s) of full payment for all Servers:

(i)	funded by Utilisations made at Financial Close, promptly and no later than 15 Business Days after Financial Close; and

(ii)	thereafter, for any additional Servers acquired after Financial Close, promptly and no later than 15 Business Days after those Servers are installed in the relevant data centre.

(b)	[***]

(c)	To the extent [***] has registered a Security on the PPSR over a Borrower in relation to the Servers, the Company shall use all reasonable efforts for a period of 120 days after Financial Close to require that [***] either:

(i)	lodges a financing change statement in relation to such registration; or

(ii)	provides an executed deed of release, confirming release of the relevant Security the subject of the registration.

(d)	The Company shall use all reasonable efforts to obtain no later than 15 Business Days after Financial Close:

(i)	the Customer Tripartite;

(ii)	the [***] Tripartite; and

(iii)	evidence that all [***] Hardware and / or Products (as those terms are defined in the [***] Warranty Letter), including the technical support services for such Hardware and / or Products, have been transferred from [***] and / or SAI Aus (as applicable) to SAI 3 in accordance with the [***] referenced above and [***]’s Hardware Inspection Program.

19.17	Monitoring Agent

(a)	Within 15 Business Days of Financial Close, the Company must appoint a monitoring agent (“Monitoring Agent”), on terms reasonably acceptable to the Company in consultation with the Majority Lenders, to:

(i)	[***];

(ii)	[***];

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(iii)	[***];

(iv)	[***]; and

(v)	provide such other services as agreed between the Company and the Agent (acting on the instructions of the Majority Lenders) (each acting reasonably).

(b)	The Company shall pay the costs, fees and expenses of the Monitoring Agent, provided such costs, fees and expenses do not exceed [***] in aggregate over the life of the Facilities (unless otherwise agreed in writing by the Company and excluding any fees and expenses payable for Monitoring Agent Investigations).

(c)	Each Obligor must deliver to the Monitoring Agent, at the same time as delivery to the Agent, copies of all documents and other information that it is required to deliver to the Agent or the Lenders under Clause 17.1(c) (Reporting Undertakings – Service levels), Clause 17.2(h) (General Information Undertakings – Material Contracts), Clause 17.3 (Project Information Undertakings), Clause 18.2(c) (Equity Cure) where the intention to cure is by way of Additional Servers, and Clause 19.4(b)(ii) (Material Contracts), together with the documents delivered under items 4 (Material Contracts), 14 (Due diligence report) and 15 (Insurance) of Part I of Schedule 3 (Conditions Precedent).

(d)	The Company agrees to provide access to the Monitoring Agent, on request with reasonable notice and at reasonable times, no more than once per calendar year unless an

Event of Default is subsisting, and subject to compliance with any restrictions imposed on the Obligors under the Material Contracts, and reasonable requirements of confidentiality, including requirements imposed by law or by contract, or attorney-client or similar privilege.

(e)	If the Monthly Service Levels fall below [***] for 2 consecutive months as set out in the reports delivered under Clause 17.1(c) (Reporting Undertaking – Service levels), the Agent and the Company will, for 30 days (or any longer period the Company and the Agent (acting on the instructions of the Majority Lenders) agree) (“SLA Review Period”), negotiate in good faith to try and agree whether any changes to the Finance Documents or other actions are necessary following the failure. If no agreement is reached by the end of the SLA Review Period, the Agent (acting on the instructions of the Majority Lenders) may, by written notice to the Company given no later than 10 Business Days after expiry of the SLA Review Period, require the Company to instruct the Monitoring Agent to conduct an investigation into the failure, including any GPU and hardware faults, networking faults, and data centre facility faults (“Monitoring Agent Investigation”), and the Company must do so at its cost, provided such costs, fees and expenses of the Monitoring Agent do not exceed [***] for each Monitoring Agent Investigation. Following a Monitoring Agent Investigation, the Company agrees to use its best efforts to remedy any issues identified by the Monitoring Agent.

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20.	Events of default

Each of the following (other than Clause 20.16 (Acceleration)) shall be and constitute an Event of Default (whether or not it is within the control of any Obligor), however for the avoidance of doubt no Event of Default will apply to [***] following the Facility A Repayment Date:

20.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	such amount is an amount of principal or interest due under the Finance Documents and its failure to pay is caused by administrative or technical error beyond the control of the Obligors, and such failure is remedied within 3 Business Days of its due date; or

(b)	such amount is any other amount due under the Finance Documents (other than principal or interest), and such payment is made within 5 Business Days of its due date.

20.2	Financial Covenants

Subject to Clause 18.2 (Equity Cure), an Obligor does not comply with the Financial Covenant under Clause 18.1 (Financial Covenant).

20.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than a default referred to in Clause 20.1 (Non-payment), Clause 20.2 (Financial Covenants)) or with any condition of any waiver or consent by a Finance Party under or in connection with any Finance Document.

(b)	No Event of Default under paragraph (a) above will occur if such failure to comply is capable of remedy and is remedied within 20 Business Days of the Agent giving notice to the Company of the failure to comply.

20.4	Misrepresentation

(a)	Any representation or statement made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is incorrect or misleading in any material respect when made.

(b)	No Event of Default under paragraph (a) above will occur if such incorrect or misleading such representation or statement made or other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is capable of remedy and is remedied within 20 Business Days of the Agent giving notice to the Company.

20.5	Cross default

(a)	Any Finance Debt of any Obligor is not paid when due (after taking into account any originally applicable grace period).

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(b)	Any Finance Debt of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	No Event of Default will occur under this provision if the aggregate amount of Finance Debt falling within paragraphs (a) to (b) above is less than [***].

20.6	Insolvency Event

(a)	An Obligor (or before the Facility A Repayment Date, including [***]) is or is presumed or deemed to be unable to pay its debts or admits in writing its inability to pay its debts as they fall due, or suspends making payments on all or a class of its debts.

(b)	A moratorium is declared in respect of any indebtedness of any Obligor (or before the Facility A Repayment Date, including [***]).

20.7	Insolvency Proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments on all or a class of its debts exceeding [***], a moratorium of any indebtedness, winding up, dissolution, administration, statutory management or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor (or before the Facility A Repayment Date, including [***]), except (A) an application made to a court for the purposes of winding up such a person which is disputed by an Obligor (or before the Facility A Repayment Date, including [***]) acting diligently and in good faith and dismissed within 20 Business Days; or (B) if the Company satisfies the Agent that the application is frivolous or vexatious;

(b)	a composition, assignment or arrangement with any creditor of any Obligor (or before the Facility A Repayment Date, including [***]);

(c)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, statutory manager or other similar officer in respect of any Obligor (or before the Facility A Repayment Date, including [***]) or any of its assets except (A) an application made to a court for the purposes of appointing such a person which is disputed by an Obligor (or before the Facility A Repayment Date, including [***]) acting diligently and in good faith and dismissed within 15 Business Days or (B) the application is frivolous or vexatious; or

(d)	enforcement of any Security securing an amount of more than [***] over any assets of the relevant Obligor,

or any analogous event occurs in any jurisdiction.

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20.8	Creditor’s process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of an Obligor (or before the Facility A Repayment Date, including [***]) having an aggregate value of more than [***] and is not discharged within 15 Business Days.

20.9	Unlawfulness

Subject to the Reservations, it is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective, and in each case, this is materially adverse to the interests of the Finance Parties under the Finance Documents.

20.10	Repudiation

An Obligor repudiates or rescinds a Finance Document or any of the Transaction Security or evidences an intention to repudiate or rescind a Finance Document or any Transaction Security.

20.11	Vitiation of Finance Documents

Subject to the Reservations, all or a material part of a Finance Document is or becomes or is claimed by a party other than a Finance Party, to be wholly or partly invalid, void, voidable, illegal or unenforceable, and in each case, such event individually or cumulatively materially adversely affects the interests of the Finance Parties under the Finance Documents.

20.12	Cessation of business

The Obligors cease to carry on all or substantially all of their business (as a whole).

20.13	Judgment

A judgment in an amount exceeding [***] is obtained against an Obligor and is not the subject of an appeal, and is not otherwise set aside or satisfied by the time allowed by law.

20.14	Material Contracts

(a)	(Borrower default) other than by reason of an Event of Default under Clauses 20.14(b), 20.14(c), and 20.14(d), the Borrower is in default under the following Material Contract and the breach is not cured within any applicable grace period under that Material Contract such that it gives the counterparty a right to terminate that Material Contract (but for the operation of a Tripartite Agreement) and so:

(i)	in relation to the DC Contracts, the Intercompany MSA and/or IPLA, an immediate Event of Default will occur;

(ii)	in relation to the Customer Contract, an immediate Event of Default will occur on the date that the counterparty terminates the Material Contract; and

(iii)	in relation to any GPU Supply Agreement, an Event of Default will occur if the Borrower fails within 45 Business Days of the date on which the counterparty is entitled to terminate (whether or not the GPU Supply Agreement is actually terminated), to either:

(A)	replace that GPU Supply Agreement with another contract with another counterparty on terms acceptable to the Agent; or

(B)	agree a remedial plan with the relevant counterparty on terms acceptable to the Agent;

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(b)	(Counterparty default) other than by reason of an Event of Default under Clauses 20.14(a), 20.14(c), and 20.14(d), a counterparty (not being the Borrower) is in default under a Material Contract and the breach is not cured within any applicable grace period under that Material Contract such that it gives the Borrower a right to terminate the Material Contract:

(i)	in relation to the Intercompany MSA and/or IPLA, an immediate Event of Default will occur; and

(ii)	in relation to any other Material Contract, an Event of Default will occur if the Borrower fails within 45 Business Days of the date on which the Borrower is entitled to terminate, to either:

(A)	replace that Material Contract with another contract with another counterparty on terms acceptable to the Agent; or

(B)	agree a remedial plan on terms acceptable to the Agent;

(c)	(illegality, cessation or force majeure) other than by reason of an Event of Default under Clauses 20.14(a), 20.14(b), 20.14(d):

(i)	under a Material Contract, as a result of:

(A)	a change in applicable law, regulation, guidance or policy (or administration of any of them) it becomes illegal for the Borrower to continue to perform any material obligation under a Material Contract;

(B)	any direction or instruction given by a Governmental Agency, the Borrower ceases performing its obligations under a Material Contract; or

(C)	any other event (in each case, not as a result of the Borrower or a counterparty default under the Material Contract), it becomes illegal for any party to continue to perform any material obligation under a Material Contract, an Event of Default will occur if the Borrower fails within 45 Business Days, either to:

(D)	replace that Material Contract with another contract with another counterparty on terms acceptable to the Agent; or

(E)	agree a remedial plan on terms acceptable to the Agent; or

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(ii)	under the Customer Contract, if the Customer exercises a right under clause 19.5 or clause 21.2.3 of the Customer Contract, an immediate Event of Default will occur (following any applicable grace period or notice period) on the date on which termination takes effect.

(d)	(unenforceable) other than by reason of an Event of Default under Clauses 20.14(a), 20.14(b), 20.14(c), if a Material Contract is vitiated or is or becomes void, avoided, invalid, or unenforceable prior to its contemplated end date:

(i)	in relation to a Material Contract other than a GPU Supply Agreement, an immediate Event of Default will occur;

(ii)	under any GPU Supply Agreement, an Event of Default will occur if the Borrower fails within 45 Business Days, either to:

(A)	replace that GPU Supply Agreement with another contract with another counterparty on terms acceptable to the Agent; or

(B)	agree a remedial plan with the relevant counterparty on terms acceptable to the Agent.

20.15	Material Adverse Change

Any event or circumstance occurs which has a Material Adverse Effect.

20.16	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing, the Agent may, and must on the instructions of the Majority Lenders, by notice to the Company:

(a)	cancel each Available Commitment of each Lender whereupon each such Available Commitment shall immediately be cancelled and each Facility shall immediately cease to be available for further utilisation;

(b)	declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents (other than any Hedge Agreements) be:

(i)	immediately due and payable, whereupon they shall become immediately due and payable; or

(ii)	payable on demand, whereupon they shall immediately become payable on demand by the Agent acting on the instructions of the Majority Lenders;

(c)	exercise or direct the Security Trustee to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents; or

(d)	declare that an Event of Default has occurred and is continuing and that the Transaction Security has become enforceable.

The Agent may give notice of any or all of these things.

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21.	Review Event

21.1	Review Event

It will be a Review Event if:

(a)	a Change of Control occurs (“COC Review Event”);

(b)	any Borrower is in default under the Customer Contract and the breach is not cured within any applicable grace period such that it gives the Customer a right to terminate the Customer Contract (but for the operation of a Tripartite Agreement) (“Customer Review Event”);

(c)	any of the events under Clause 20.5 (Cross default), 20.6 (Insolvency Event), 20.7 (Insolvency Proceedings) and/or 20.8 (Creditor’s process) occurs in relation to the Manager (“Manager Review Event”), provided that, if any Borrower fails to meet the Monthly Service Levels of at least [***] for (i) 3 consecutive days; or (ii) a total of 6 days during the same calendar month in respect of any Customer Service Order, an immediate Event of Default will occur;

(d)	aggregate Operating Expenses incurred by the Borrowers in:

(i)	any Quarter Period exceed [***]; and

(ii)	any Financial Year exceed [***]; and

of the aggregate Operating Expenses for that period set out in the Financial Model (excluding, in each case, (i) any payments made pursuant to the DC Contracts, Intercompany MSA or IPLA; and (ii) non-recurring expenses to the extent funded by an Equity Contribution) (“Expense Review Event”).

21.2	Review Period

If a Review Event occurs the Agent and the Company will:

(a)	in the case of a COC Review Event, for 45 days; and

(b)	in the case of a Customer Review Event, a Manager Review Event or an Expense Review Event, for 30 days,

after the occurrence of the Review Event (or any longer period the Company and the Agent (acting on the instructions of the Majority Lenders) agree) (“Review Period”), negotiate in good faith to try and agree whether any changes to the Finance Documents or other actions are necessary following the Review Event and (solely in respect of a Manager Review Event) provide daily uptime monitoring reports in relation to the Servers under the Customer Contracts.

21.3	Consequences of a Review Event

(a)	If no agreement is reached by the end of the Review Period, the Agent (acting on the instructions of the Majority Lenders) may, by written notice to the Company given no later than 10 Business Days after expiry of the Review Period, cancel each Available Commitment of each Lender and declare all Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents immediately due and payable in full:

(i)	in the case of a CoC Review Event, by a date no earlier than 45 days after the date of that notice;

(ii)	in the case of a Customer Review Event, by a date no earlier than 10 Business Days after the date of that notice;

(iii)	in the case of a Manager Review Event, by a date no earlier than 10 days after the date of that notice; and

(iv)	in the case of an Expense Review Event, by a date no earlier than 45 days after the date of that notice.

(b)	If the Company and the Majority Lenders agree to continue with the Facilities, then in relation to a CoC Review Event only, any dissenting Lender (“Dissenting Lender”) may, by written notice to the Company given no later than 10 Business Days after expiry of the agreement date, require the Obligors to prepay that Lender’s participation in the Facilities and cancel that Lender’s commitments, in each case, by a date no earlier than 45 days from the date that notice was received by the Company.

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SECTION 8

CHANGES TO PARTIES

22.	Changes to the Lenders

22.1	Assignments and novations by the Lenders

Subject to this Clause 22, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	novate any of its rights and obligations,

as Lender under the Finance Documents to any person, bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (including credit derivatives) (the “New Lender”), so long as there will be at least two Lenders after doing so.

22.2	Conditions of assignment or novation

(a)	On or prior to Financial Close, no Lender may assign any of its rights or transfer by novation any of its rights and obligations without the prior written consent of the Company (in its sole discretion) other than any assignments/transfers to a Lender’s Affiliates or Related Funds or a person on the current Green List.

(b)	Following Financial Close, the written consent of the Company is required for an assignment or novation by an Existing Lender, unless the assignment or novation is:

(i)	to a person on the current Green List;

(ii)	to another Lender, its Affiliate or Related Fund other than any Affiliates, or Related Funds or accounts that are Disqualified Lenders;

(iii)	made at a time when a Material Event of Default is continuing; or

(iv)	to a securitisation or funding vehicle where the Lender, its Affiliate or its Related Fund remains lender of record and retains full discretion in exercising any voting rights.

Where the consent of the Company to an assignment or novation is required, such consent must not be unreasonably withheld or delayed and is deemed accepted unless consent is expressly refused by the Company within 10 Business Days (unless the proposed assignee or transferee is a Disqualified Lender in which case the requirement to act reasonably does not apply).

(c)	Unless the Company otherwise consents, a Lender shall not assign or novate rights to a person whom the officers of the relevant Existing Lender involved on a day to day basis in the administration of the Facilities know to be an Offshore Associate of the relevant Borrower.

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(d)	Following any novation or assignment the transferor (if it continues to have any holding) and the transferee must each hold (when aggregated with their respective Affiliates’ participation and the participation of any of their other funds or accounts advised and/or managed by them) at least [***] (or its equivalent) in aggregate for that Lender and its Affiliates and Related Funds across all Facilities, unless:

(i)	the novation or assignment is made at a time when a Material Event of Default is continuing; or

(ii)	the Lender sells down to zero.

(e)	Where a Lender assigns rights but does not novate obligations, then for the purposes of Clause 27 (Sharing among the Finance Parties), any amount received or recovered by the assignee will be taken to be received by that Lender.

(f)	A novation will only be effective:

(i)	if the procedure set out in Clause 22.6 (Procedure for novation) is complied with; and

(ii)	performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such novation to a New Lender, the completion of which the Agent shall promptly notify the Existing Lender and the New Lender.

(g)	If:

(i)	a Lender assigns or novates any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, novation or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 11 (Tax Gross-Up and Indemnities) or Clause 12.1 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses in respect of those circumstances to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, novation or change had not occurred. This paragraph (g) shall not apply where the payment is in relation to Australian Withholding Tax and there are at least two Lenders after the assignment, novation or change, and the New Lender, or Lender acting through its new Facility Office, is not an Offshore Associate of the relevant Borrower. In such instances, the New Lender, or Lender acting through its new Facility Office will be entitled to full payment under Clause 11 (Tax Gross-Up and Indemnities) (subject to the terms of that Clause, including the applicable exceptions referred to in Clause 11.4 (Exceptions to gross-up and indemnity)).

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(h)	Each New Lender, by executing the relevant Transfer Certificate confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the novation or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(i)	A Lender may not assign or novate any of its rights or obligations under the Finance Documents or change its Facility Office, if the New Lender or the Lender acting through its new Facility Office would be entitled to exercise any rights under Clause 7.1 (Illegality) as a result of circumstances existing as at the date the assignment, novation or change is proposed to occur.

(j)	A Lender may only enter into funded or unfunded sub-participations or risk participation arrangements, collateralised loan obligation, collateralised debt obligation, or any similar arrangements without notice to or consent of the Company provided that the Lender remains the lender of record and, unless a Material Event of Default is continuing, retains full discretion in exercising any voting rights under the Finance Documents.

(k)	A Lender may not novate any of its obligations during the period from when a Utilisation Request is delivered until the Business Day after the Utilisation Date specified in that Utilisation Request.

(l)	Any purported assignment or novation in breach of Clause 22.1 (Assignments and novations by the Lenders) and this Clause 22.2 is void.

(m)	A Lender must bear its own Costs (including legal fees) in connection with any assignment or novation.

(n)	The Agent shall provide to the Company a list of the Lenders upon reasonable request by the Company.

22.3	Assignment or novation fee

Unless the Agent otherwise agrees, the New Lender shall, on the date upon which an assignment or novation takes effect pay to the Agent (for its own account) a fee of:

(a)	[***] per transfer where there is an Event of Default continuing; or

(b)	[***] per transfer where there is no Event of Default continuing.

This fee does not relate to any initial syndication by Original Lenders effected within the first 6 months after Financial Close.

22.4	Green List

The Company may, at any time following the anniversary of Financial Close, amend the Green List after consultation with the Lenders from time to time and provide an updated version to the Agent for distribution to the Lenders, provided:

(a)	the Company may only:

(i)	remove up to 5 persons from the Green List at any one time; and

(ii)	exercise this right twice in any calendar year; and

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(b)	removal does not apply retrospectively to any current Lender or person who has acquired a Lender’s participation in accordance with the Facility Agreement).

22.5	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor or any other person;

(iii)	the performance and observance by any Obligor or any other person of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities and any other person in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities and any other person whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-novation from a New Lender of any of the rights and obligations assigned or novated under this Clause 22; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor or any other person of its obligations under the Finance Documents or otherwise.

22.6	Procedure for novation

(a)	If an Existing Lender wishes to novate all or any of its rights and obligations under the Finance Documents, it and the New Lender must execute and deliver to the Agent four counterparts of a Transfer Certificate.

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(b)	Subject to the conditions set out in Clause 22.2 (Conditions of assignment or novation), a novation is effected in accordance with Clause 22.6(e) (Procedure for novation) when the Agent executes the otherwise duly completed Transfer Certificates delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(c)	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it and the Security Trustee are satisfied they have complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. On completion of those checks, the Security Trustee shall promptly notify the Agent and the Agent shall promptly notify the Existing Lender and the New Lender.

(d)	Each Party other than the Existing Lender irrevocably authorises the Agent to execute any Transfer Certificate on its behalf.

(e)	Subject to Clause 22.11 (Pro rata interest settlement), on the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to novate its rights and obligations under the Finance Documents (other than the Security Trust Deed), each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents (other than under the Security Trust Deed) and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Agent, the Security Trustee, and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the novation and to that extent the Agent, the Security Trustee and the Existing Lender shall each be released from further obligations to each other under the Finance Documents (other than the Security Trust Deed);

(iv)	the New Lender shall become a Party as a “Lender” and entitled to the benefits of, and in that capacity (and therefore as a “Beneficiary” under the Security Trust Deed) subject to the obligations under, any other document entered into by the Agent as agent for the Lenders or by the Security Trustee as trustee for “Beneficiaries”; and

(v)	for the purposes of this Agreement rights and obligations will be taken to have been transferred under a Transfer Certificate even though it operates as a novation and rights and obligations are replaced rather than transferred.

The Security Trust Deed sets out the effect of accession by a New Lender to that deed.

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22.7	Copy of Transfer Certificate to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

22.8	Lender substitution

(a)	If at any time any Lender becomes a:

(i)	Non-Consenting Lender;

(ii)	Defaulting Finance Party; or

(iii)	Claiming Lender,

then the Company may, on not less than 5 Business Days’ prior notice to the Agent and that Lender:

(iv)	replace that Lender by causing it to (and that Lender shall) novate all of its rights and obligations under this Agreement to a Lender or other person (where such Lender or other person is willing and has agreed to take such novation and is not an Offshore Associate) selected by the Company for a purchase price equal to the outstanding principal amount of that Lender’s share in the outstanding Utilisations and all accrued interest and fees and other amounts payable to it under this Agreement; or

(v)	prepay that Lender’s participation at par provided that such prepayments are funded by proceeds from Retained Excess Cashflow or additional Equity Contributions.

(b)	None of the Agent, the Security Trustee or any Lender shall have any obligation to the Company to find a replacement Lender or other such entity. No Obligor may make any payment or assume any obligation (whether by way of fees, expenses or otherwise) to or on behalf of the replacement Lender as an inducement for the replacement Lender to become a Lender. The Company may only exercise its replacement rights in respect of any relevant Lender within 90 days of becoming entitled to do so on each occasion such Lender is a Non-Consenting Lender, a Defaulting Finance Party or a Claiming Lender.

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(c)	In no event shall the Lender being replaced be required to pay or surrender to the replacement Lender or other entity any of the fees received by such Lender being replaced pursuant to this Agreement.

(d)	Any Lender shall only be obliged to novate its rights and obligations pursuant to this Clause 22.8 (Lender substitution) once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that novation.

(e)	For the purposes of this Clause:

(i)	“Non-Consenting Lender” means any Lender which does not agree to a consent to a departure from, or waiver or amendment of, any provision of the Finance Documents which has been requested by the Company or the Agent where the requested consent, waiver or amendment is one which requires the consent of all Lenders or Affected Lenders pursuant to this Agreement and has been agreed to by the Majority Lenders; and

(ii)	“Claiming Lender” means any Lender which seeks to charge any amount to an Obligor pursuant to Clause 7.1 (Illegality), Clause 11 (Tax Gross-Up and Indemnities) (other than Clause 11.7 (Indirect Tax)) or Clause 12.1 (Increased costs).

22.9	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 22, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents;

(ii)	require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents; or

(iii)	unless an Event of Default is subsisting, be granted to a Disqualified Lender.

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22.10	Mezzanine Lender buy-out rights

(a)	If:

(i)	an Event of Default subsists for more than 90 days; or

(ii)	if earlier, the Finance Parties take any formal step to enforce their rights under the Finance Documents (including, without limitation, by declaring any amount to be due and payable, by accelerating the date for payment of any amount, by exercising any right of set-off or through the appointment of a receiver), the Company may by notice require the Lenders to:

(iii)	transfer all (but not some only) of their rights and obligations under the Finance Documents (including rights in respect of interest, fees, costs and expenses) at par (other than in respect of the novation of any hedging contracts) together with any applicable Make Whole Amount under Clause 10.5 (Make Whole); and

(iv)	(provided that the terms of any novation (including as to the proposed novatee, pricing, limits and compliance with internal policies (including without limitation any “know your customer” or other similar checks)) are acceptable to the relevant Lender or its Affiliate (in its capacity as Hedge Counterparty) and the novation documents are executed within 10 Business Days of the notice) the Lender or its Affiliate (in its capacity as Hedge Counterparty) to novate their hedging transactions under the relevant Hedge Agreement at a price to be calculated by the relevant Lender or its Affiliate (in its capacity as Hedge Counterparty),

(together, the “Call Assets”) to the Mezzanine Lender or a related entity of a Mezzanine Lender and otherwise in accordance with Clause 22.1 (Assignments and novations by the Lenders). For the avoidance of doubt, this buy-out right only applies to all of the Call Assets of all Lenders (including in their capacity as Hedge Counterparties) (as applicable) (that is, it cannot apply to some of the Lenders (including in their capacity as Hedge Counterparties) or part of the Call Assets).

(b)	If the Company gives a notice to novate under paragraph (a), each Lender, subject to satisfactory receipt of all documentation and other information required in order to comply with applicable “know your customer” checks and anti-money laundering rules and regulations, agrees to enter into a Transfer Certificate with the proposed new Lender in respect of all of its rights and obligations under this Agreement in accordance with the other provisions of this Clause 22 (Changes to the Lenders) and agrees to otherwise do everything the Company reasonably requires for the transfer of those rights and obligations, including the transfer of the rights and obligations under the hedge transactions under the relevant Hedge Agreement, provided that no transfer of rights or obligations of any Lender (including in its (or its Affiliate’s) capacity as a Hedge Counterparty) will be effective until each Lender (including in its (or its Affiliate’s) capacity as a Hedge Counterparty) has received in cash all amounts owing to it (in any capacity) under the Finance Documents.

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(c)	Nothing in this Clause 22.10 limits a Lender’s right to assign, transfer or novate its rights and obligations (or enter into sub-participations of such rights) under the Finance Documents under Clause 22.1 (Assignments and novations by the Lenders) to 22.6 (Procedure for novation).

22.11	Pro rata interest settlement

(a)	If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any novation pursuant to Clause 22.6 (Procedure for novation) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period; and

(ii)	the rights assigned or novated by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 22.11, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 22.11 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)	An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 22.11 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

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23.	Changes to the Obligors

23.1	Assignments and novation by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents (other than any Hedge Agreement) other than with the prior consent of the Agent (acting on the instructions of all Lenders).

24.	Debt Purchase Transactions

24.1	Prohibited Debt Purchase Transactions

(a)	Without limiting the prohibition in Clause 22.2 (Conditions of assignment or novation), the Company shall not, and shall procure that each other Obligor shall not:

(i)	be a Lender or enter into any Debt Purchase Transaction other than in accordance with the other provisions of this Clause 24 (Debt Purchase Transactions); or

(ii)	beneficially own or control all or a material part of the equity of an entity that is a Lender or a party to a Debt Purchase Transaction.

(b)	A Borrower may purchase by way of assignment, pursuant to Clause 22 (Changes to the Lenders), a participation in any Utilisation under a Facility in respect of which it is the borrower and any related Commitment where:

(i)	such purchase is made for a consideration of less than par;

(ii)	such purchase is made using one of the processes set out at paragraphs (c) and (d) below;

(iii)	such purchase is made at a time when no Default is continuing; and

(iv)	the consideration for such purchase is funded from:

(A)	Retained Excess Cashflow; or

(B)	additional Equity Contributions made after Financial Close; and

(v)	any participation purchased by a Borrower is cancelled.

(c)	(Solicitation Process)

(i)	A Debt Purchase Transaction referred to in paragraph (b) above may be entered into pursuant to a solicitation process (a “Solicitation Process”) which is carried out as contemplated by this paragraph (c).

(ii)	Prior to 11.00 am on a given Business Day (the “Solicitation Day”), the Company or a financial institution acting on its behalf (the “Purchase Agent”) will approach at the same time each Lender which participates in the relevant Facilities to enable them to offer to sell to the relevant Borrower(s) an amount of their participation in one or more of Facilities. Any Lender wishing to make such an offer shall, by 11.00 am on the second Business Day following such Solicitation Day, communicate to the Purchase Agent details of the amount of its participations, and in which Facilities, it is offering to sell and the price at which it is offering to sell such participations. Any such offer shall be irrevocable until 11.00 am on the third Business Day following such Solicitation Day and shall be capable of acceptance by the Company on behalf of the relevant Borrower(s) on or before such time by communicating its acceptance in writing to the Purchase Agent or, if it is the Purchase Agent, the relevant Lenders. The Purchase Agent (if someone other than the Company) will communicate to the relevant Lenders which offers have been accepted by 12 noon on the third Business Day following such Solicitation Day. In any event, by 11.00 am on the fourth Business Day following such Solicitation Day, the Company shall notify the Agent of the amounts of the participations purchased through the relevant Solicitation Process, the identity of the Facilities to which they relate and the average price paid for the purchase of participations in the relevant Facility. The Agent shall disclose such information to any Lender that requests such disclosure.

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(iii)	Any purchase of participations in the Facilities pursuant to a Solicitation Process shall be completed and settled on or before the fifth Business Day after the relevant Solicitation Day.

(iv)	In accepting any offers made pursuant to a Solicitation Process, the Company shall be free to select which offers and in which amounts it accepts but on the basis that in relation to a participation in a particular Facility it accepts offers in inverse order of the price offered (with the offer or offers at the lowest price being accepted first) and that if in respect of participations in a particular Facility it receives two or more offers at the same price it shall only accept such offers on a pro rata basis.

(d)	(Open Order Process)

(i)	A Debt Purchase Transaction referred to in paragraph (b) above may also be entered into pursuant to an open order process (an “Open Order Process”) which is carried out as contemplated by this paragraph (d).

(ii)	The Company (on behalf of the relevant Borrower(s)) may by itself or through another Purchase Agent place an open order (an “Open Order”) to purchase participations in one or more of the Facilities up to a set aggregate amount at a set price by notifying at the same time all the Lenders participating in the relevant Facilities of the same. Any Lender wishing to sell pursuant to an Open Order will, by 11.00 am on any Business Day following the date on which the Open Order is placed but no earlier than the first Business Day, and no later than the fifth Business Day, following the date on which the Open Order is placed, communicate to the Purchase Agent details of the amount of its participations, and in which Facilities, it is offering to sell. Any such offer to sell shall be irrevocable until 11.00 am on the Business Day following the date of such offer from the Lender and shall be capable of acceptance by the Company on behalf of the relevant Borrower(s) on or before such time by it communicating such acceptance in writing to the relevant Lender.

(iii)	Any purchase of participations in the Facilities pursuant to an Open Order Process shall be completed and settled by the relevant Borrower(s) on or before the fourth Business Day after the date of the relevant offer by a Lender to sell under the relevant Open Order.

(iv)	If, in respect of participations in a Facility, the Purchase Agent receives on the same Business Day two or more offers at the set price such that the maximum amount of such Facility to which an Open Order relates would be exceeded, the Company shall only accept such offers on a pro rata basis.

(v)	The Company shall, by 11.00 am on the sixth Business Day following the date on which an Open Order is placed, notify the Agent of the amounts of the participations purchased through such Open Order Process and the identity of the Facilities to which they relate. The Agent shall disclose such information to any Lender that requests the same.

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(e)	There is no limit on the number of occasions a Solicitation Process or an Open Order Process may be implemented.

(f)	In relation to any Debt Purchase Transaction entered into pursuant to this Clause 24

(Debt Purchase Transactions), notwithstanding any other term of this Agreement or the other Finance Documents:

(i)	on completion of the relevant assignment pursuant to Clause 22 (Changes to the Lenders), the portions of the Loans to which it relates shall be extinguished and any related repayment instalments will be reduced pro-rata accordingly;

(ii)	such Debt Purchase Transaction and the related extinguishment referred to in paragraph (i) above shall not constitute a prepayment of the Facilities;

(iii)	the Borrower which is the assignee shall be deemed to be an entity which fulfils the requirements of Clause 22 (Changes to the Lenders) to be a New Lender (as defined in such Clause);

(iv)	no Obligor shall be deemed to be in breach of any provision of Clause 19 (General Undertakings) solely by reason of such Debt Purchase Transaction;

(v)	Clause 27 (Sharing among the Finance Parties) shall not be applicable to the consideration paid under such Debt Purchase Transaction; and

(g)	For the avoidance of doubt, any extinguishment of any part of the Loans shall not affect any amendment or waiver which prior to such extinguishment had been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement.

24.2	Disenfranchisement on Debt Purchase Transactions entered into by Topco Affiliates

(a)	For so long as a Topco Affiliate (i) beneficially owns a Commitment or (ii) has entered into a Debt Purchase Transaction and such agreement or arrangement has not been terminated:

(i)	in ascertaining whether the Majority Lenders, all Lenders or Lenders representing any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments give a consent, waiver, amendment or other vote under the Finance Documents, such Commitment shall be deemed to be zero (unless such consent, waiver, amendment or other vote discriminates against such Topco Affiliate in its capacity as Lender); and

(ii)	for the purposes of Clause 35 (Amendments and Waivers), such Topco Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender (unless in the case of a person not being a Topco Affiliate it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment) (unless such consent, waiver, amendment or other vote discriminates against such Topco Affiliate in its capacity as Lender).

(b)	Each Lender shall promptly notify the Agent in writing if:

(i)	it knowingly enters into a Debt Purchase Transaction with a Topco Affiliate; or

(ii)	such transaction is terminated or ceases to be with a Topco Affiliate.

(c)	Each Topco Affiliate that is a Lender agrees that:

(i)	unless the Agent otherwise agrees, it shall not attend or participate in any meeting or conference call of Lenders or be entitled to receive the agenda or any minutes; and

(ii)	in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders.

24.3	Topco Affiliates’ notification to other Lenders of Debt Purchase Transactions

Any Topco Affiliate which is or becomes a Lender and which enters into a Debt Purchase Transaction as a purchaser or a participant shall, by 5:00 pm (Sydney time) on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Agent of the extent of the Commitment(s) or amount outstanding to which that Debt Purchase Transaction relates. The Agent shall promptly disclose such information to the Lenders.

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SECTION 9

THE FINANCE PARTIES

25.	Role of the Agent

25.1	Appointment of the Agent

(a)	Each of the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents. The Agent will be agent for the Lenders except as described in Clause 25.1(d).

(b)	Each of the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)	Without limitation to Clause 25.1(b) above, each of the Lenders authorises the Agent to enter into any Finance Documents (including the Security Trust Deed) on behalf of them.

(d)	Where the Agent provides services in connection with the administration of the Utilisations, that is when it calculates rates and amounts, keeps records, receives and distributes payments and information received and receives and deals with Utilisation Requests, it does not provide those services as agent for the Lenders, but as principal, but the remainder of this Clause 25 still applies.

25.2	Instructions

(a)	The Agent shall:

(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by (A) all Lenders (or other group of Lenders), if the relevant Finance Document stipulates the matter is an all Lender decision (or a decision for another group of Lenders, as applicable); and (B) in all other cases, the Majority Lenders;

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)	The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)	Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

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(d)	The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. The Agent may specify that the security be cash, in which case the Company must provide it on request, failing which each Lender must on request pay its proportion of the cash according to its Commitment. Any amount recovered by the Agent under any security will be taken to be an amount paid by the party which provided that security.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

25.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)	Without prejudice to Clause 22.7 (Copy of Transfer Certificate to Company), paragraph (b) above shall not apply to any Transfer Certificate.

(d)	The Agent is not obliged to monitor compliance by the Obligors with their obligations under any Finance Document.

(e)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(f)	If the Agent receives notice from a Party referring to this Agreement, describing a Default or a Review Event and stating that the circumstance described is a Default or Review Event, it shall promptly notify the other Finance Parties.

(g)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent) under this Agreement it shall promptly notify the other Finance Parties.

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(h)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

(i)	If the Agent receives a request by a Lender the Agent will provide a privacy notice (in the form recommended by the Asia Pacific Loan Markets Association (Australia Branch) or as otherwise directed by a Finance Party) to a representative of the officers of an Obligor whose personal information has been collected on behalf of the Finance Parties, which details the manner in which personal information collected in connection with this Agreement may be used and disclosed by the Finance Parties.

25.4	No fiduciary duties or partnership

(a)	Nothing in any Finance Document constitutes the Agent or as a trustee, fiduciary or partner of any other person.

(b)	The Agent shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5	Business with the Obligors

The Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or any other Finance Party.

25.6	Rights and discretions

(a)	The Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a written statement from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that written statement.

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(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default or Review Event has occurred (unless it has actual knowledge of a Default arising under Clause 20.1 (Non-payment))

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Company is made on behalf of and with the consent and knowledge of all the relevant Obligors.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts or professional advisers, and (unless a Default has occurred and is subsisting) subject to Costs having been approved in writing by the Company (acting reasonably).

(d)	Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)	The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees, secondees and agents.

(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as Agent under this Agreement.

(h)	Without limiting paragraph (g) above, the Agent may disclose the identity of a Defaulting Finance Party or a Non-Consenting Lender to the other Finance Parties and the Company and shall disclose it on the written request of the Company or the Majority Lenders.

(i)	Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to do, or omit to, do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)	Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

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(k)	The Agent is taken not to be aware of anything until an Authorised Signatory of the Agent with day-to-day responsibility for the administration of the transactions contemplated by the Finance Documents has actual knowledge of sufficient facts to ascertain that the thing has occurred.

(l)	If the Agent is also a Lender, then in its capacity as a Lender it has the same rights and obligations under the Finance Documents as the other Lenders and may exercise those rights and shall comply with those obligations independently from its role as Agent as if it were not the Agent.

(m)	The Parties need not enquire whether any instructions from all or a percentage of Lenders or the Majority Lenders have been given to the Agent or as to the terms of those instructions. As between the other Parties on the one hand and the Agent and Lenders on the other, everything done by the Agent under or in relation to the Finance Documents will be taken to be authorised.

(n)	Whenever the Agent:

(i)	consults the Lenders to seek instructions, it may specify a period in which those instructions are to be given. If the Agent specifies a period, the period must be reasonable; and

(ii)	receives instructions from the Majority Lenders or all of them, it shall follow them but only to the extent they are in accordance with the Finance Documents.

(o)	Whenever a Lender gives instructions:

(i)	it shall do so in accordance with the Finance Documents and within the period specified by the Agent for giving instructions; and

(ii)	it authorises the Agent to do anything appropriate to carry out the instructions.

(p)	A Lender shall not exercise a right (including enforcing a right) against an Obligor under any Finance Document independently of the Agent unless the Agent has been instructed in accordance with this Clause 25.6 to exercise the right and the Agent has not done so within a reasonable time, if relevant, after receiving security for any Cost, loss or liability which it may incur in accordance with this Clause 25.6.

25.7	Responsibility for documentation

The Agent is not responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document;

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(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document under or in connection with the

Finance Documents or the transactions contemplated by them; or

(c)	any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

25.8	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default or Review Event has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document or any other agreement, arrangement or document or undertake any ‘know your customer’ checks on behalf of any other Party; or

(c)	whether any other event specified in any Finance Document has occurred.

25.9	Exclusion of liability

(a)	Without limiting Clauses 25.9(b) or 25.9(c) (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its fraud, gross negligence or wilful misconduct;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its fraud, gross negligence or wilful misconduct; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (but not including any claim based on the fraud of the Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses to any person, any diminution in value or any liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

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(b)	The Agent will not be responsible or liable to any Finance Party or any other person:

(i)	because any Obligor does not perform its obligations under the Finance Documents;

(ii)	for the financial condition of any Obligor; or

(iii)	because any statement, representation or warranty in a Finance Document is incorrect, or misleading or deceptive.

(c)	No Party (other than in the case of the Agent, the Agent) may take any proceedings against any officer, employee, secondee, agent or attorney of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee, secondee, agent or attorney in relation to any Finance Document and any officer, employee, secondee, agent or attorney of the Agent may rely on this Clause 25.9.

(d)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(e)	Despite any other provision of any Finance Document, the Agent need not act (whether or not on instructions from one or more of the Lenders) for so long as it is unable to act due to any cause beyond its control (including war, riot, natural disaster, labour dispute or law taking effect after the date of this Agreement). The Agent shall notify each Lender promptly after it determines that it is unable to act. The Agent will not be responsible or liable for any liability, loss or Cost suffered or incurred by any Party or any other person as a result of its not acting for so long as it is unable to act.

(f)	Nothing in the Finance Documents shall oblige the Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Finance Party. Each other Finance Party confirms to the Agent that it is solely responsible for any such checks which it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent.

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(g)	Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

25.10	Lenders’ indemnity to the Agent

(a)	Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, expense, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s fraud, gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	A Lender’s share will be the proportion of its share of the Total Commitments or, if the Total Commitments are then zero, its share of the Total Commitments immediately prior to their reduction to zero. Where a Lender’s Commitment has been reduced to zero, but it has a participation in any outstanding Utilisations, then for this purpose its Commitment will be taken to be the aggregate amount of its participation (and the Total Commitments calculated accordingly).

(c)	If any Lender fails to pay its share of any amount due under paragraph (a) one or more other Lenders may pay all or part of that share to the Agent. In that case, the defaulting Lender must immediately pay each such paying Lender the amount paid by that paying Lender together with interest equal to the rate from time to time certified by the paying Lender to be its cost of funds plus a margin of 2% per annum, compounding monthly.

(d)	If any Lender fails to provide its share of security to the Agent when requested under Clause 25.6 (Rights and discretions) one or more other Lenders may provide all or part of that share on its behalf. Where that security is cash the non-providing Lender must immediately pay each Lender that provided cash the amount provided by it together with interest equal to its cost of funds plus a margin of 2% per annum, compounding monthly.

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25.11	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates (acting through an office in the same time zone as Australia) at its own Cost as successor by giving notice to the Lenders and the Company. Other than in respect of this paragraph (a) and paragraphs (b), (c) and (f) below, the costs and expenses of the resignation or removal and replacement of the Agent will be borne by the Company.

(b)	Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Company, in which case the Majority Lenders (with the prior consent of the Company, not to be unreasonably withheld) may appoint a successor Agent (acting through an office in the same time zone as Australia).

(c)	If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (with the prior written consent of the Company, not to be unreasonably withheld) may appoint a successor Agent (acting through an office in the same time zone as Australia).

(d)	The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Agent’s resignation notice shall only take effect upon the appointment of a successor. In relation to any resignation under Clause 25.11(f) only, the Company shall, within 3 Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) reasonably and properly incurred by it in making available such documents and records and providing such assistance, otherwise.

(e)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Clause 13.3 (Indemnity to the Agent) and this Clause 25 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). This discharge shall not affect any accrued rights or obligations of the retiring Agent. Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor Agent had been an original Party.

(f)	After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Agent require it to resign in accordance with Clause 25.11(b) (or, if at any time the Agent is a Defaulting Finance Party, by giving any shorter notice determined by the Majority Lenders). In this event:

(i)	the Agent shall promptly resign in accordance with Clause 25.11(b) and the Majority Lenders must (with the prior consent of the Company, not to be unreasonably withheld) appoint a successor Agent (acting through an office in the same time zone as Australia); and

(ii)	the Lenders must reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available to the successor Agent such documents and records and providing such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents and for the purposes of transferring the rights and obligations referred to in Clause 25.11(e).

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(g)	The Agent shall resign in accordance with Clause 25.11(b) (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to Clause 25.11(c)) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)	the Agent fails to respond to a request under Clause 11.8 (FATCA Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Agent pursuant to Clause 11.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

(h)	If the successor Agent or the Company do not agree to new terms, the same terms will apply and bind them as applied between the retiring Agent and the Company.

(i)	Each Party authorises the retiring Agent or the Majority Lenders to execute on its behalf any document necessary to effect the replacement of the Agent by a successor Agent under this Clause.

25.12	Confidentiality

(a)	In acting as agent for the Lenders, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

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(c)	Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

25.13	Relationship with the Lenders

(a)	Subject to Clause 22.11 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than 5 Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and electronic mail address and/or other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and to be treated as a notification of a substitute address, electronic mail address, department and officer by that Lender for the purposes of Clause 31.2 (Addresses) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

(c)	The Agent may rely on or receive instructions from any attorney acting on behalf of a Lender, or any person acting on behalf of a Lender whose title or acting title includes the word Manager, Head, Executive, Director or President or cognate expressions, or any secretary or director of a Lender.

25.14	Credit appraisal by the Lenders

Without affecting the liability or responsibility of any Obligor for information supplied by it or on its behalf under or in connection with any Finance Document, each Lender confirms to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document and the transactions contemplated by it including:

(a)	the financial condition, status and nature of each Obligor;

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(b)	the legality, validity, priority, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document; and

(d)	the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Documents or any other agreement, arrangement or document.

25.15	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

25.16	Reliance and engagement letters

Each Finance Party confirms that the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Agent) the terms of any reliance letter or engagement letters relating to the Reports or any reports or letters provided by accountants or other professional advisors in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

25.17	Agent Management Time

To the extent provided for in the relevant Fee Letter, any amount payable to the Agent under Clause 13.3 (Indemnity to the Agent), Clause 15 (Costs and expenses) and Clause 25.10 (Lenders’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 10 (Fees).

26.	Conduct of Business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

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(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27.	Sharing among the Finance Parties

27.1	Payments to Finance Parties

(a)	If a Finance Party (a “Recovering Finance Party”) receives or recovers (including by combination of accounts or set-off) any amount from an Obligor other than in accordance with Clause 29 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents (other than a Hedge Agreement) then:

(i)	the Recovering Finance Party shall, within 3 Business Days, notify details of the receipt or recovery, to the Agent;

(ii)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 29 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)	the Recovering Finance Party shall, within 3 Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 29.7 (Partial payments).

27.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 29.7 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

27.3	Recovering Finance Party’s rights

(a)	Unless Clause 27.3(b) applies:

(i)	the receipt or recovery referred to in Clause 27.1 (Payments to Finance Parties) will be taken to have been a payment for the account of the Agent and not to the Recovering Finance Party for its own account, and the liability of the relevant Obligor to the Recovering Finance Party will only be reduced to the extent of any distribution retained by the Recovering Finance Party under Clause 27.1(a)(iii) (Payments to Finance Parties); and

(ii)	(without limiting Clause 27.1(a)(i) (Payments to Finance Parties)) the relevant Obligor shall indemnify the Recovering Finance Party against a payment under Clause 27.1(a)(iii) (Payments to Finance Parties) to the extent that (despite Clause 27.3(a)(i)) its liability has been discharged by the recovery or payment.

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(b)	Where:

(i)	the amount referred to in Clause 27.1 (Payments to Finance Parties) was received or recovered by the Recovering Finance Party otherwise than by payment (for example, by set-off); and

(ii)	the relevant Obligor, or the person from whom the receipt or recovery is made, is insolvent at the time of the receipt or recovery, or at the time of the payment to the Agent, or becomes insolvent as a result of the receipt or recovery, then the following will apply so that the Finance Parties have the same rights and obligations as if the money had been paid by the relevant Obligor to the Agent for the account of the Finance Parties and distributed accordingly:

(iii)	each other Finance Party will assign to the Recovering Finance Party an amount of the debt owed by the relevant Obligor to that Finance Party under the Finance Documents equal to the amount received by that Finance Party under Clause 27.2 (Redistribution of payments);

(iv)	the Recovering Finance Party will be entitled to all rights (including interest and voting rights) under the Finance Documents in respect of the debt so assigned; and

(v)	that assignment will take effect automatically on payment of the Sharing Payment by the Agent to the other Finance Party.

27.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”);

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor and the relevant Obligor shall indemnify the Sharing Finance Party against a payment under sub-paragraph (a) to the extent that the relevant Obligor’s liability has been discharged by the recovery or payment; and

(c)	to the extent necessary, any debt assigned under Clause 27.3 (Recovering Finance Party’s rights) will be reassigned.

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27.5	Exceptions

(a)	This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 27, have a valid and enforceable claim (or right of proof in an external administration) against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings permitted under the Finance Documents, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable after having received notice and did not take separate legal or arbitration proceedings.

27.6	Shortfall equalisation

(a)	If following the realisation of any amount paid to or recovered by the Security Trustee under the Secured Finance Documents (as defined in the Security Trust Deed) and its application in accordance with Clause 9.2 (After the Enforcement Date) of the Security Trust Deed a Lender does not recover its Secured Money (as defined in the Security Trust Deed) in full (“Shortfall”) and the Shortfall of the Lender as a proportion of the aggregate of the Shortfall of all Lenders (“Lender’s Shortfall Proportion”) is greater than the Total Commitments of that Lender as a proportion of the Total Commitments of all Lenders (“Lender’s Total Commitments Proportion”) then each Lender will pay to each other Lender such amount determined and notified by the Agent so that in the case of each Lender, that Lender’s Shortfall Proportion after taking into account the payment of such amount under this Clause is equal to that Lender’s Total Commitments Proportion.

(b)	Clause 27.6(a) only takes effect to the extent it does not operate to prejudice any Obligor in any way whatsoever.

28.	Public Offer

28.1	Representations, warranties and undertakings

The Original Borrowers represents and warrants that prior to the date of this Agreement, invitations to become a “Lender” under this Agreement have been made to at least 10 parties by or on behalf of the Original Borrowers, each of whom, as at the date the relevant invitation was made:

(a)	was carrying on the business of providing finance, or investing or dealing in securities, in the course of operating in financial markets for the purposes of Section 128F(3A)(a)(i) of the Tax Act; and

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(b)	was not known or suspected by the Original Borrowers to be an Associate of any of the other invitees or known or suspected by the Original Borrowers to be an Offshore Associate of an Original Borrower.

28.2	Lenders’ representations and warranties

Each Lender which became a Lender under this Agreement as a result of accepting an invitation referred to in Clause 28.1 (Representations, warranties and undertakings) represents and warrants to the Original Borrowers that:

(a)	at the time it received the invitation, it was carrying on the business of providing finance, or investing or dealing in securities, in the course of operating in financial markets; and

(b)	its employees or officers involved in its participation under this Agreement on a day-to-day basis do not know or suspect that it is an Offshore Associate of any Original Borrower.

28.3	Information

Each Lender will do anything reasonably required or provide to the Company when reasonably requested by the Company any factual information in its possession or which it is reasonably able to provide to assist the Company or a Borrower to demonstrate (based upon tax advice received by the Company) that:

(a)	the “public offer” test under Section 128F of the Tax Act has been satisfied in relation to this Agreement; and

(b)	payments of interest under the Facilities are exempt from Australian Withholding Tax under that section of the Tax Act,

where to do so will not in the Lender’s reasonable opinion breach any law or regulation or any duty of confidence. The Company will reimburse the Lenders for any reasonable Costs incurred in complying with this Clause.

28.4	Co-operation if Section 128F requirements not satisfied

If, for any reason, the requirements of Section 128F of the Tax Act have not been satisfied in relation to interest payable on Loans (except to an Offshore Associate of a Borrower), then on request by the Agent or a Borrower, each Party shall co-operate and take steps reasonably requested with a view to satisfying those requirements:

(a)	where the Lenders breached Clause 28.2 (Lenders’ representations and warranties), at the cost of that party; or

(b)	in all other cases, at the cost of the Borrowers.

28.5	Acknowledgements

The parties acknowledge and agree that:

(a)	the Agreement is a syndicated loan facility for the purposes of Section 128F of the Tax Act;

(b)	each Lender lends severally and not jointly; and

(c)	the amount to which the Borrowers will have access at the first Utilisation is at least the Australian dollar equivalent of A$100 million.

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SECTION 10

ADMINISTRATION

29.	Payment Mechanics

29.1	Payments to the Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, excluding a payment under the terms of a Hedge Agreement, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date and in such funds (including immediately available funds or same day funds) specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Unless a contrary indication appears in a Finance Document, payment shall be made to such account in the city of the Agent with such bank as the Agent specifies.

(c)	Unless a contrary indication appears in a Finance Document payment by an Obligor to the Agent (or as the Agent directs) for the account of a Finance Party satisfies the Obligor’s obligations to make that payment.

29.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to an Obligor) and Clause 29.4 (Clawback and pre-funding), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than 5 Business Days’ notice with in the case of US dollars, a bank specified by that Party in Australia.

29.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 30 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4	Clawback and pre-funding

(a)	Where a sum is to be paid by a Party (the “Payer”) to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	If the Agent pays an amount to another Party:

(i)	which it is to receive from another Party and it proves to be the case that the Agent had not actually received that amount, and paragraph (c) below does not apply; or

(ii)	otherwise erroneously or mistakenly, and notifies the Party of that fact within 2 Business Days of the date of payment,

then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment (in the case of sub-paragraph (b)(i)) or from the date of notification (in the case of sub-paragraph (b)(ii)) to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)	If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Agent shall notify the Company of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)	the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

(d)	If the Agent makes a payment under paragraph (b)(i) or (c), the Payer will still remain liable to make the assumed payment, but until the other Party does repay the Agent under paragraph (b)(i) or (c), the Payer’s liability will be to the Agent in the Agent’s own right.

(e)	If the Agent makes a payment under sub-paragraph (b)(ii) to a Party (the “Recipient”) which is, or is taken to be, in respect of the liability of any other Party under the Finance Documents, that other Party will still remain liable as if that payment had not been made, but until the Recipient does repay the Agent under paragraph (b), the other Party’s liability will be to the Agent in the Agent’s own right.

(f)	Payment by the Agent of an amount to a Party is not a representation that the amount is then payable to that Party.

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29.5	Settlement conditional

If:

(a)	any Finance Party has at any time released or discharged:

(i)	an Obligor from its obligations under any Finance Document; or

(ii)	any assets of an Obligor from a Security,

in either case in reliance on a payment, receipt or other transaction to or in favour of any Finance Party; or

(b)	any payment, receipt or other transaction to or in favour of any Finance Party has the effect of releasing or discharging:

(i)	an Obligor from its obligations under any Finance Document; or

(ii)	any assets of an Obligor from a Security; and

(c)	that payment, receipt or other transaction is subsequently claimed by any person to be void, voidable or capable of being set aside for any reason (including under any law relating to insolvency, sequestration, liquidation, winding up or bankruptcy and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person); and

(d)	that claim is upheld or is conceded or compromised by a Finance Party,

then:

(i)	each Finance Party will immediately become entitled against that Obligor to all rights (including under any Finance Document) as it had immediately before that release or discharge;

(ii)	that Obligor must, to the extent permitted by law:

(A)	immediately do all things and execute all documents as any Finance Party may, acting reasonably, require to restore to each Finance Party all those rights; and

(B)	indemnify each Finance Party against all costs and losses suffered or incurred by it in or in connection with any negotiations or proceedings relating to the claim or as a result of the upholding, concession or compromise of the claim.

This Clause 29.5 (Settlement conditional) survives any termination or full or partial discharge or release of any Finance Document.

29.6	Agent a Defaulting Finance Party

(a)	If, at any time, the Agent becomes Defaulting Finance Party, a Party which is required to make a payment under the Finance Documents to the Agent for the account of other Parties under Clause 29.1 (Payments to the Agent) may instead on the due date for payment either pay that amount direct to the required payee or pay that amount to an interest-bearing account held in the name of the payer and designated as a trust account for the benefit of the payee or payees with an Acceptable Bank.

(b)	All interest accrued on the trust account will be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)	A Party which has made a payment under paragraph (a) shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts in the trust account.

(d)	Promptly upon the appointment of a successor Agent under Clause 25.11 (Resignation of the Agent), each Party which has made a payment to a trust account under paragraph (a) shall give all requisite instructions to the bank to transfer the amount (together with any accrued interest) to the successor Agent for distribution under Clause 29.2 (Distributions by the Agent).

29.7	Partial payments

(a)	If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards pro rata payment of any unpaid fees and Costs, losses or liabilities of the Security Trustee or the Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any unpaid fees and Costs of the Original Lenders under the Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any accrued interest, fees or commission due but unpaid in respect of Facility A under the Finance Documents;

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(iv)	fourthly, in or towards payment pro rata of any principal due but unpaid under the Finance Documents;

(v)	fifthly, in or towards payment pro rata of any accrued interest, Make Whole Amount, fees or commission due but unpaid in respect of Facility B under the Finance Documents;

(vi)	sixthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	Clause 29.7(a) will override any appropriation made by an Obligor.

29.8	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents (other than the Hedge Agreements) shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.9	Business Days

(a)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or any Unpaid Sum at the rate payable on the original due date.

29.10	Currency of account

(a)	Subject to Clauses 29.10(b) to 29.10(d) below, US dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of Costs or Taxes shall be made in the currency in which the Costs or Taxes are incurred.

29.11	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

29.12	“Know your customer”

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

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30.	Set-off

If an Event of Default is continuing, a Finance Party may, but need not, set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.	Notices

31.1	Communications in writing

Any communication or document to be made or delivered under or in connection with the Finance Documents:

(a)	must be in writing;

(b)	in the case of:

(i)	a notice by an Obligor; or

(ii)	a specification of a bank or account by the Agent under Clause 29.1(b) (Payments to the Agent) or a Lender under Clause 29.2 (Distributions by the Agent),

must be signed by an Authorised Signatory of the sender (directly or with an electronic signature), subject to, Clause 31.6 (Communication through secure website) and Clause 31.7 (Reliance), and

(c)	unless otherwise stated, may be made or delivered by fax, by letter, by email or as specified in Clause 31.6 (Communication through secure website).

31.2	Addresses

The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrowers and Holdcos, that identified with its name below;

(b)	in the case of each Lender , that specified in Schedule 10 (Lender Notice Details) or notified in writing to the Agent on or prior to Financial Close; and

(c)	in the case of the Agent and the Security Trustee, that identified with its name below,

or any substitute address, email address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

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Address for service of communications:

Borrowers / Holdcos

Address:	Level 1, 32 Walker St, North Sydney, NSW, Australia 2060
Email address:	[***]
Attention:	Chief Financial Officer and Chief Legal Officer

Agent:

Address:	[***]
Email address:	[***]
Attention:	[***]

Security Trustee:

Address:	[***]
Email address:	[***]
Attention:	[***]

31.3	Delivery

(a)	Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents will be taken to be effective or delivered:

(i)	if by way of letter or any physical communication, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(ii)	if by way of email, at the time recorded on the device at the place of receipt:

(A)	by 5:00 pm on a Business Day – on that Business Day; or

(B)	after 5:00 pm on a Business Day, or on a day that is not a Business Day – on the next Business Day, unless the sender received an automated message that the notice, consent or other communication had not been delivered within 4 hours after the time that the notice, consent or other communication was transmitted (as recorded on the device from which the sender sent the notice, consent or other communication);

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(iii)	the email is in an appropriate and commonly used format, and any attached file is a pdf or other appropriate and commonly used format, but if the recipient of the email notifies the sender that it is unable to read the format of an attached file or that an attached file is corrupted, specifying appropriate and commonly used formats that it is able to read, the sender must promptly send to the recipient the file in one of those formats or send the attachment in some other manner and the relevant attached files will be taken not to have been received until the sender complies with this subparagraph;

(iv)	if it complies with Clause 31.6 (Communication through secure website),

and, in the case of a communication, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

(b)	All communication to or from an Obligor must be sent through the Agent.

(c)	Any communication or document made or delivered to the Company in accordance with this Clause 31 will be deemed to have been made or delivered to each of the Obligors.

(d)	A communication by email or under Clause 31.6 (Communication through secure website) after business hours in the city of the recipient will be taken not to have been received until the next opening of business in the city of the recipient.

(e)	An email which is a covering email for a notice signed by the Obligor’s Authorised Signatory does not itself need to be signed by an Authorised Signatory.

(f)	Email and other electronic notices from the Agent generated by Loan IQ or other system software do not need to be signed.

31.4	Notification of address and email address

Promptly upon receipt of notification of an address and email address or change of address or email address of an Obligor under Clause 31.2 (Addresses) or upon changing its own address or email address, the Agent shall notify the other Parties.

31.5	Communication when Agent is a Defaulting Finance Party

If and so long as the Agent is a Defaulting Finance Party, the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent are varied so that communications may be made and notices given to or by the relevant Parties directly.

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31.6	Communication through secure website

(a)	The Agent may establish a secure website to which access is restricted to the Agent and the Lenders or the Obligors or both (and, where applicable, their respective financial and legal advisers).

(b)	After the Agent notifies the Lenders or the Company on behalf of the Obligors or both (as the case may be) of the establishment of the secure website, then any communication or document given or delivered by or to the Agent to or by Lenders or Obligors (as the case may be),

(i)	may be given by means of the secure website in the manner specified by the Agent (or in the absence of such specification, as specified by the operator of the website); and

(ii)	unless otherwise agreed will be taken to be made or delivered upon satisfaction of the following:

(A)	a communication or document being posted on that secure website;

(B)	either:

(1)	receipt by the Agent of an email from the relevant website confirming that the website has sent an email to the relevant Party’s email addresses nominated under paragraph (d) notifying that a communication or document has been uploaded on the website; or

(2)	the website containing or providing confirmation that the communication or document has been opened by the intended recipient; and

(C)	compliance with any other requirements specified by the Agent under paragraph (c).

(c)	By notice to the Lenders or the Company on behalf of the Obligors or both (as the case may be) the Agent (acting reasonably) may from time to time specify and amend rules concerning the operation of the secure website in the manner in which communications or documents may be posted, and will be taken to have been made or delivered. Those rules will bind the recipients of the notice and the Agent.

(d)	When it establishes the secure website, the Agent shall nominate to the website for each Party the email address given to it by the Party under this Clause 31. Subsequently, the nominated email address for each Party for that website will be the address nominated by that Party to the secure website or by the Agent (who will notify the Party accordingly). It is the responsibility of each Party to ensure that the email address nominated for it is up-to-date. The Agent is under no obligation to notify the secure website of any change in email address notified to it.

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(e)	The Company consents to the inclusion in the secure website of its company logo.

(f)	Each of the other Parties agrees that the Agent is not liable for any liability, loss, damage, costs or expenses incurred or suffered by them as a result of their access or use of the secure website or inability to access or use the secure website except to the extent caused by its fraud, gross negligence or wilful misconduct.

31.7	Reliance

(a)	Any communication or document sent under this Clause 31 can be relied on by the recipient if the recipient reasonably believes it to be genuine and (if such a signature is required under Clause 31.1(b) (Communications in writing)) it bears what appears to be the signature (original or electronic or email) of an Authorised Signatory of the sender (without the need for further enquiry or confirmation).

(b)	Each Party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another Party.

31.8	English language

(a)	Any notice or other communication given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32.	Calculations and Certificates

32.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or in any case where the practice in the Relevant Market differs, in accordance with that market practice.

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33.	Partial Invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

35.	Amendments and Waivers

35.1	Required consents

(a)	Subject to Clause 35.2 (Exceptions) and Clause 35.3 (Other exceptions), any term of the Finance Documents (other than a Transaction Security Document, a Hedge Agreement may be amended or waived only in writing with the consent of the Majority Lenders, the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Agent (or, if applicable, the Security Trustee) may effect, on behalf of any Finance Party any amendment, waiver, consent or release permitted by this Clause 35 (including by signing any documents in connection with the amendment, consent, release or waiver) or in accordance with any other term of this Agreement or any other Finance Documents shall, in each case, be binding on all Parties.

(c)	The Company may effect, on behalf of any Obligor or Holdco, any amendment or waiver permitted by this Clause 35 (including by signing any documents in connection with the amendment or waiver). Each Obligor and Holdco irrevocably and unconditionally authorises the Company to do so.

(d)	Each Finance Party irrevocably and unconditionally authorises and instructs the Agent (or, if applicable, the Security Trustee and, in each case, without any further consent, sanction, authority or further confirmation from them) to execute any documentation relating to a proposed amendment or waiver as soon as the requisite Lender consent is received in accordance with this Clause 35 (or on such later date as may be agreed by the Agent (or, if applicable, the Security Trustee) and the Company), provided that if the requisite Lender consent has not been received but, following any action which an Obligor is entitled to take or require any Finance Party to take under Clauses 22.8 (Lender substitution), the requisite Lender consent would have been received, each Finance Party irrevocably and unconditionally authorises and instructs the Agent (or, if applicable, the Security Trustee) to execute any documentation relating to a proposed amendment or waiver, so long as such amendment or waiver is conditional upon, and takes effect only on and from, completion of that action.

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(e)	The Finance Parties shall enter into any documentation necessary to implement an amendment or waiver once that amendment or waiver has been approved by the requisite number of Lenders determined in accordance with this Clause 35 (or on such later date as may be agreed by the Agent (or, if applicable, the Security Trustee) and Company).

(f)	Clause 22.11(c) (Pro rata interest settlement) shall apply to this Clause 35.

35.2	Exceptions

(a)	(Facility A and Facility B) An amendment or waiver of any term of any Finance Document relating specifically to Facility A or Facility B shall not require the consent of any Lender (other than each Lender under that Facility) provided that:

(i)	the amendment or waiver is made with the consent of each Facility A or Facility B Lender, as applicable; and

(ii)	the proposed amendment or waiver does not materially and adversely affect the rights or interests of any Lender under the Facility which is not the subject of the amendment or waiver.

This may include an amendment or waiver that has the effect of changing or which relates to the following aspects of Facility A or Facility B as applicable: the identity of a Facility A Lender or Facility B Lender as applicable, payment mechanics; Utilisation Requests; Facility A Commitment or Facility B Commitment, as applicable (but not including an increase the Total Facility A Commitment or Total Facility B Commitment, as applicable); administration; Utilisations; pricing (but not an increase in the Interest Rate or fees); Interest Period; currencies, availability and the introduction of new products or sub facilities to the extent those products do not amend any other provisions of this Agreement other than in the manner contemplated in this paragraph (provided that the Maturity Date of Facility A or Facility B may not be brought forward).

(b)	(Other Facility Changes) An amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to (each a “Facility Change”):

(i)	re-tranching of any or all of the Facilities, or the introduction of an additional tranche or facility into the Finance Documents, in each case, ranking pari passu with, or subordinated to, the Facilities;

(ii)	a reduction in the Interest Rate or a reduction in the amount, or a change in the currency, of any payment of principal, interest, Make Whole Amount, fees or commission or other amount payable to a Lender under a Finance Document;

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(iii)	any increase in or addition of, or redenomination into another currency of, any Commitment, any extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(iv)	any extension to the date of payment of any amount under the Finance Documents to a Lender;

(v)	any changes to the Finance Documents (excluding changes relating to, the taking of, or the release coupled with the retaking of security) consequential on or required by reason of applicable law effectively to implement any of the above, shall not be effective without the consent of:

(vi)	each Lender that is assuming a Commitment or an increased Commitment in the relevant tranche or Facility or whose Commitment is being extended or redenominated, or to whom any amount is owing which is being reduced, deferred or redenominated (as the case may be) (where used in this Clause 35.2(b) (Other Facility Changes) (the “Affected Lender”); and

(vii)	the Majority Lenders (for the avoidance of doubt, the Affected Lenders shall be counted),

and shall not otherwise require the consent of any other Lender except where the amendment or waiver is of a type to which Clause 35.2(c) (Exceptions - unanimous) applies.

(c)	(Unanimous) Subject to the preceding paragraphs and to Clause 35.2 (Exceptions), an amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of Majority Lenders;

(ii)	a waiver of any of the conditions precedent to the first Utilisation under Clause 4.1 (Initial conditions precedent),

(iii)	Clauses 2.2 (Finance Parties’ rights and obligations), 21.3 (Consequences of a Review Event), 27 (Sharing among the Finance Parties), 29.7 (Partial payments), this Clause 35, Clause 43 (Governing law) or Clause 44 (Enforcement);

(iv)	the release of an Obligor other than in accordance with the Finance Documents; or

(v)	as required to implement an amendment or waiver of the type outlined in Clause 35.2(a) (Exceptions - Facility A and Facility B) or 35.2(b) (Other Facility Changes);

(vi)	any provision which expressly requires the consent of all the Lenders;

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(vii)	imposing more restrictions on the rights of, or more onerous obligations on, any Lender to assign or transfer their rights or obligations under the Finance Documents;

(viii)	any changes to the nature or scope of Transaction Security or the release of Transaction Security (other than in the case of Permitted Disposal in which case no approval is required or as required to implement an amendment or waiver of the type outlined in Clauses 35.2(a) (Exceptions - Facility A and Facility B) or 35.2(b) (Exceptions - Other Facility Changes)); or

(ix)	the sharing of recoveries and security proceeds (other than changes consequential on or required to implement an amendment or waiver of the type outlined in Clause 35.2(a) (Exceptions - Facility A and Facility B) or 35.2(b) (Other Facility Changes)),

shall not be made without the prior consent of all the Lenders, other than paragraph (vii) above which will only require the consent of the relevant Lender(s) to which the restrictions or more onerous obligations apply.

(c)	Despite any other provision, an amendment or waiver which relates to the rights or obligations of the Agent may not be effected without the consent of the Agent, at such time.

(d)	Despite any other provisions but subject to the Security Trust Deed, no amendment or waiver of a term of any Hedge Agreement (as defined in the Security Trust Deed) requires the consent of any Finance Party other than the relevant Hedge Counterparty.

(e)	Despite any other provision in this Clause 35 (Amendments and Waivers), any term of the Finance Documents (other than the Security Trust Deed or a Hedge Agreement(as defined in the Security Trust Deed)) may be amended or waived by the Company (as Obligors’ Agent) and the Agent or Security Trustee (as applicable) without the consent of any other Party (including any Lender or class of Lenders) if that amendment or waiver is to cure defects, resolve ambiguities or reflect changes of a minor, technical or administrative nature.

35.3	Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent, the Security Trustee or a Hedge Counterparty may not be effected without the consent of the Agent, the Security Trustee) or that Hedge Counterparty, as the case may be.

36.	Instructions and Decisions

36.1	Abstentions

In determining whether the Majority Lenders, have given instructions or a consent, approval, waiver, amendment or other decision, a Lender will be deemed to have Commitments or a participation of zero if it has so elected by notice to the Agent.

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36.2	Transferees bound

A consent, approval, waiver, amendment or other decision by a Lender or any instruction to the Agent by a Lender binds that Lender’s assigns and successors.

36.3	Failure to respond

If the Borrower elects to apply this Clause 36.3 in any request for consent, approval, waiver, amendment or other decision in relation to any Finance Document, it must specify this in the request and the following shall apply: If any Lender fails to respond to a request for instructions, consent, approval, waiver, amendment or other decision in relation to any Finance Document within any reasonable period specified by the Agent (or if no reasonable period is specified, within 20 Business Days (or any other longer period requested by the Company) after that date that the Lender has been provided with all information necessary to make the relevant decision), that Lender, its Commitment and its participation shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facilities when ascertaining whether all Lenders or Lenders with any relevant percentage of Total Commitments and/or participations have responded to that request.

36.4	Disenfranchisement of Defaulting Finance Parties

(a)	For so long as a Defaulting Finance Party has any Available Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments or the Commitments of any specified group of Lenders or the agreement of all Lenders or all of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Finance Party’s Commitments under the relevant Facility/ies will be reduced by the amount of its Available Commitments under the relevant Facility/ies and, to the extent that that reduction results in that Defaulting Finance Party’s Total Commitments being zero, that Defaulting Finance Party shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause 36.4, the Agent may assume that the following Lenders are Defaulting Finance Parties:

(i)	any Lender which has notified the Agent that it has become a Defaulting Finance Party;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in sub-paragraphs (a), (b), (c) or (d) of the definition of “Defaulting Finance Party” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Finance Party.

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37.	Confidentiality

37.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 37.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. To the extent Confidential Information comprises personal information of any officer, director or employee of an Obligor, each Finance Party agrees to hold that personal information in accordance with the Australian Privacy Principles set out in the Privacy Act 1988 (Cth).

37.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates (including its head office and branches of its head office) and Related Funds and any of its or their officers, directors, employees (including contract employees), professional advisers (including financial, accounting, industry and legal advisers), service providers (including third party service providers), auditors, credit insurers, partners, and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing (or where not practical, by email) of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)	appointed by any Finance Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 25.13 (Relationship with the Lenders));

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(iv)	being any existing or prospective funding sources for that Finance Party (which may include the limited partners or clients of the participating funds) or a person who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in subparagraph (b)(i) or (b)(ii) above;

(v)	to whom information is required or requested to be disclosed by any court or tribunal of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law, rule or regulation (except this paragraph does not permit the disclosure of any information under section 275(4) of the PPSA unless section 275(7) of the PPSA applies);

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes (except this paragraph does not permit the disclosure of any information under section 275(4) of the PPSA unless section 275(7) of the PPSA applies);

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 22.9 (Security over Lenders’ rights);

(viii)	who is a Party;

(ix)	with the consent of the Company;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to paragraphs (b)(i) or (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to paragraph (b)(iv) above, and the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)	in relation to paragraphs (b)(v) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances.

Notwithstanding any other provision of this Agreement, unless an Event of Default is continuing, no Finance Party may disclose any Confidential Information to a Disqualified Lender.

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37.3	Entire agreement

This Clause 37 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

37.4	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

37.5	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to paragraphs (b)(v) and/or (b)(vi) of Clause 37.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 37.

37.6	Continuing obligations

The obligations in this Clause 37 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

38.	Bail-in provisions

38.1	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

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(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

38.2	Acknowledgement

For the avoidance of doubt, each Party acknowledges that this Clause 38 (Bail-In Provisions) does not extend to any liability of any Party under this agreement other than a liability which is subject to Bail-In Action by the relevant Resolution Authority.

38.3	Definitions

In this Clause 38 the following terms have the meaning given below.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to the United Kingdom, the UK Bail-In Legislation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

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“Write-down and Conversion Powers” means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

39.	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

40.	Indemnities and Reimbursement

All indemnities and reimbursement obligations in each Finance Document are continuing and survive termination of the Finance Documents, repayment of the Utilisations, surrender or termination of L/Cs and cancellation or expiry of the Commitments.

41.	General

41.1	Consents and waivers

Each Obligor shall comply with all conditions in any consent or waiver a Finance Party gives under or in connection with a Finance Document.

41.2	No liability for loss

No Finance Party is liable to any Obligor for any loss, liability or Costs caused by the exercise or attempted exercise of, or failure to exercise, or delay in exercising, a right or remedy under or in connection with a Finance Document unless directly caused by its fraud, gross negligence or wilful misconduct.

41.3	Supervening law

Any present or future law which varies the obligations of an Obligor under or in connection with a Finance Document with the result that a Finance Party’s rights or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

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42.	Acknowledgements

42.1	No reliance

Except as expressly set out in the Finance Documents, none of the Asia Pacific Loan Market Association, the Finance Parties or any of their advisers have given any representation or warranty or other assurance to any Obligor in relation to the Finance Documents and the transactions they contemplate, including as to tax or other effects. The Obligors have not relied on any of them or on any conduct (including any recommendation) by any of them. The Obligors have obtained their own tax and legal advice.

42.2	Acknowledgement regarding any Supported QFCs

To the extent that the Finance Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), each Party acknowledges and agrees as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of New South Wales and/or any other jurisdiction:

(a)	In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Finance Party shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)	For the purposes of this Clause:

(i)	“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party;

(ii)	“Covered Entity” means any of the following:

(A)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

(iv)	“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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SECTION 11

GOVERNING LAW AND ENFORCEMENT

43.	Governing law

This Agreement is governed by the laws of New South Wales.

44.	Enforcement

44.1	Jurisdiction

(a)	The courts having jurisdiction in New South Wales have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that those courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	Each Party irrevocably waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, where that venue falls within Clause 44.1(a).

44.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in Australia):

(a)	irrevocably appoints the Company as its agent for service of process in relation to any proceedings in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

The Company accepts its appointment as agent for service under this Clause.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SIGNATURE PAGES

An attorney or authorised signatory executing this Agreement states that the attorney or authorised signatory has no notice of revocation or suspension of the power of attorney or authorisation.

COMPANY, ORIGINAL BORROWER and ORIGINAL GUARANTOR

EXECUTED by SAI AU No.1 Pty Ltd in accordance with section 127(1) of the Corporations Act 2001 (Cth):

/s/ James Manning
Signature of director (who states that they are the sole director and sole company secretary of the company)

James Manning
Name of director/company secretary (block letters)

ORIGINAL BORROWER and ORIGINAL GUARANTOR

EXECUTED by SAI AU No.3 Pty Ltd in accordance with section 127(1) of the Corporations Act 2001 (Cth):

/s/ James Manning
Signature of director (who states that they are the sole director and sole company secretary of the company)

James Manning
Name of director/company secretary (block letters)

142

ORIGINAL GUARANTORS

EXECUTED by SAI AU SHC No.1 Pty Ltd SAI AU SHC No.3 Pty Ltd

in accordance with section 127(1) of the Corporations Act 2001 (Cth):

/s/ James Manning
Signature of director (who states that they are the sole director and sole company secretary of the company)

James Manning
Name of director/company secretary (block letters)

143

ORIGINAL LENDER

EXECUTED by [***] by its duly authorised agent [***] under power of attorney dated [***]:

[***]	[***]
Signature of attorney	Signature of attorney

[***]	[***]
Name of attorney (print)	Name of attorney (print)

144

Executed by [***] as responsible entity of [***] by its duly authorised agent [***] under power of attorney dated [***]:

[***]	[***]
Signature of attorney	Signature of attorney

[***]	[***]
Name of attorney (print)	Name of attorney (print)

145

Executed by [***] as responsible entity of [***] by its duly authorised agent [***] under power of attorney dated [***]:
[***]	[***]
Signature of attorney	Signature of attorney

[***]	[***]
Name of attorney (print)	Name of attorney (print)

146

Executed by [***] as trustee of the [***] by its duly authorised agent [***] under power of attorney dated [***]:
[***]	[***]
Signature of attorney	Signature of attorney

[***]	[***]
Name of attorney (print)	Name of attorney (print)

147

EXECUTED by [***]:

[***]
Signature of director

[***]
Name of director (block letters)

148

EXECUTED by [***]:

[***]
Signature of director

[***]
Name of director (block letters)

149

The signatory for [***] confirms that this document was executed by them in a jurisdiction other than Australia or New Zealand.

SIGNED by [***] in the presence of:
[***]	[***]
Signature of witness	Signature of authorised signatory

[***]	[***]
Name of witness (block letters)	Name of authorised signatory (block letters)

150

AGENT

EXECUTED by GLOBAL LOAN AGENCY SERVICES AUSTRALIA SPECIALIST ACTIVITIES PTY LIMITED acting by its attorney under power of attorney dated 2 February 2022 in the presence of:

Attorney
Signature:	/s/ Taylor Zhao
Name:	Taylor Zhao

By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney

Witness
Signature:	/s/ Krish Gonsalkorala
Name:	Krish Gonsalkorala

SECURITY TRUSTEE

EXECUTED by GLOBAL LOAN AGENCY SERVICES AUSTRALIA NOMINEES PTY LTD acting by its attorney under power of attorney dated 2 February 2022 in the presence of:

Attorney
Signature:	/s/ Taylor Zhao
Name:	Taylor Zhao

By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney

Witness
Signature:	/s/ Krish Gonsalkorala
Name:	Krish Gonsalkorala

151

Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

GUARANTEE DEED POLL

dated                                                 2026

by

SHARON AI HOLDINGS INC.

Mallesons

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

www.mallesons.com

Ref: 602-0118462:YC:SKS:SM

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THIS DEED POLL is dated                    2026 and made by SHARON AI HOLDINGS INC. (the “Guarantor”) in favour of the Security Trustee under the Facility Agreement.

IT IS AGREED as follows:

1.	Definitions and interpretation

1.1	Definitions

In this document:

A term which has a defined meaning in the Facility Agreement has the same meaning when used in this document unless it is expressly defined in this document (in which case the meaning in this document applies), and in this document:

“Debtor” means each “Borrower” as defined in the Facility Agreement.

“Facility Agreement” means the document entitled “Project Dolomites - Syndicated Facility Agreement” dated on or about the date of this document, between, among others, SAI AU No.1 Pty Ltd (ACN 695 330 860) and SAI AU No.3 Pty Ltd (ACN 696 633 440) as borrowers, Global Loan Agency Services Australia Specialist Activities Pty Limited (ACN 635 992 308) as agent.

“Guarantee” means the guarantee, undertaking and indemnity given under Clause 2 (Guarantee).

“Ipso Facto Event” means a Debtor is the subject of an announcement, application, compromise, arrangement, managing controller, or administration described in section 415D(1), 434J(1) or 451E(1) of the Corporations Act.

“Release Date” has the meaning given to that term in Clause 2.9 (Automatic Release and Termination).

“Unpaid Sum” means any sum due and payable but unpaid by the Guarantor under this document.

1.2	Construction

Clause 1.2 (Interpretation) and Clause 1.3 (Currency symbols and definitions) of the Facility Agreement apply to this document as if set out in full in this document, with all necessary changes.

1.3	Finance Document

This document is a “Finance Document” for the purposes of the Facility Agreement and a “Secured Finance Document” for the purposes of the Security Trust Deed.

1.4	Certificates and Notices

Each certificate or notice given under or in connection with this document is on the basis that the director or officer signing does not have any personal liability for the certificate or notice and that the certificate or notice is given on behalf of the Guarantor and not the director or officer personally.

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2.	Guarantee

2.1	Guarantee

The Guarantor irrevocably and unconditionally:

(a)	guarantees to each Lender punctual performance by each Debtor of all that Debtor’s payment obligations under the Facility Agreement;

(b)	undertakes with each Lender that:

(i)	whenever a Debtor does not pay any amount when due under or in connection with the Facility Agreement (or anything which would have been due if the Facility Agreement or the amount was enforceable, valid and not illegal), the Guarantor shall immediately on demand pay that amount as if it was the principal debtor; and

(ii)	if an Ipso Facto Event is continuing, then immediately on demand by the Security Trustee on behalf of the Lenders, the Guarantor shall pay all loans, accrued interest and other amounts referred to in Clause 20.16 (Acceleration) of the Facility Agreement as if it was the principal debtor;

(c)	agrees with each Lender that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Lender immediately on demand against any cost, expense, loss or liability it incurs as a result of a Debtor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under the Facility Agreement on the date when it would have been due. The amount of the cost, expense, loss or liability shall be equal to the amount which that Lender would otherwise have been entitled to recover.

Each of paragraphs (a), (b)(i), (b)(ii), and (c) above is a separate and independent and primary obligation. None is limited by reference to the other.

2.2	Continuing guarantee

This guarantee, undertaking and indemnity is a continuing guarantee, undertaking and indemnity and will extend to the ultimate balance of sums payable by any Debtor under the Facility Agreement, regardless of any intermediate payment or discharge in whole or in part.

2.3	Reinstatement

If any payment to or any discharge, release or arrangement given or entered into by (or on behalf of) a Lender (whether in relation to the obligations of any Debtor or any security for those obligations or otherwise) is avoided or reduced for any reason (including as a result of insolvency, breach of fiduciary or statutory duties or any similar event) in whole or in part, then the liability of the Guarantor under this Clause 2 will continue or be reinstated as if the discharge, release or arrangement had not occurred and any relevant security shall be reinstated.

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2.4	Waiver of defences

The obligations of the Guarantor under this Clause 2 will not be affected by an act, omission, matter or thing which, but for this Clause 2, would reduce, release or prejudice any of its obligations under this Clause 2 (without limitation and whether or not known to it or any Lender) including:

(a)	any time, waiver or other concession or consent granted to, or composition with, any Debtor or other person;

(b)	the release or resignation of any Debtor or any other person;

(c)	any composition or arrangement with any creditor of any Debtor or other person;

(d)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Debtor or other person or any non-presentation or non-observance of any formality or other requirement in relation to any instrument or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Debtor or any other person;

(f)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Secured Finance Document or any other document or security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Secured Finance Document or other document or security;

(g)	any unenforceability, illegality or invalidity of any obligation of any person under any Secured Finance Document or any other document or security;

(h)	any set off, combination of accounts or counterclaim;

(i)	any insolvency or similar proceedings; or

(j)	this document or any other Secured Finance Document not being executed by or binding against any Debtor or any other party.

References in Clause 2.1 (Guarantee) to obligations of a Debtor or amounts due will include what would have been obligations or amounts due but for any of the above, as well as obligations and amounts due which result from any of the above.

2.5	Immediate recourse

The Guarantor waives any right it may have of first requiring any Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 2. This waiver applies irrespective of any law or any provision of a Secured Finance Document to the contrary.

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2.6	Appropriations

Until all amounts which may be or become payable by each Debtor under or in connection with the Secured Finance Documents have been irrevocably paid in full, each Lender (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received or recovered (by set off or otherwise) by that Lender (or any trustee or agent on its behalf) for those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	without limiting paragraph (a) above, refrain from applying any moneys received or recovered (by set off or otherwise) from the Guarantor or on account of the Guarantor’s liability under this Clause 2 in discharge of that liability and claim or prove against anyone for the full amount owing by the Debtors.

2.7	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by each Debtor under or in connection with the Secured Finance Documents have been irrevocably paid in full and unless the Security Trustee otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Secured Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 2:

(a)	to be indemnified by a Debtor;

(b)	to claim any contribution from a Debtor or any other guarantor of or provider of security for any Debtor’s obligations under the Secured Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Secured Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Secured Finance Documents by any Lender;

(d)	to bring legal or other proceedings for an order requiring any Debtor to make any payment, or perform any obligation, for which the Guarantor has given a Guarantee under Clause 2.1 (Guarantee);

(e)	to exercise any right of set-off against any Debtor;

(f)	to claim or prove as a creditor of any Debtor in competition with any Lender; and/or

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(g)	in any form of administration of a Debtor (including liquidation, winding up, bankruptcy, voluntary administration, dissolution or receivership or any analogous process) prove for or claim, or exercise any vote or other rights in relation to, any indebtedness of any nature owed to it by the Debtor.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to a Lender by the Debtors under or in connection with the Secured Finance Documents to be repaid in full on trust for the Lenders and shall promptly pay or transfer the same to the Security Trustee or as the Security Trustee may direct for application in accordance with Clause 6 (Payment mechanics).

2.8	Additional security

This guarantee, undertaking and indemnity is in addition to and is not in any way prejudiced by any other guarantee, undertaking and indemnity or security now or subsequently held by (or for the benefit of) any Lender.

2.9	Automatic Release and Termination

Notwithstanding any other provision of this document or any other Secured Finance Document, upon the occurrence of both:

(a)	the Customer Acceptance Date; and

(b)	the amount of [***] applied in prepayment of Facility A pursuant to Clause 10.7(b)(viii) [***] of the Facility Agreement,

(the date of such satisfaction being the “Release Date”):

this document and the Guarantee is automatically terminated and the Guarantor is unconditionally released and discharged in full from all liabilities and obligations (whether past, present or future and whether actual or contingent), in each case without the need for any further act, consent, notice or document.

3.	Representations

The Guarantor makes the representations and warranties set out in this Clause 3 (Representations):

(a)	on the date of this document; and

(b)	(except in the case of the representations and warranties in Clauses 3.7 (Sanctions), 3.8 (Anti-Bribery and Anti-Money Laundering) and 3.9 (Export Controls)) on the last day of each calendar month (by reference to the facts and circumstances then existing) until the Release Date.

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3.1	Status

It is duly incorporated and validly existing under the laws of its place of incorporation.

3.2	Binding obligations

The obligations expressed to be assumed by it in this document are legal, valid, binding and enforceable in accordance with its terms subject to Reservations.

3.3	Non-conflict with other obligations

The entry into and performance by it of any obligations under, and the transactions contemplated by, this document does not (and will not) breach or conflict with

(a)	its constitutional documents;

(b)	any laws and regulations applicable to it; or

(c)	any Authorisation, agreements or instrument binding on it or any of its assets,

where in the case of (b) and (c) to do so would have a Material Adverse Effect.

3.4	Power and authority

It has the corporate power and authority to:

(a)	enter into and perform and deliver its obligations under this document; and

(b)	to own its assets and to carry on its business as conducted or contemplated where failure to do so would have a Material Adverse Effect.

3.5	Authorisations

It has obtained all Authorisations, which continue to be in full force and effect and which conditions it is complying with, which are required:

(a)	subject to the Reservations, for the entry into and exercise of its rights and performance by it of its obligations under this document and the validity and enforceability of this document;

(b)	to ensure the admissibility in evidence in its relevant jurisdiction of this document; and

(c)	for it to conduct its business where failure to obtain or maintain that Authorisation would have a Material Adverse Effect.

3.6	Solvency

(a)	The fair value of the assets (for the avoidance of doubt, calculated to include goodwill and other intangibles) of the Guarantor, at a fair valuation, exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Guarantor.

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(b)	The present fair saleable value of the property of the Guarantor is greater than the amount that will be required to pay the probable liabilities of the Guarantor on its debts and liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured.

(c)	It is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

(d)	It does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the date of this document.

For the purposes of the foregoing and this Clause 3.6:

(i)	the contingent liability arising from this Guarantee shall be computed in full; and

(ii)	the amount of any other contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability as of such time.

3.7	Sanctions

The Guarantor is not and none of its respective directors, officers or employees nor any persons acting on its behalf:

(a)	is a Restricted Party, is owned or controlled by a Restricted Party or owns or controls a Restricted Party;

(b)	has a Restricted Party serving as director, officer or, to the best of its knowledge, employee;

(c)	has directly or indirectly violated or is directly or indirectly violating any applicable Sanctions;

(d)	is directly or indirectly engaging in or has directly or indirectly engaged in any activity with a Restricted Party or in any other activity that may result in any person becoming a subject of applicable Sanctions;

(e)	is directly or indirectly engaging in or has directly or indirectly engaged in any activity with or for the benefit of any Restricted Party or any other activity which would cause any person to be in breach of applicable Sanctions; or

(f)	is directly or indirectly subject to any claim, proceeding, investigation or notice with respect to applicable Sanctions.

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3.8	Anti-Bribery and Anti-Money Laundering

In connection with this document, neither the Guarantor, nor any director or officer of the Guarantor has violated (a) any applicable anti-bribery law including the US Foreign Corrupt Practices Act of 1977 (as amended), the United Kingdom Bribery Act, anti-bribery legislation promulgated by the European Union and implemented by its member states and other applicable anti-bribery and anti-corruption laws and regulations (“Anti-Bribery Laws”) or (b) any applicable anti-money laundering-related laws and regulations, including the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth) and the Anti-Money Laundering and Counter -Terrorism Financing Rules (“Anti-Money Laundering Laws”).

3.9	Export Controls

In connection with the delivery of the Services by the Borrowers, the Guarantor has not violated any applicable Export Control Laws.

3.10	Governing law and enforcement

Subject to the Reservations:

(a)	the choice of governing law by which this document is expressed to be governed will be recognised and enforced in its relevant jurisdiction; and

(b)	any judgment obtained in relation to this document in the jurisdiction of the governing law of this document will be recognised and enforced in its relevant jurisdiction.

4.	Undertakings

4.1	Authorisations

The Guarantor must:

(a)	promptly obtain and renew all necessary consents, filings and Authorisations relating to its business where failure to do so would have a Material Adverse Effect; and

(b)	obtain and maintain each Authorisation (and comply in all material respects with their terms) that is necessary to:

(i)	execute this document and to carry out the transactions that it contemplates; and

(ii)	enable it to properly carry on its business and own its assets, where failure to do so would have a Material Adverse Effect.

4.2	Ranking

The Guarantor must ensure that its payment obligations under this document rank at least pari passu with the claims of all unsecured and unsubordinated creditors save where other obligations are mandatorily preferred by laws of general application.

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4.3	Compliance with laws – Sanctions

The Guarantor must not knowingly (and must procure that none of its directors, officers or employees will knowingly) directly or indirectly:

(a)	use, lend, contribute or otherwise make available any part of any transaction contemplated by this document or the Facility Agreement:

(i)	to fund or support any trade, business or other activities of or with any Restricted Party; or

(ii)	in any other manner that could reasonably be expected to result in any person being in breach of any applicable Sanctions or becoming a Restricted Party; or

(b)	use any revenue or benefit derived from any activity or dealing with a Restricted Party, or from any action which is in breach of any applicable Sanctions in discharging any obligation due under this document;

(c)	procure or permit that proceeds from any activity or dealing with a Restricted Party are credited to any bank account held with the Lender or any Affiliate of the Lender in its name;

(d)	engage in any activity, transaction or conduct that results in any person being in breach of any applicable Sanctions or becoming a person subject to applicable Sanctions; or

(e)	engage in any activity, transaction or conduct that evades or avoids, or has the purpose of evading or avoiding, or breaches, directly or indirectly, in whole or in part, any applicable Sanctions.

4.4	Compliance with laws – Anti-Bribery Laws, Anti-Money Laundering Laws and Export Control Laws

The Guarantor must:

(a)	comply with all Anti-Bribery Laws and Anti-Money Laundering Laws applicable to it;

(b)	provide all information reasonably requested by the Agent to manage and comply with any applicable Anti-Bribery Laws, Anti-Money Laundering Laws or Sanctions where such information is not already available to the Agent;

(c)	conduct its businesses in compliance with applicable Anti-Bribery Laws, Anti-Money Laundering Laws and Export Control Laws; and

(d)	maintain policies and procedures designed to promote and achieve compliance with such laws.

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4.5	Corporate existence

The Guarantor must do everything necessary to maintain its corporate existence.

5.	Changes to the Parties

5.1	Assignments and transfers by the Lenders

A Lender may not assign or transfer any of its rights under this document without the consent of the Guarantor, unless otherwise permitted by the terms of the Facility Agreement.

5.2	Disclosure of information

(a)	Clause 37 (Confidentiality) of the Facility Agreement applies to this document and all information received by or supplied to any Lender under or in connection with this document as if set out in full in this document, but as if references to an “Obligor” or “Party” include the Guarantor; and

(b)	references to the “Borrowers” or the “Company” in the context of receiving disclosures or providing consents under Clause 37 (Confidentiality) of the Facility Agreement include the Guarantor.

5.3	No assignment and transfer by the Guarantor

The Guarantor may not assign any of its rights or transfer any of its rights or obligations under this document without the prior written consent of the Security Trustee.

6.	Payment mechanics

6.1	Payments to the Security Trustee

(a)	On each date on which the Guarantor is required to make a payment under this document, the Guarantor shall make the same available to Security Trustee for value on the due date at the time and in such funds specified by the Security Trustee as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account as the Security Trustee specifies.

6.2	Business Days

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

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7.	Notices

7.1	Application

Clause 13 (Notices) of the Security Trust Deed applies to this document as if set out in this document in full (with the necessary changes).

7.2	Addresses

The address and email (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this document is:

(a)	in the case of the Guarantor:

Address:	[***]

Email address:	[***]

Attention:	[***]

(b)	in the case of the Security Trustee, as specified in the Facility Agreement,

or any substitute address or department or officer as the party may notify to the other parties by not less than five Business Days’ notice.

8.	Partial invalidity

If, at any time, any provision of this document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

9.	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Lender, any right or remedy under this document shall operate as a waiver of any such right or remedy or constitute an election to affirm this document. No election to affirm this document on the part of any Lender shall be effective unless it is in writing. No single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this document are cumulative and not exclusive of any rights or remedies provided by law.

10.	Amendments and waivers

10.1	Required consents

(a)	Subject to paragraph (b) below, the parties must not amend, vary or replace any term of this document without the prior consent of the Security Trustee (acting on the instructions of the requisite Lenders, as required pursuant to Clause 39 (Amendments and Waivers) of the Facility Agreement).

(b)	A variation of any term of this document as between them must be in writing and signed by the Guarantor and the Security Trustee.

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11.	Counterparts

(a)	The parties acknowledge and agree that:

(i)	a party may sign this deed electronically and bind itself to this document by executing in that manner; and

(ii)	a party’s signature (whether affixed to this deed electronically or in handwriting) may be witnessed remotely in accordance with any applicable laws.

(b)	This document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this document.

12.	Governing Law and Jurisdiction

(a)	This document is governed by the laws of New South Wales.

(b)	The courts having jurisdiction in New South Wales have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this document (including a dispute regarding the existence, validity or termination of this document) (a “Dispute”).

(c)	The parties agree that those courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(d)	Each party irrevocably waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, where that venue falls within paragraph (a).

(e)	Without prejudice to any other mode of service allowed under any relevant law, the Guarantor:

(i)	irrevocably appoints SAI AU No.1 Pty Ltd (ACN 695 330 860) as its agent for service of process in relation to any proceedings in connection with this document; and

(ii)	agrees that failure by a process agent to notify the Guarantor of the process will not invalidate the proceedings concerned.

EXECUTED as a deed poll in favour of each Lender from time to time under the Facility Agreement

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SIGNATURE PAGES

Guarantor

Signed, sealed and delivered for and on behalf of Sharon AI Holdings Inc a Delaware corporation, by its duly and lawfully authorised representative, in accordance with the laws of that territory, and such representative is acting under the authority of the corporation on in the presence of a witness:

/s/ James Manning	/s/ Anuj Goel
Signature of authorized representative	Signature of witness

CEO	CFO
Title	Title

James Manning	Anuj Goel
Full name (print)	Full name (print)

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Exhibit 99.1

Sharon AI Enters Into GPU-Backed Debt Facility, Expanding Funding Flexibility for AI Factory Deployments

Proceeds from the facility will support the deployment of compute infrastructure dedicated to customer contracts

NEW YORK, October 1, 2026 – SharonAI Holdings Inc. (NASDAQ: SHAZ) (“Sharon AI” or the “Company”), a leading Australian Neocloud delivering trusted AI infrastructure, today announced it has entered into its inaugural US$356m committed senior secured, GPU-backed SPV debt facility priced at a fixed rate of 9.95%, excluding fees.

The facility will be secured against the GPUs and associated cash flows, with the contract-backed funding structure reflecting the security and delivery discipline underpinning Sharon AI’s platform and marks a further step towards the Company’s ambition of delivering gigawatt-scale AI compute capacity across Australia, New Zealand and the broader Asia-Pacific.

The facility includes marquee Australian, Asian and global investors including Goldman Sachs and select large private credit funds. This facility is the first in an expected series of GPU financings supporting the scheduled build out of over 68,000 NVIDIA GPUs deployed by mid-2027.

With the closing of this transaction, Sharon AI will have secured over US$2.6bn of institutional debt and equity capital over the past 10 months, extending the Company’s capital markets program and underscoring Sharon AI’s ability to access diversified sources of capital as it scales its AI infrastructure platform for a growing customer base of hyperscale, AI natives, government, enterprise, and research organizations.

“As demand for sovereign and secure, trusted AI infrastructure continues to outpace available supply globally, and particularly across Australia, New Zealand and the broader Asia-Pacific, access to scalable debt capital is an important enabler of our growth,” said James Manning, Co-founder and Chief Executive Officer of Sharon AI.

“This facility demonstrates how we expect to access debt markets to fund our GPU deployments, leveraging our book of quality customer offtake now standing at a TCV of over US$8.8bn. This is designed to enhance return on equity and ultimately drive increased long-term shareholder value. With a strong balance sheet, growing contracted capacity pipeline and a disciplined approach to capital allocation, we believe we are well positioned to continue scaling our AI platform across the Asia-Pacific region.”

Jarden Australia acted as sole financial advisor and arranger.

ENDS

About Sharon AI

Sharon AI (NASDAQ: SHAZ) is a leading Australian Neocloud delivering trusted sovereign AI infrastructure. Through its AI Factory platform and world-class ecosystem of technology and co-location partners, Sharon AI expands access to the scalable capabilities organizations need to build, train and run AI, from model training through to inference and agentic AI. Serving customers globally, Sharon AI helps organizations move faster from AI potential to measurable value. For more information, visit www.sharonai.com.

Media

media@sharonai.com

Investors

investors@sharonai.com

Disclosure Information

Sharon AI primarily uses its Investor Relations page (https://sharonai.com/investors/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. The Company also notes that, at times, it discloses material non-public information through other communication mediums including, but not limited to, its X account (sharon__ai) and/or LinkedIn account (sharon-AI), press releases, and regulatory filings with the SEC, or through conference calls, webcasts, and investor days, etc. that the company may hold.

Forward-Looking Statements

This press release may contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are not historical facts, and which are not assurances of future performance. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. In some cases, you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “strategy,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions or references to future periods. Examples of such forward-looking statements include but are not limited to express or implied statements regarding Sharon AI’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding:

● Service and product offerings;

● The deployment of assets and expansion of network procurement;

● Sharon AI’s ability to engage with additional potential customers;

● Expansion of Sharon AI’s data center footprint and capacity;

● The strengthening of Sharon AI’s partner network;

● Additional or future GPU financings;

● Complete fulfillment of all customer contracts;

● The impact and effect of debt structures designed to enhance return on equity and to drive stockholder value; and

● The Company’s position to continue scaling its AI platform across the Asia-Pacific region.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, among others, all of the risks described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC and other reports subsequently filed with the SEC. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the SEC, which are available at www.sec.gov.

The forward-looking statements and other information contained in this press release are made as of the date hereof and Sharon AI does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.